EXHIBIT 1

To Shareholders in the United States

The exchange offer or business combination referred to in this document is made for the securities of a foreign company. The offer is subjected to the disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its offices and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court's judgment.

                                                         (Securities Code: 8092)

                                                                    June 8, 2009

To Our Shareholders:

            NOTICE OF THE 75TH ANNUAL GENERAL MEETING OF SHAREHOLDERS

      You are cordially invited to attend the 75th Annual General Meeting of Shareholders of Fujitsu Business Systems Ltd. ("the Company"), which will be held as described below.

      If attending the meeting in person, please present the Voting Form enclosed herein at the reception desk.

      If you are unable to attend the meeting, you may exercise your voting rights in writing or electromagnetically (via the Internet).

      If you choose to exercise your voting rights in writing, please review the instructions given below and the attached Reference Documents for the General Meeting of Shareholders, indicate your approval or disapproval regarding each of the proposals in the enclosed Voting Form, and return the form by postal mail.

      If you choose to exercise your voting rights via the Internet, please review the reference documents in the same manner and exercise your voting rights after reading the appended "Procedures for Exercising Voting Rights via the Internet."

                                          Sincerely yours,

                                          Kuniaki Suzuki
                                          President and Representative Director
                                          Fujitsu Business Systems Ltd.
                                          7-27, Koraku 1-chome, Bunkyo-ku, Tokyo

1. Date and Time:             10:00 a.m., Tuesday, June 23, 2009

2. Venue:                     Conference   room  on  the  second  floor  of  the
                              Company's  head  office  7-27,   Koraku   1-chome,
                              Bunkyo-ku, Tokyo

3. Agenda:

   Items to be reported:      Business    Report,     Consolidated     Financial
                              Statements,    and   Non-consolidated    Financial
                              Statements for the 75th fiscal year (April 1, 2008 to March 31, 2009) and Audit Reports of the
                              Accounting Auditors and the Board of Auditors regarding Consolidated Financial Statements for the 75th fiscal year

   Items to be resolved:

     Proposal No. 1:          Approval of the Share Exchange  Agreement  between
                              Fujitsu Business Systems Ltd. and Fujitsu Limited

     Proposal No. 2:          Partial    amendments    to   the    Articles   of
                              Incorporation

     Proposal No. 3:          Election of four (4) Directors

     Proposal No. 4:          Election of one (1) Auditor

     Proposal No. 5:          Special  retirement  bonuses presented to retiring
                              Directors and retiring Auditor

The  Business  Report,   Consolidated  Financial  Statements,   Non-consolidated
Financial Statements, and Audit Reports to be attached to the convocation notice are as described in the attached Report for the 75th Fiscal Year.

- We will post any revision to the Reference Documents for the Annual General Meeting of Shareholders, Business Report, Consolidated Financial Statements, and Non-consolidated Financial Statements on our following website:

      http://www.fjb.fujitsu.com/ir/soukai/index.html

- Voting via the Internet will prevail should voting rights be exercised both by mail and via the Internet.

- Voting rights must be exercised by mail or via the Internet by 5:30 p.m. on Monday, June 22, 2009.

- If voting rights exercised in writing do not indicate approval or disapproval, they shall be deemed to show "approval."

*Please use the enclosed protection seal on the side that is filled out when mailing the Voting Form in order to protect any personal information.

           Reference Documents for the General Meeting of Shareholders

Proposal No. 1:   Approval  of the  Share  Exchange  Agreement  between  Fujitsu
                  Business Systems Ltd. and Fujitsu Limited

1. Reasons for the Share Exchange

            The Fujitsu Group has positioned Technology Solutions, comprising platforms and IT solutions and services, as a core business. In Japan, Fujitsu Limited ("Fujitsu"), Fujitsu Business Systems Ltd. ("FJB") and other Fujitsu Group companies are collaborating closely with sales partners to strengthen and expand this business.

            In recent years, customers' IT needs have diversified, and as IT and network technologies evolve, the utilization of IT for business is also diversifying. To continue to grow under this business environment, the Fujitsu Group must accurately understand customers' changing needs and rapidly introduce new products and services to meet those needs. To accomplish this, the organizational structure of the entire Fujitsu Group requires reform to ensure its optimization.

            As part of these required organizational reforms, on May 21, 2009, the boards of directors of Fujitsu and FJB decided to convert FJB into a wholly-owned subsidiary of Fujitsu in order to strengthen the Fujitsu Group's position in the medium-size business Technology Solutions market in Japan. The Technology Solutions market in Japan is divided broadly into the large-size business and medium-size business markets. Going forward, Fujitsu will focus on large-size customers, while FJB will have responsibility for the medium-size business market. This will enable the Fujitsu Group to serve both markets with timely products and services consistent with customer needs. Until now, FJB has acted as one of Fujitsu's primary Technology Solutions sales companies in Japan for the medium-size business market, and has successfully strengthened and expanded its position. Through the conversion into a wholly-owned subsidiary, Fujitsu will be able to consolidate all of its resources for the medium-sized business market into one company and position FJB as a core company for the planning, development, and operation of products and services for the medium-sized business market.

            Fujitsu and FJB plan to complete the  reorganization of FJB into the
      Fujitsu   Group  by  October  1,  2009.   The   details  of  the   planned
      reorganization are as follows:

      (i) Integrate sales functions for medium-size business market

                  Sales resources for the medium-sized  business  market,  which have been divided between Fujitsu and FJB, will be consolidated into FJB in stages. Following the exchange of shares, the first step will be to swiftly integrate the sales functions and resources for the major geographical markets of Tokyo, Nagoya, and Osaka into FJB.

      (ii)  Integrate  and  consolidate   product  planning,   commercialization
      functions

                  In the past,  the planning and  commercialization  of products and services for the medium-sized business market were carried out by Fujitsu and other Fujitsu Group companies and then offered to FJB and other sales partners to sell to customers. After the conversion, these functions at Fujitsu will be integrated into FJB in order to develop and commercialize products closer to the medium-sized business customer.

                  As a  first  step,  the  ERP  solution  for  the  medium-sized business market, GLOVIAsmart, will be managed by FJB, including all of the product planning and commercialization functions.

                  Going forward,  FJB will reinforce the solutions offerings for each vertical industry by marketing IA server and other platforms, developing new solutions that integrate these platforms with key services, and SaaS and other applications.

      (iii) Strengthen collaboration with partners

                  FJB will take responsibility for strengthening  alliances with sales and product partners needed to expand the medium-sized business market. FJB will conduct joint marketing campaigns with sales partners and joint purchasing of third-party products, among other initiatives. With product partners, FJB will strengthen OEM and other types of collaboration. The results will benefit customers, partners, and the Fujitsu Group.

            Through the conversion of FJB into a wholly-owned subsidiary, Fujitsu will strengthen its position in the medium-sized business market and raise the corporate value of the Fujitsu Group. This will ensure that the expectations of FJB shareholders, who will become Fujitsu shareholders through the exchange of shares, will be met.

2. Outline of the Share Exchange Agreement

                         Share Exchange Agreement (COPY)

            FUJITSU LIMITED with its address at 1-1 Kamikodanaka 4-chome, Nakahara-ku, Kawasaki City, Kanagawa Prefecture, Japan ("Party A") and FUJITSU BUSINESS SYSTEMS LTD. with its address at 7-27 Koraku 1-chome, Bunkyo-ku, Tokyo, Japan ("Party B") hereby enter into a share exchange agreement (the "Agreement") under the following terms and conditions.

      Article 1. (Share Exchange)

            Party A and Party B shall, in the manner as set forth in the Company Law, implement a share exchange by which Party A will become a wholly-owning parent company of Party B and Party B will become a wholly-owned subsidiary company of Party A.

      Article 2. (Shares to Be Issued at Share Exchange)

            1. At the Share Exchange, Party A shall allocate its 43,998,377 common shares to Party B's shareholders whose names are stated or recorded in the final Register of Shareholders of Party B as of the day immediately before the effective date of the share exchange (the "Effective Date") at a rate of 3.50 common share of Party A per common share of Party B; provided, however, that no such allotment will be made regarding 13,922,590 common shares of party B held by Party A.

            2. Party A shall, in order to cover the allotment set forth in the precedent paragraph, acquire the necessary common shares pursuant to the provisions of the precedent paragraph by the day immediately before the Effective Date.

      Article 3.  (Amount  of Stated  Capital,  Capital  Reserves  and  Retained
                  Earnings   Reserves  of  the   Wholly-Owning   Parent  Company
                  Performing Share Exchange)

            As a result of the share exchange, no change shall be made regarding the amount of the stated capital, capital reserves and retained earnings reserves of the wholly-owning parent company.

      Article 4. (Effective Date of Share Exchange)

            The Effective Date shall be August 1, 2009; provided, however, that the Date is subject to change based upon deliberations between Party A and Party B, if it is necessary in light of the share exchange process.

      Article 5. (General  Meeting of Shareholders to Approve the Share Exchange
                 Agreement)

            1. Party B shall convene its general meeting of shareholders on June 23, 2009 (the "General Meeting of Shareholders to Approve the Share Exchange Agreement") for the approval of the Agreement and any other matters necessary to implement the share exchange; provided, however, that the date of the meeting is subject to change based upon deliberations between Party A and Party B, if it is necessary in light of the share exchange process.

            2. Pursuant to Article 796, paragraph 3 of the Company Law, Party A shall implement the share exchange without obtaining the approval of its shareholders at the general meeting of shareholders which may otherwise be required by Article 795, paragraph 1 of the same Law.

      Article 6. (Management of Company Assets)

            After the execution of the Agreement until the day immediately before the Effective Date, Party A and Party B shall execute their respective duties and control and manage their assets with due care of prudent managers and shall have discussions in advance if any one of them engages in any act that may likely have a material impact on its assets or rights or obligations.

      Article 7. (Changes in the Terms and  Conditions of the Share Exchange and
                 Cancellation of the Agreement)

            If any event that may have a material impact on the assets or management of Party A or Party B occurs during the period from the date when the Agreement is executed until the Effective Date, the terms and conditions of the share exchange or other content of the Agreement may be changed or the Agreement may be cancelled based upon deliberations between Party A and Party B.

      Article 8. (Validity and Effect of the Agreement)

            In the event that Party B failed to obtain the approval of its shareholders at the General Meeting of Shareholders to Approve the Share Exchange Agreement as set forth in Article 5, paragraph 1 hereof or the permission of competent government authorities as required in applicable laws and regulations, or Party A failed to implement the share exchange by the procedure as set forth in
            Article 5, paragraph 2 hereof due to the reason that the provisions in Article 796, paragraph 4 of the Company Law are applicable to Party A, the Agreement shall cease to be effective.

      Article 9. (Deliberation)

            Any matter necessary for the share exchange other than as specified in the Agreement shall be determined upon deliberations between Party A and Party B in accordance with the purpose of the Agreement.

IN WITNESS WHEREOF, Party A and Party B have caused two (2) copies of the Agreement to be prepared, signed, and sealed, a copy being retained by each party.

            May 21, 2009

            (Party A)
            Kuniaki Nozoe  (Seal)
            President
            FUJITSU LIMITED
                  1-1 Kamikodanaka 4-chome, Nakahara-ku, Kawasaki City, Kanagawa Prefecture, Japan

            (Party B)
            Kuniaki Suzuki (Seal)
            President
            FUJITSU BUSINESS SYSTEMS LTD.
                  7-27 Koraku 1-chome, Bunkyo-ku, Tokyo, Japan

3. Outline of the Content Set Forth in Article 184 of the Ordinance for Enforcement of the Company Law

      (1) Reasonableness of Share Exchange Consideration

            (i) Reasonableness of the Total Number or Total Amount of Share Exchange Consideration

            a.    Calculation of Share Exchange Ratio

                        To ensure  that the  share  exchange  ratio  used in the
                  share exchange is fair and appropriate, Fujitsu and FJB each retained the services of independent advisors to calculate the share exchange ratio. Fujitsu retained the services of Mizuho Securities Co., Ltd. ("Mizuho Securities") and FJB retained the services of Nikko Cordial Securities Inc. ("Nikko Cordial Securities").

            b. Method of Calculation of Share Exchange Ratio

                        To  calculate  the  value  of  Fujitsu  shares,   Mizuho
                  Securities used market share price analysis. To calculate the value of FJB shares, Mizuho Securities used market share price analysis, discounted cash flow analysis ("DCF analysis"), and comparable companies analysis. In accordance with these valuation methods, the number of Fujitsu shares to be allocated per share of FJB was calculated as follows: using market share price analysis, between 2.42 shares and 3.06 shares; using DCF analysis, between 3.36 shares and 3.87 shares; and using comparable companies analysis, between 2.97 shares and 3.36 shares.

                        In applying market share price  analysis,  average stock
                  prices were calculated for the following periods: the closing price on May 14, 2009; the one-month period from April 15, 2009 to May 14, 2009; the three-month period from February 16, 2009 to May 14, 2009; and the six-month period from November 17, 2008 to May 14, 2009.

                        Note: Mizuho Securities has prepared its share exchange ratio estimations on the assumption that the information received from Fujitsu and FJB and publicly available data used to make the estimations are accurate and complete, that there is no information that Fujitsu and FJB have not provided that would have a significant impact on the calculation of the share exchange ratio, and other assumptions. Mizuho Securities has not conducted an independent assessment of the value of the assets or liabilities of Fujitsu, FJB or their affiliates. In addition, with regard to FJB's financial forecasts, the estimations assume that these are best-effort forecasts as of the date the forecasts were made. The share exchange ratio stimulations reflect the corporate data and economic condition information available as of May 14, 2009.

                        Nikko Cordial  Securities  performed  market share price
                  analysis with respect to Fujitsu, and performed market share price analysis, DCF analysis, and comparable companies analysis with respect to FJB. In accordance with these valuation methods, the number of Fujitsu shares to be allocated per share of FJB was calculated as follows: using market share price analysis, between 2.30 shares and 2.41 shares; using DCF analysis, between 3.56 shares and 4.00 shares; and using comparable companies analysis, between 3.27 shares and 3.64 shares.

                        Market  share  price  analysis  is based on the  closing
                  price on May 14, 2009, and the average closing price between May 1, 2009 and May 14, 2009.

                        Note: In preparing its share exchange ratio estimations, Nikko Cordial Securities has not conducted an independent evaluation or appraisal of the assets and liabilities of Fujitsu or FJB, nor has it received appraisals from a certified public accountant or other independent third-party specialist. The estimations are based on the assumption that the various information and documents used to make the estimations are accurate and complete, and that the future business plans and financial forecasts of FJB were created on a best-effort basis as of the time the forecasts were made. In addition, the estimations are based on the assumption that there is no information that has not been disclosed by Fujitsu or FJB that would have a significant impact on the estimations of the share exchange ratio.

            c. Determination of Share Exchange Ratio

                        Upon examining the  professional  analyses and advice on
                  the respective calculation results furnished by the aforementioned independent advisors, and considering such factors as capital ties between Fujitsu and FJB, the exchange ratio of previous share exchanges of a similar nature, and each company's financial condition, Fujitsu and FJB had a number of negotiations and deliberations. As a result, at their respective boards of directors meetings held on May 21, 2009, the following share exchange ratio for the share exchange was decided, and Fujitsu and FJB executed the share exchange agreement.

                        The share  exchange  ratio is  subject  to change by the
                  mutual agreement of Fujitsu and FJB if there are any significant changes in the terms and conditions underlying the calculations.

--------------------------------------------------------------------------------
              Name of Company             Fujitsu                FJB
--------------------------------------------------------------------------------
           Share Exchange Ratio              1                  3.50
--------------------------------------------------------------------------------

            (ii) Reasonableness of the Matters Concerning the Amount of the Stated Capital and Capital Reserves of Fujitsu

                  There will be no change in the  amount of the  stated  capital and capital reserves of Fujitsu, because Fujitsu will allocate its treasury shares in lieu of issuance of new shares in the implementation of the share exchange.

            (iii) Reasons for the Adoption of Shares as Consideration for Exchange

                  In light of the protection of FJB's shareholders interests and its capital policy to be taken after the implementation of the share exchange, FJB preferred Fujitsu's shares as consideration for the exchange.

            (iv) Measures Not to Impair the Interests of the FJB's Shareholders

                  Since Fujitsu owns 53.15% of the shareholder  voting rights of
            FJB, both Fujitsu and FJB have separately asked independent third parties to calculate the share exchange ratio in order to maintain fairness and appropriateness. Based on the results of the calculations, Fujitsu and FJB negotiated the agreement on the exchange of shares. The boards of directors of the companies have approved the agreed upon share exchange ratio.

                  Fujitsu and FJB have not requested a fairness  opinion from an independent third-party organization regarding the fairness of the share exchange ratio.

                  None of the  board  members  of FJB  serves as a member of the board of, corporate executive officer of, or part-time member of the board of Fujitsu, with which there could be a conflict of interest. The approval by the board of directors of FJB represents an independent, unbiased judgment by its members. In addition, to avoid a conflict of interest, the two outside auditors of FJB who also serve as a board member and statutory auditor of Fujitsu, respectively, did not attend the FJB meeting of the board of directors to decide on the exchange of shares.

      (2) Matters of Reference Concerning Share Exchange Consideration

            (i) Articles of Incorporation of Fujitsu Limited

                          CHAPTER 1. GENERAL PROVISIONS

            Article 1. (Corporate Name)

                  The Company shall be called FUJITSU KABUSHIKI KAISHA, which shall be written in English as FUJITSU LIMITED.

            Article 2. (Objective)

                  The objective of the Company shall be to carry on the following businesses:

                  (1) Manufacture and sale of communications instruments, equipment and systems;

                  (2)   Manufacture   and   sale   of   information   processing
                        instruments, equipment and systems;

                  (3)   Manufacture and sale of electronic devices;

                  (4)   Production and sale of computer software;

                  (5) Telecommunications business, and processing and offering of information;

                  (6)   Manufacture   and  sale  of  medical   instruments   and
                        measuring equipment;

                  (7)   Manufacture  and  sale  of  electronic   appliances  and
                        equipment;

                  (8) Manufacture and sale of various types of appliances, equipment and components incidental or related to any of the foregoing items;

                  (9) Letting and maintenance of the products in any of the foregoing items;

                  (10) Design, supervision and performance of construction works and of installation works incidental or related to any of the foregoing items;

                  (11) Building of systems and consultation incidental or related to any of the foregoing items; and,

                  (12) Any and all businesses incidental or related to any of the foregoing items.

            Article 3. (Location of Registered Office)

                  The registered office of the Company shall be located in Kawasaki City, Kanagawa Prefecture.

            Article 4. (Corporate Organization)

                  The Company shall have a shareholders' meeting, directors and the following bodies:

                  (1)   Board of Directors

                  (2)   Auditors

                  (3)   Board of Auditors

                  (4)   Accounting Auditors

            Article 5. (Method of Public Notice)

                  The Company shall publish its public notices by electronic means. However, if it is impossible to publish public notices electronically because of an accident or other unavoidable circumstances, notices shall be made in the Nihon Keizai Shinbun.

                                CHAPTER 2. SHARES

            Article 6. (Total Number of Authorized Shares)

                  The total number of authorized shares of the Company shall be five billion (5,000,000,000).

            Article 7. (Share Trading Unit)

                  The Company's share trading unit shall be one thousand (1,000) shares.

            Article 8. (Share Certificates)

                  The Company shall issue share certificates in connection with its shares.

            Article 9. (Share Handling Rules)

                  Handling and fees concerning the Company's shares and share purchase warrants shall be subject to the Share Handling Regulations set out by the Board of Directors as well as in laws, ordinances and these Articles of Incorporation.

            Article 10. (Request for Sale of Odd-Lot Shares)

                  Shareholders owning odd-lot shares of the Company may make a request for the sale of the number of shares that when combined with their own odd-lot shares would constitute a trading unit in accordance with the share handling rules.

            Article 11. (Rights Relating to Odd-Lot Shares)

                  No shareholder of the Company may exercise any right other than those listed below in connection with his or her own odd-lot shares:

                  (1) The rights set out in each item in Article 189, Section 2 of the Company Law.

                  (2) The right to receive an allocation of offered shares or share purchase warrants according to the number of shares held

                  (3) The right to request the sale of odd-lot shares, as provided in the preceding article

            Article 12. (Administrator of Shareholders' Register)

                  The Company shall have an Administrator of Shareholders' Register.

                  The Administrator of Shareholders' Register and its place of business shall be designated by a resolution of the Board of Directors and published in a public notice.

                  Preparation and storage of the Company's Register of Shareholders and the register of share purchase warrants as well as other business related thereto shall be handled by the Administrator of Shareholders' Register and the Company shall not handle such business.

            Article 13. (Method of Shareholders' Exercise of Rights)

                  Shareholders shall exercise their rights in writing and in accordance with other Share Handling Regulations. However, this shall not apply to the exercise of voting rights at shareholders' meetings.

                    CHAPTER 3. GENERAL MEETING OF SHAREHOLDER

            Article 14. (Record Date for Annual General Meeting of Shareholders)

                  The record date for voting rights at the Annual General Meeting of Shareholders of the Company shall be March 31 every year.

            Article 15. (Time of Meeting)

                  The Annual General Meeting of Shareholders of the Company shall be convened within a fixed period after the end of each business year and an Extraordinary General Meeting of Shareholders may be convened at any time deemed necessary.

            Article 16. (Convocation)

                  Except as otherwise provided for by laws or ordinances, the General Meeting of Shareholders shall be convened by the President upon the resolution of the Board of Directors. In case the President is prevented from so acting, one of the other Directors shall so act.

            Article 17. (Chairman)

                  The President shall act as chairman at the General Meeting of Shareholders. In case the President is prevented from so acting, one of the other Directors, chosen according to an order previously determined by the Board of Directors, shall so act.

            Article 18. (Provision of Reference Materials for Shareholders' Meetings, etc. Deemed as Disclosure via the Internet)

                  Upon convening a general meeting of shareholders, the Company may be deemed to have provided shareholders with necessary information to be described or indicated in reference documents for the general meeting of shareholders, business reports, non-consolidated financial statements and consolidated financial statements, on the condition that such information is disclosed through the Internet in accordance with ordinances of The Ministry of Justice.

            Article 19. (Resolution)

                  Except as otherwise provided for in laws, ordinances or these Articles of Incorporation, resolutions at the General Meeting of Shareholders shall be adopted by a majority of the voting rights of the shareholder present who may exercise their voting rights.

                  The above provision notwithstanding, resolutions at the General Meeting of Shareholders as stipulated in Article 309,
                  Section 2 of the Corporation Law shall require that shareholders representing at least one-third of the voting rights of the shareholders who may exercise their voting rights be in attendance, and shall be adopted by a two-thirds majority of the voting rights of such shareholders in attendance, unless otherwise provided.

            Article 20. (Exercise of Voting Rights by Proxy)

                  Any shareholder may exercise his or her voting rights by appointing, as a proxy, one another shareholder having voting rights.

                  In case of the foregoing paragraph, the shareholders or their designated proxy shall file a document that confirms their proxy authority with the Company at each shareholders' meeting.

           CHAPTER 4. MEMBERS OF THE BOARD AND THE BOARD OF DIRECTORS

            Article 21. (Number)

                  The number of Members of the Board shall be fifteen (15) or less.

            Article 22. (Elections)

                  Members of the Board shall be elected at shareholders' meetings. The attendance of shareholders holding one-third of the total number of voting rights of the shareholders who may exercise their voting rights shall constitute a quorum for the election of Members of the Board and a resolution for the election shall require a majority of their voting rights.

                  A solution for election of Members of the Board shall not be made by cumulative voting.

            Article 23. (Term of Office)

                  The term of office of a Member of the Board shall expire at the close of the Annual General Meeting of Shareholders with respect to the last business year within one year after his or her election.

            Article 24. (Remuneration, etc.)

                  The remuneration and other allowances of Members of the Board shall be determined by a resolution at the General Meeting of Shareholders.

            Article 25. (Representative Director and Directors with Specific Powers)

                  The Board of Directors, by its resolution and from among Members of the Board, shall appoint one President and, if necessary, may appoint Chairman, Vice Chairman, Senior Executive Vice Presidents and Senior Vice Presidents.

                  The Company, by a resolution of directors, may appoint the President as a Representative Director and, if necessary, may appoint other directors as Representative Directors.

            Article 26. (Notice to Convene Meeting of Board of Directors)

                  The notice to convene a meeting of the Board of Directors shall be forwarded to each Member of the Board and Auditor at least three (3) days prior to the date of the meeting. However, this period may be shortened in urgent cases.

            Article 27. (Resolutions of the Board of Directors without meeting)

                  A resolution for approval of an agenda item proposed by a director shall be deemed to have been made by the Board of Directors provided that all directors who may participate in the voting on the agenda item have expressed their approval in writing or by means of an electronic record and that no auditor objects to it.

            Article 28. (Board of Directors Regulations)

                  Except as otherwise provided for by laws, ordinances or these Articles of Incorporation, matters related to the Board of Directors shall be governed by the Board of Directors Regulations established by the Board of Directors.

            Article 29. (Limitation of Liabilities of Directors)

                  The Company, by a resolution of the Board of Directors, may exempt Directors (including former Directors) from the liability stipulated in Article 423, Section 1 of the Corporation Law to the extent of the amount calculated by subtracting the statutory minimum liability limit from the limit of liability provided that the statutory requirements are met.

            Article 30. (Limited liability contract for outside directors)

                  The Company reserves the right to form with outside directors a contract limiting monetary liabilities stipulated in Article 423, Section 1 of the Corporation Law provided that the statutory requirements are fulfilled. However, the limit of liability pursuant to the contract shall be the statutory minimum liability limit.

                 CHAPTER 5. AUDITORS AND THE MEETING OF AUDITORS

            Article 31. (Number)

                  The number of Auditors shall be five (5) or less.

            Article 32. (Elections)

                  Auditors shall be elected at shareholders' meetings. The attendance of shareholders holding one third of the total number of voting rights of shareholders eligible to exercise their voting rights shall constitute a quorum for the election of Auditors and a resolution for the election shall be adopted by a majority of their voting rights.

            Article 33. (Term of Office)

                  The term of office of an Auditor shall expire at the close of the Annual General Meeting of Shareholders with respect to the final business year that ends within four years of his or her appointment.

                  The term of office of an Auditor elected to fill a vacancy of another Auditor who has retired before his term of office expires shall be the same as the remaining term of office of the retired Auditor.

            Article 34. (Full-time Auditor)

                  The Board of Auditors shall appoint, from among the Auditors, a Full-Time Auditor.

            Article 35. (Remuneration, etc.)

                  The  remuneration  and other  allowances of Auditors  shall be
                  determined  by  a  resolution   of  the  General   Meeting  of
                  Shareholders.

            Article 36. (Notice to Convene Meeting of Auditors)

                  The notice to convene a meeting of Auditors shall be forwarded to each Auditor at least three (3) days prior to the date of the meeting. However, this period may be shortened in urgent cases.

            Article 37. (Meeting of Auditors Regulations)

                  Except as otherwise provided for by laws, ordinances or these Articles of Incorporation, matters related to the Meeting of Auditors shall be governed by the Meeting of Auditors Regulations established by the Meeting of Auditors.

            Article 38. (Limitation of Liabilities of Auditors)

                  The Company, by a resolution of the Board of Directors, may exempt Auditors (including former Auditors) from the liability stipulated in Article 423, Section 1 of the Corporation Law to the extent of the amount calculated by subtracting the statutory minimum liability limit from the limit of liability provided that the statutory requirements are met.

            Article 39. (Limited Liability Contract for Outside Auditors)

                  The Company reserves the right to form with outside auditors a contract limiting monetary liabilities stipulated in Article 423, Section 1 of the Corporation Law provided that the statutory requirements are fulfilled. However, the limit of liability pursuant to the contract shall be the statutory minimum liability limit.

                              CHAPTER 6. ACCOUNTING

            Article 40. (Business Year)

                  The business year of the Company shall be from April 1 of each year through March 31 of the following year.

            Article 41. (Decision-Making Body on Dividends)

                  Except as otherwise provided in laws and ordinances, the matters set out in each item of Article 459, Section 1 of the Corporation Law shall be determined by a resolution of the Board of Directors without requiring any resolution of the shareholders' meeting.

            Article 42. (Record Date for Dividends)

                  The record dates for dividends from retained earnings shall be March 31 and September 30 each year.

                  Apart from the dates set out in the preceding paragraph, other record dates may be determined for the payment of dividends from retained earnings.

            Article 43. (Term of Exclusion for Dividends)

                  If dividends from profits are not received for three full years or more after the day of commencement of payment, the Company shall be exempted from such payment.

                  Unpaid dividends from profits shall bear no interest.

                  (Supplemental Provisions)

                  Preparation and storage of the Company's Register of lost share certificates as well as other business related thereto shall be handled by the Administrator of Shareholders' Register and the Company shall not handle such business.

                  This paragraph and the preceding paragraph shall be deleted on the date one year from the day after the enforcement date of the Law Amending the Partial Revision of the Commercial Code Concerning Book-Entry Transfer of Corporate Securities for Rationalization of Settlements Related to the Trading of Equities (Law No. 88 of 2004, hereafter the "Settlement Rationalization Law").

      (ii)   Matters   Concerning   the  Methods  of   Conversion   of  Exchange
      Consideration of Fujitsu

                  Shares of Fujitsu may be traded on the first sections of Tokyo
            Stock  Exchange,  Inc.,  Osaka  Securities  Exchange Co.,  Ltd., and
            Nagoya Stock Exchange, Inc. In addition, any securities company across Japan will act as an intermediary.

      (3) Matters Concerning Financial Statements, etc.

            (i) As to the financial statements for the last business year of Fujitsu, please find enclosed an additional volume to the "Reference Documents for the 75th Annual General Meeting of Shareholders Prepared for Proposition No. 1."

            (ii) Events that may have significant influences on the status of the property of Fujitsu after the end of its last business year are stated below (in the statements, the "Company" denotes Fujitsu).

            1. Conversion of Fujitsu Siemens Computers (Holding) B.V. into a Consolidated Subsidiary of Fujitsu Limited

                        On November 3, 2008,  Fujitsu  signed an agreement  with
                  Siemens AG ("Siemens") for the acquisition of 50% of the total shares of Fujitsu Siemens Computers (Holding) B.V. ("Fujitsu Siemens Computers"). As a result, Fujitsu Siemens Computers converted from an equity-method affiliate of Fujitsu to a consolidated subsidiary on April 1, 2009.

                  (1) Name and Business Description of the Acquired Business; Overview of the Company from which the Shares will be Acquired; Principal Reasons for Carrying Out the Business Combination; Date of the Business Combination; Legal Form of the Business Combination and the Name of the Business Subsequent to the Combination; Percentage of Voting Rights Acquired

            (i)   Name and Description of the Business of the Acquired Business

                        Name of the acquired business: Fujitsu Siemens Computers (Holding) B.V.

                        Location:   Het  Kwadrant  1,  3606  AZ  Maarssen,   The
                        Netherlands

                        Representative: Kai Flore

                        Size and performance:

                        Stated capital: 272 million euros

                        Total assets: 2,546 million euros

                        Amount of sales: 5,206 million euros

                        Net loss for the period: 270 million euros

                              Note: Results based on the accounting standards of The Netherlands for the period from April 1, 2008 to March 31, 2009

                        Business description: Development, manufacture, sale and maintenance of information systems

            (ii)  Overview of the Company from which the Shares Were Acquired

                        Corporate name: Siemens AG

                        Location: Wittelsbacherplatz 2, 80333 Munich, Germany

            (iii) Principal Reasons for Carrying Out the Business Combination

                        On October 1, 1999,  the Company and Siemens  integrated
                  their information system businesses in Europe and set up Fujitsu Siemens Computers as a joint venture between them for the development, manufacture, sale and maintenance of information systems. However, considering that a new competitive situation has emerged in IT markets recently and an increase in business opportunities is anticipated in the field of infrastructure services, the Company converted Fujitsu Siemens Computers into its wholly-owned subsidiary. This enabled the Fujitsu Group to set up a business base in Germany, which is the largest IT market in Europe, for the promotion of the global development of product business. In addition, by further strengthening business alliance with Fujitsu Services Holdings PLC, a UK subsidiary of the Company, which plays a leading role in the servicer business in Europe, the Fujitsu Group aims to provide more value-added services to customers,  pursues high growth  opportunities  in infrastructure services and reinforces profitability in overseas business.

            (iv)  Date of the Business Combination

                        April 1, 2009

            (v) Legal Form of the Business Combination and the Name of the Business Subsequent to the Combination

                        Legal form of the business  combination:  Acquisition of
                  shares Name of business subsequent to the combination: Fujitsu Technology Solutions (Holding) B.V.

            (vi)  Percentage of Voting Rights Held

                        Prior to the acquisition: 50%

                        Subsequent to the acquisition: 100%

                  (2)   Acquisition Cost of the Acquired Business

                        Cash 450 million euros

                  (3)   Source of the Funds to Be Paid

                        Cash on hand and borrowings

      2.    Conversion of FDK Corporation into a Consolidated Subsidiary

            The Board of Directors of Fujitsu Limited ("Fujitsu"), at a meeting held on March 27, 2009, resolved to subscribe to the entire amount of a private placement to increase the capital of FDK Corporation ("FDK"), currently an equity-method affiliate of Fujitsu, with the payment date for the subscription on May 1, 2009. As a result, FDK changed from an equity method affiliate of Fujitsu to a consolidated subsidiary as of the payment date.

      (1) Name and Business Description of the Business of the Acquired Business; Principal Reasons for Carrying Out the Business Combination; Date of the Business Combination; Legal Form of the Business Combination; Percentage of Voting Rights Acquired

      (i)   Name and Description of the Business of the Acquired Business

            Name of the acquired business: FDK Corporation (listed First Section, Tokyo Stock Exchange)

            Location: 36-11, Shimbashi 5-chome, Minato-ku, Tokyo

            Representative: Akira Kamada

            Size and Performance:

                  Stated capital: 22,756 million yen

                  Total assets: 46,203 million yen

                  Amount of sales: 78,475 million yen

                  Net loss for the period: 12,076 million yen
                        (results  for the period from April 1, 2008 to March 31,
                        2009)

                  Business  description:  Manufacture  and  sale  of  materials,
                  components,   batteries,   and   related   products   for  the
                  electronics sector

      (ii)  Principal Reasons for Carrying Out the Business Combination

            To respond to the changes taking place in the marketplace, FDK has undertaken reforms of its business structure with the aim of leveraging its materials technologies to strengthen its products lineup, particularly the power systems and high frequency device. The sharp downturn in worldwide economic conditions starting from the second half of fiscal 2008, however, has had a severe impact on the business of FDK. As a result of recording a large loss in the third quarter of fiscal 2008, FDK's liabilities exceeded its assets. Fujitsu, in addition to its transactions with FDK, such as the purchase of FDK products, provides financial support to FDK. Fujitsu, as FDK's major shareholder, creditor, and customer, accordingly believes that, from the standpoint of maintaining Fujitsu's corporate value, it is necessary to eliminate the material adverse effect on FDK's business activities that might occur should its capital deficiency continue. By Fujitsu subscribing to the private placement to increase the capital of FDK, FDK will be in a stronger position to successfully implement its structural reforms.

      (iii) Date of the Business Combination

            May 1, 2009

      (iv)  Legal Form of the Business Combination

            Acquisition of Shares

      (v)   Percentage of Voting rights Held

            Prior to Acquisition: 39.80 %

            Subsequent to Acquisition: 64.64 %

      (2)   Acquisition Cost for the Acquired Business

            Cost of the acquisition of shares: Cash 11,000 million yen

            Shares subscribed: 89,430,000 shares common stock

            Share price for subscription: 123 yen per share

      (3)   Source of the Funds to Be Paid

            Cash on hand

3.    Transfer of Hard Disk Drive (HDD) Businesses

            On February 17, 2009, Fujitsu reached basic agreement with Toshiba Corporation ("Toshiba") and with Showa Denko K.K. ("Showa Denko") regarding the transfer of the Fujitsu Group's hard disk drive ("HDD") business and hard disk media ("HDD media") business, and on April 30, 2009 finalized the terms and conditions of the transfers with both companies.

      Names of the Transferee of the Separated Businesses; Business Description of the Separated Businesses; Principal Reasons for Carrying Out the Business Separations; Date of the Business Separations; Overview of the Business Separations including their Legal Form

      (i)   Names of the Transferees of the Separated Businesses

            HDD business: Toshiba

            HDD media business: Showa Denko

      (ii)  Business Description of the Separated Businesses

            Business description: Design, development, manufacture and sales, etc. for the hard disk drive business

      (iii) Principal Reasons for Carrying Out the Business Separations

                  The HDD market  continues  to be impacted  by severe  business conditions, including a worldwide intensification of price competition and a contraction of overall demand. Fujitsu decided to carry out these business separations based on its judgment that the respective transferees of the businesses, through the integration of the technical expertise and developmental capabilities accumulated by Fujitsu with their own technologies, would be better able compete in the current severe business environment and thus support and grow these operations.

      (iv)  Date of the Business Separations

            July 1, 2009 (tentative)

      (v)   Overview of the Business Separations including their Legal Form

            HDD drive business:

                  Fujitsu's  HDD related  business  will be  transferred  to the newly established Toshiba Storage Device Co., Ltd. ("Toshiba Storage Device"). Upon completion of the transfer, the new company established out of the HDD-related business of Yamagata Fujitsu Limited, along with Fujitsu's HDD manufacturing subsidiaries, Fujitsu Computer Products Corporation of the Philippines and Fujitsu (Thailand) Co., Ltd., will become wholly-owned subsidiaries of
            Toshiba  Storage  Device.  Fujitsu's  sales  and  marketing  offices outside of Japan, with the exception of some offices in certain regions, will be transferred to Toshiba's overseas business operations.

                  To facilitate the transfer, Fujitsu will hold a stake of 19.9%
            in Toshiba Storage Device until the end of December 2010, after which it will become a wholly-owned subsidiary of Toshiba.

            The value of the transfer is expected to be approximately 30 billion yen. Toshiba's 80.1% ownership of Toshiba Storage Device is expected to be valued at approximately 24 billion yen (at the time of scheduled transfer on July 1, 2009) and the remaining 19.9% ownership holding at approximately 6 billion yen (to be held until the end of December
            2010). However, there is the possibility that these values may be adjusted upon completion of the transfer. Toshiba Storage Device will assume net debt of 6.0 billion yen. This figure has been excluded from the 30 billion yen value of the transfer.

            HDD media business:

                  Fujitsu will  establish a new company to succeed the HDD media business of Yamagata Fujitsu Limited. All of the shares in the new company will be transferred to Showa Denko.

4. Conclusion of an Absorption-type Company Split Agreement in which the Company is the Splitting Company

            As part of the process of "3. Transfer of Hard Disk Drive (HDD) Businesses" as stated above, the Company resolved at the meeting of its Board of Directors held on May 21, 2009 that it will conclude an agreement to cause Toshiba Storage Device, a wholly-owned subsidiary of the Company, to succeed the HDD Business effective on July 1, 2009 through company split (a simplified absorption-type company split).

            Toshiba Storage Device will become a wholly-owned subsidiary of Toshiba after it sells to Toshiba 80.1% of its shares in Toshiba Storage Device by the target date of July 1, 2009 and the remaining of 19.9% on or before the end of December of 2010.

      (1)   Schedule of Company Split

            Conclusion of Company Split Agreement: May 21, 2009

            Scheduled Date of Company Split (Effective Date): July 1, 2009 (tentative)

            Pursuant to Article 784, paragraph 3 of the Company Law, the company split will be made without obtaining the approval of shareholders at a general meeting of shareholders of the Company otherwise required by Article 783, paragraph 1 of the same Law (simplified absorption-type company split).

      (2)   Method of Company Split

            In the company split, the Company will become the splitting company and Toshiba Storage Device will become the succeeding company.

      (3)   Decrease in the Stated Capital and Reserves

            No decrease in the stated capital and reserves of the Company will take effect as a result of the company split.

      (4)   Treatment  of  Stock   Acquisition   Rights  and  Bonds  with  Stock
            Acquisition Rights of the Splitting Company

            The company split has no influence on any stock acquisition rights and bonds with stock acquisition rights issued by the Company (i.e. the splitting company).

      (5)   Rights and Obligations Succeeded by the Succeeding Company

            The succeeding company will succeed assets and debts related to the HDD Business of the Company as of the effective date of the company split as well as any and all rights and obligations incidental thereto, except for employment agreements for employees who are engaging in the transferring business.

      (6)   Capability to Perform Obligations

            The Company is of the opinion that there will be no problem in the capability of performing obligations owed by the Company and the succeeding company on the effective date of the company split and thereafter.

5. Conclusion of a Share Exchange Agreement in which the Company is the Wholly-Owning Parent Company and Its Listed Subsidiary is the Wholly-Owned Subsidiary

      (1)   Share Exchange and Its Purpose

            The Fujitsu Group has positioned Technology Solutions, comprising platforms and IT solutions and services, as a core business. In Japan, Fujitsu, FJB and other Fujitsu Group companies are collaborating closely with sales partners to strengthen and expand this business.

            In recent years, customers' IT needs have diversified, and as IT and network technologies evolve, the utilization of IT for business is also diversifying. To continue to grow under this business environment, the Fujitsu Group must accurately understand customers' changing needs and rapidly introduce new products and services to meet those needs. To accomplish this, the organizational structure of the entire Fujitsu Group requires reform to ensure its optimization.

            As part of these required organizational reforms, the boards of directors of Fujitsu and FJB decided to convert FJB into a wholly-owned subsidiary of Fujitsu in order to strengthen the Fujitsu Group's position in the medium-size business Technology Solutions market in Japan. The Technology Solutions market in Japan is divided broadly into the large-size business and medium-size business markets. Going forward,
      Fujitsu will focus on large-size customers, while FJB will have responsibility for the medium-size business market. This will enable the Fujitsu Group to serve both markets with timely products and services consistent with customer needs. Until now, FJB has acted as one of Fujitsu's primary Technology Solutions sales companies in Japan for the medium-size business market, and has successfully strengthened and expanded its position. Through the conversion into a wholly owned subsidiary, Fujitsu will be able to consolidate all of its resources for the medium-sized business market into one company and position FJB as a core company for the planning, development, and operation of products and services for the medium-sized business market.

      (2)   Method and Contents of Share Exchange

            Pursuant to a resolution adopted at the meeting of its Board of Directors held on May 21, 2009, the Company concluded a share exchange agreement with FJB. As stated in (3) below, the share exchange will take effect on August 1, 2009, after obtaining approval at the annual general meeting of shareholders of FJB to be held on June 23, 2009. The Company plans to carry out the share exchange without obtaining such approval pursuant to Article 796, paragraph 3 of the Company Law.

            Under the agreement, 3.50 shares of the Company's common stock will be allotted for each share of FJB common stock. The Company will not exchange shares for FJB shares held by it. As a result of the share exchange, FJB will be the Company's wholly-owned company.

      (3)   Schedule of Share Exchange

            May 21, 2009: Board of directors meetings approving share exchange

            May 21, 2009: Conclusion of a share exchange agreement

            June 23, 2009 (tentative): Shareholders' meeting to approve a share exchange agreement (FJB)

            July 28, 2009 (tentative): Delisting of stocks of FJB

            August 1, 2009 (tentative): Effective date of share exchange

6.    Acquisition of Treasury Shares

            As stated in 5. above, the Company decided to make FJB its wholly-owned company through share exchange effective on August 1, 2009 and relevant agreement has been concluded. The Company resolved to acquire its treasury shares in the manner as given below at the meeting of its Board of Directors held on May 21, 2009, as it is required in the share exchange to allot the treasury shares to shareholders of FJB:

      (i)   Class of Shares: Common stock

      (ii)  Number of Shares to Be Acquired: 44 million shares (maximum)

      (iii) Total Amount of Acquired Shares: 25,000 million yen (maximum)

      (iv) Schedule of Acquisition of Treasury Shares: From May 22, 2009 to July 31, 2009

Proposal No. 2: Partial amendments to the Articles of Incorporation

      Following the enforcement of the Act for Partial Revision of the Act on Book-Entry Transfer of Company Bonds, etc. for Streamlining Settlement Concerning Share Trading, etc. (hereinafter referred to as the "Act for Streamlining Settlement") (Act No. 88 of 2004), which stipulates the share certificate dematerialization system, we propose to make the following changes to the current Articles of Incorporation of the Company:

(1) Pursuant to the provisions in Article 6 of the Supplementary Provisions of the Act for Streamlining Settlement of Stocks, etc., it is deemed that the Company made a resolution on changing the Articles of Incorporation to abolish the provision that stipulates the issuance of the share certificates of the Company as of the enforcement date of share certificate dematerialization (January 5, 2009). Accordingly, we propose to eliminate Article 7 (Issuance of Share Certificates) of the current Articles of Incorporation of the Company and eliminate and revise wordings concerning share certificates.

(2) Following the abolishment of the "Act on Custody and Transfer of Share Certificate, etc.", we propose to eliminate and revise the wordings concerning beneficial shareholders and the register of beneficial shareholders in the provisions of the current Articles of Incorporation of the Company.

(3) Since it is stipulated that the register of lost share certificates should be prepared and kept until one year has passed from the day following the enforcement of the Act for Streamlining Settlement, we propose to add Supplementary Provisions to establish necessary provisions. These Supplementary Provisions shall be eliminated after the term has passed.

(4)   We  propose  to  make  other  necessary   changes,   including   addition,
      elimination, and/or revision of provisions and wordings.


                         (Underlined portions indicate the parts to be changed.)

------------------------------------------------------------------------------------------------------------------------------------
             Current Articles of Incorporation                                      Proposed amendments
------------------------------------------------------------------------------------------------------------------------------------
Article 1 to Article 6   (Description omitted)                    Article 1 to Article 6   (Unchanged)

Article 7. (Issuance of Share Certificates)

1. The Company shall issue share certificates in connection with its shares.

2.    Notwithstanding the provisions of the preceding                                    (Deleted)
      Article, the Company shall not issue share
      certificates for odd-lot shares.

Article 8. (Rights Relating to Odd-Lot Shareholders)              Article 7. (Rights Relating to Odd-Lot Shareholders)

No shareholders of the Company (including beneficial              No shareholders of the Company may exercise any rights
shareholders; the same applies hereinafter) may                   other than those listed below in connection with his or
exercise any rights other than those listed below in              her own odd-lot shares:
connection with his or her own odd-lot shares:
                                                                  (1)   The rights set out in each item in Article 189,
(1)   The rights set out in each item in Article 189,                   paragraph 2 of the Company Law
      paragraph 2 of the Company Law
                                                                  (2)   The right to request acquisition of shares with
(2)   The right to request acquisition of shares with                   acquisition rights
      acquisition rights
                                                                  (3)   The right to receive an allocation of offered
(3)   The right to receive an allocation of offered                     shares or share purchase warrants
      shares or share purchase warrants
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
             Current Articles of Incorporation                                      Proposed amendments
------------------------------------------------------------------------------------------------------------------------------------
Article 9. (Share Handling Regulations)                           Article 8. (Share Handling Regulations)

Denominations of share certificates issued by the                 Entry or record in the register of shareholders and the
Company, entry or record in the register of                       original register of share purchase warrants, purchase
shareholders (including the register of beneficial                of odd-lot shares, other handling and fees concerning
shareholders; the same applies hereinafter), the                  the Company's shares and share purchase warrants, and
register of lost share certificates and the original              procedures for exercise of voting rights by
register of share purchase warrants, purchase of                  shareholders shall be subject to the Share Handling
odd-lot shares, and other handling and fees concerning            Regulations set out by the Board of Directors as well
the Company's shares and share purchase warrants shall            as in laws and regulations, and these Articles of
be subject to the Share Handling Regulations set out by           Incorporation.
the Board of Directors as well as in laws and
regulations, and these Articles of Incorporation.

Article 10. (Administrator of Shareholders' Register)             Article 9. (Administrator of Shareholders' Register)

1.    The Company shall have an administrator of                  1.    The Company shall have an administrator of
      shareholders' register.                                           shareholders' register.

      The administrator of shareholders' register and             2.    The administrator of shareholders' register and
      its place of business shall be designated by a                    its place of business shall be designated by a
      resolution of the Board of Directors.                             resolution of the Board of Directors.

2.    The Company's register of shareholders, the                                        (Deleted)
      register of lost share certificates, and the
      original register of share purchase warrants
      shall be kept at the place of business of the
      administrator of shareholders' register. Entry or
      record in the register of shareholders, the
      register of lost share certificates, and the
      original register of share purchase warrants,
      purchase of odd-lot shares, and other business
      related to shares and share purchase warrants
      shall be handled by the administrator of
      shareholders' register and shall not be handled
      by the Company.

                                                                  (Hereinafter, the article numbers shall be moved up.)

                  (Newly established)                             Supplementary Provisions

                                                                  Article 1.

                                                                  The register of lost share certificates of the Company
                                                                  shall be kept in the place of business of the
                                                                  administrator of shareholders' register, and business
                                                                  concerning entry or record in the register of lost
                                                                  share certificates shall be handled by the
                                                                  administrator of shareholders' register and shall not
                                                                  be handled by the Company.

                                                                  Article 2.

                                                                  Entry or record in the register of lost share
                                                                  certificates shall be subject to the Share Handling
                                                                  Regulations set out by the Board of Directors as well
                                                                  as in laws and regulations, and these Articles of
                                                                  Incorporation.

                                                                  Article 3.

                                                                  Article 1 through this Article of these Supplementary
                                                                  Provisions shall be deleted as of January 6, 2010.
------------------------------------------------------------------------------------------------------------------------------------

Proposal No. 3: Election of four (4) Directors

      The term of office of all thirteen (13) Directors will expire at the conclusion of this Annual General Meeting of Shareholders.

      To enable quick decision making at the Board of Directors under an executive officer system, which will be newly introduced, we propose to decrease the total number of Directors by nine and elect four (4) Directors.

      The Director candidates are as follows:

----------------------------------------------------------------------------------------------------------------------------
                                                                                                                Number of
                          Name             Career summary and position and responsibility in the Company      Company shares
 Candidate No.      (Date of birth)                    (Representation of other corporations)                      held
----------------------------------------------------------------------------------------------------------------------------
       1             Kuniaki Suzuki      July 1969          Joined Fujitsu Limited                                8,586
                   (August 28, 1945)
                                         June 1995          General Manager of Sales Promotion Group of
                                                            Fujitsu Limited

                                         June 2000          Director of Fujitsu Limited

                                         June 2001          Auditor of the Company

                                         June 2003          Director and Corporate Executive Vice
                                                            President of Fujitsu Limited

                                         June 2005          President and Representative Director of the
                                                            Company (to present)
----------------------------------------------------------------------------------------------------------------------------

       2              Shoji Tamura       August 1979        Joined the Company                                    6,871
                    (July 27, 1948)
                                         April 1997         Deputy President of Western-Japan Regional
                                                            Branch of the Company

                                         June 1998          Director of the Company

                                         June 2003          Managing Director of the Company

                                         June 2006          Executive Vice President of the Company (to
                                                            present)

                                         [Responsibilities]

                                         General Manager of Marketing Group

                                         (Concurrently serving as) General Manager of Kansai Regional
                                         Sales Group

                                         (Concurrently) In charge of Sales Group III

                                         (Concurrently) In charge of Regional Sales

                                         (Concurrently) In charge of Corporate Planning Division

                                         (Concurrently) In charge of Public & Investor Relations Division
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                                                                                                                Number of
                          Name             Career summary and position and responsibility in the Company      Company shares
 Candidate No.      (Date of birth)                    (Representation of other corporations)                      held
----------------------------------------------------------------------------------------------------------------------------
       3              Masahiro Abe       January 1985       Joined the Company                                    4,856
                     (May 28, 1951)
                                         October 2000       Deputy General Manager of System Engineering
                                                            Group of the Company

                                         June 2003          Director of the Company

                                         June 2007          Managing Director of the Company
                                                            (to present)

                                         [Responsibilities]

                                         In charge of System Groups

                                         (Concurrently serving as) General Manager of IT Management
                                         Service Group

                                         (Concurrently serving as) General Manager of Support Service Group

----------------------------------------------------------------------------------------------------------------------------

       4            Yutaka Yokoyama      April 1974         Joined Fujitsu Limited                                  0
                     (May 1, 1950)
                                         June 2007          Corporate Vice President of Fujitsu Limited

                                                            (Concurrently serving as) President of
                                                            Distribution Business Unit

                                         June 2008          Corporate Vice President of Fujitsu Limited

                                                            (Concurrently serving as) Deputy President of
                                                            Industries & Distribution Solutions Business
                                                            Group

                                                            (Concurrently serving as) President of
                                                            Distribution Business Unit

                                         May 2009           Corporate Vice President of Fujitsu Limited

                                                            (Concurrently) Assistant to President of
                                                            Industries & Distribution Solutions Business
                                                            Group (to present)
----------------------------------------------------------------------------------------------------------------------------

Proposal No. 4: Election of one (1) Auditor

      Auditor Koichi Hironishi will resign from office at the conclusion of this Annual General Meeting of Shareholders. To fill this vacancy, we request the election of one (1) Auditor.

      The Auditor candidate is as follows.

      We have obtained the prior consent of the Board of Auditors in connection with this proposal.

----------------------------------------------------------------------------------------------------------------------
                                                                                                          Number of
      Name                      Career summary and position and responsibility in the Company           Company shares
 (Date of birth)                            (Representation of other corporations)                           held
----------------------------------------------------------------------------------------------------------------------
Makoto Matsubara         April 1973             Joined Fujitsu Limited                                        0
 (June 21, 1948)
                         June 2004              Corporate Vice President of Fujitsu Limited

                                                (Concurrently) In charge of Hokkaido/Tohoku Region,
                                                Regional Business Group

                                                (Concurrently servings as) President of Hokkaido
                                                Regional Sales Unit

                         June 2007              Corporate Senior Vice President of Fujitsu Limited

                                                (Concurrently serving as) President of Regional
                                                Business Group

                         February 2009          Corporate Senior Vice President of Fujitsu Limited

                                                (Concurrently serving as) President of Platform
                                                Solution Business Group
                                                      (to present)
----------------------------------------------------------------------------------------------------------------------

Notes 1.    Makoto Matsubara is an Outside Auditor candidate.

      2. We nominated Makoto Matsubara as an Outside Auditor candidate since he is well versed in the solution business as Corporate Senior Vice President of Fujitsu Limited.

Proposal No. 5: Special retirement bonuses presented to retiring Directors and the retiring Auditor

      We would like to present special retirement bonuses, to a proper extent, in accordance with certain standards of the Company to the ten (10) Directors who will retire from office at the conclusion of this Annual General Meeting of Shareholders - Takumi Nakamura, Yoshiharu Shimizu, Takashi Aizawa, Masanori Harada, Shigeaki Honjo, Akira Satoh, Toshihisa Ishikawa, Katsuhito Chuma, Takashi Shibuya, and Kentaro Iijima, as well as to Koichi Hironishi, who will retire from office as Auditor at the conclusion of this Annual General Meeting of Shareholders, to reward their services during their respective tenures.

      We would like you to leave the specific amounts, time, and methods of presentation and other matters concerning the Directors to discussions at the Board of Directors and those concerning the Auditor to deliberation at the Board of Auditors.

      The career summary of retiring Directors and retiring Auditor are as follows.

--------------------------------------------------------------------------------
      Name                                       Career summary
--------------------------------------------------------------------------------
Takumi Nakamura              June 2008   Executive Vice President of the Company
                                         (to present)
--------------------------------------------------------------------------------
Yoshiharu Shimizu            June 2000   Director of the Company

                             June 2003   Managing Director of the Company
                                         (to present)
--------------------------------------------------------------------------------
Takashi Aizawa               June 2003   Managing Director of the Company
                                         (to present)
--------------------------------------------------------------------------------
Masanori Harada              June 2002   Director of the Company

                             June 2006   Managing Director of the Company
                                         (to present)
--------------------------------------------------------------------------------
Shigeaki Honjo               June 2008   Managing Director of the Company
                                         (to present)
--------------------------------------------------------------------------------
Akira Satoh                  June 2004   Director of the Company
                                         (to present)
--------------------------------------------------------------------------------
Toshihisa Ishikawa           June 2006   Director of the Company
                                         (to present)
--------------------------------------------------------------------------------
Katsuhito Chuma              June 2006   Director of the Company
                                         (to present)
--------------------------------------------------------------------------------
Takashi Shibuya              June 2007   Director of the Company
                                         (to present)
--------------------------------------------------------------------------------
Kentaro Iijima               June 2008   Director of the Company
                                         (to present)
--------------------------------------------------------------------------------
Koichi Hironishi             June 2008   Auditor of the Company
                                         (to present)
--------------------------------------------------------------------------------

            Procedures for Exercising Voting Rights via the Internet

      When exercising voting rights via the Internet, please check the following items before actually voting:

      If attending the meeting in person, there is no need to follow the procedures for exercising voting rights by postal mail (Voting Rights Exercise
Form) or via the Internet.

1.    Voting Right Exercise Site

(1) You may exercise your voting rights on the Internet only by visiting the Voting Right Exercise Site (http://www.evote.jp/), designated by the Company, using a personal computer (PC).

      (Note that the website is closed from 2:00 a.m. to 5:00 a.m. Japan Standard Time ("JST") every day.)

(2) When exercising your voting rights via PC, please note that you might not be able to exercise your voting rights on the Internet depending on the connection environment of the PC. For instance, if firewalls are in place for Internet connections, anti-virus software has been installed, or a proxy server is being employed, you may not be able to exercise your voting rights on the Internet.

      (3) Online votes will be accepted until 5:30 p.m. JST on Monday, June 22, 2009. However, shareholders are requested to register their online votes as early as possible. If you have any questions, please contact the Help Desk.

2.    How to exercise voting rights via the Internet

(1) Follow the instructions given on the screen to give approval or disapproval to each agenda item on the Voting Right Exercise Site
      (http://www.evote.jp/), using the login ID and provisional password specified in the Voting Right Exercise Form.

(2) Note that shareholders who utilize the Voting Right Exercise Site will be asked to change provisional password on the Voting Right Exercise Site in order to prevent people other than shareholders (i.e., "persons impersonating shareholders") from illegally accessing or otherwise falsifying the content of votes.

(3) Shareholders will be notified of a new login ID and provisional password each time we call for a General Meeting of Shareholders.

3.    Treatment of voting rights exercised more than once

(1) Please note that online voting will prevail should voting rights be exercised both by mail and by online voting.

(2) If voting rights are exercised more than once via the Internet, only the content of the last instance thereof shall be deemed valid.

4.    Expenses incurred when accessing the Voting Right Exercise Site

      Expenses incurred by shareholders when accessing the Voting Right Exercise Site (dial-up connection charges, telephone charges, etc.) shall be borne by the shareholders.

Inquiries about systems, etc. should be referred to the following:

      Corporate Agency Division (Help Desk)
      Mitsubishi UFJ Trust and Banking Corporation
      Phone:        0120-173-027 (toll free (Japan only))
      Office hours: 9:00 to 21:00 (Japan Time), excluding weekends and holidays

         (Attachment to the Notice of the 75th Annual General Meeting of
                 Shareholders of Fujitsu Business Systems Ltd.)

BUSINESS REPORT (April 1, 2008 - March 31, 2009)

1.    Current State of the Corporate Group

(1)   Business during the Fiscal Year under Review

      (a)   Progress and Results of Business

                  In the Japanese  economy during the  consolidated  fiscal year under review, the worldwide financial turmoil and downturn in business performance that originated with the subprime mortgage crisis in the United States led to the sluggish business performances of Japanese corporations, employment adjustments, and a sharp decline in consumer spending. In the information service industry, the business environment surrounding the FJB Group remained difficult as middle ranked firms, which form the mainstay of FJB's customer base, cut back on their IT investments.

                  In these adverse  circumstances,  the FJB Group  bolstered its own solution business through the consulting-based sales into which it had put effort, shifted its corporate resources to the growth market with a central focus on Tokyo, and developed a new business model for the small and medium-sized enterprise market.

                  Given the  severe  economic  conditions,  the amount of orders received during the consolidated fiscal year under review decreased (5.6% year on year) to (Y)138,835 million. Net sales increased (2.2% year on year) to (Y)152,070 million as the curb in private-sector IT investment was compensated for by public-sector IT investment.

                  In step  with the  increase  in net  sales,  operating  income increased (4.0% year on year) to (Y)3,799 million.

                  However,  ordinary  income  decreased  (11.3% year on year) to
            (Y)3,003 million as interest income and dividends income decreased due to the deteriorating investment environment, and net income decreased (7.2% year on year) to (Y)1,720 million as loss on valuation of investment securities exceeded gain on sales of investment securities.

            [Information Network Services]

                  The amount of orders  received  and net sales for  Information
            Network Services stood at (Y)116,279 million (down 5.0% year on year) and (Y)129,477 million (up 4.5% year on year), respectively.

                  Net sales for Information System Services (Hardware) increased
            (3.1% year on year) to (Y)45,775 million as the public-sector market in Tokyo remained robust, and net sales for Software Services increased (5.3% year on year) to (Y)83,702 million as IT management services and other solution services shifted into in high gear.

                  WebAS  Component  and IT  Management  Services  as  FJB's  own
            solutions were the main driving forces that boosted solution services.

                  Sales grew for WebAS Retail, a merchandise  management  system providing full-service merchandising life-cycle support exclusively for specialty retail stores, and for WebAS Logistics, a system capable of managing work progress and loading/unloading on a real-time basis. Regarding IT Management Services, various LCM services that comprehensively support customers' IT lifecycles and offer one-stop services to cover system operation, asset management, and hardware/software maintenance gained popularity among customers. Regarding Outsourcing Services, the FJB Group endeavors to further enhance operating features and upgrade services for its mainstay programs, including WebOffice.

                  In December 2008, FJB and Base Co., Ltd. jointly established a new company in China's Jiangsu Province with a view to reinforcing the FJB Group's offshore development structure in China and developing the solution business targeted for the Chinese market.

            [Maintenance Services]

                  The amount of orders  received  and net sales for  Maintenance
            Services decreased (11.2% year on year) to (Y)11,211 million and (11.5% year on year) to (Y)11,225 million, respectively.

                  Both the  amount of orders  received  and net sales fell below that of the previous fiscal year as a result of the a decrease in maintenance service prices due to lower hardware prices and the transfer in the previous fiscal year of a portion of Maintenance Services for Eastern Japan to another Fujitsu Group company.

                  In order to expand and upgrade its service business,  FJB will strive to review and revise its operating structure through activities such as training and developing maintenance personnel as sales staff for service business and as IT operation engineers.

            [Construction Services]

                  The amount of orders  received and net sales for  Construction
            Services decreased (5.7% year on year) to (Y)11,345 million and (7.6% year on year) to (Y)11,366 million, respectively.

                  Both the amount of orders  received  and net sales fell off as the volume of construction works on information systems such as mainframe servers grew at a sluggish pace. Nevertheless, construction works on telecommunication systems such as office IP infrastructure, cell-phone base stations, and vein authentication systems and other security systems remained robust.

                  FJB made  efforts  to  promote  sales  negotiations  involving disaster contingency planning, development of environmental renovation, and other negotiations by drawing on its office environment diagnosis systems. Elsewhere, FJB will focus its energy on winning more contracts for the construction of building management systems that would make it possible to visualize electric power usage and CO2 emissions and verify energy-saving effects.

      (b)   Capital Investment

                  During the consolidated  fiscal year under review,  FJB made a capital investment of (Y)465 million in order to reinforce its development facilities, in-house information equipment, and equipment (including software) for its outsourcing business.

      (c)   Fund-Raising

                  During the consolidated  fiscal year under review, FJB did not raise funds by means of issuance of new shares.

(2)   Issues and Challenges for FJB to Address

            During Fiscal Year 2008, FJB's sales increased year on year, but the amount of orders received decreased sharply due to the adverse impact of the sudden change in the economic environment that occurred from the second half of the fiscal year.

            As the business prospects for Fiscal Year 2009 is expected to remain uncertain and difficult, FJB's foremost challenge lies in winning orders and securing sales. FJB will go back to its basic focus on customer creed and will endeavor to secure necessary business performance by relentlessly putting the following business plan into practice:

      1) Winning More Orders by Focusing on Markets for Middle-Ranked Firms and Small- and Medium-Sized Firms

            In the market for middle ranked firms, FJB's core market, FJB will, as it did in the past, vigorously push forward to boost its focus on urban growth markets, primarily in Tokyo, Nagoya and Osaka, and push forward to win more orders by relentlessly bolstering and differentiating its proposal-making and solution capabilities. At the same time, FJB will seek to penetrate the market for small- and medium-sized firms further by continuing to work on the establishment of a new and efficient mode of sales that makes use of marketing centers that have been launched since the previous fiscal year.

      2) Securing Profit and Expanding Market Universe in the Market for Large Firms and Public-Sector Market in Cooperation with Fujitsu

            In the market for large firms and the public-sector market where we envision cooperation with Fujitsu, FJB will strive to enhance its corporate value and secure profit by stepping up IT Management Services based on its advanced technological capabilities, and to further stabilize its business by enlarging its market universe by capturing more affiliated firms, independent corporations, and other clients.

      3)    Enhancing Consulting Proposal-Making Capabilities

            FJB will further strive to dramatically enhance the quality and the volume of consulting proposal-making capabilities that it made efforts to enhance in the past. FJB will introduce a new long-term program for training consulting sales personnel and will seek to expand application of consulting sales to all job types. FJB will seek to win more orders and improve profitability by enhancing consulting and differentiating and proposal-making capabilities of personnel at system units.

      4)    Enhancing Solution Capabilities

            FJB will continue to enhance its WebAS Component and IT Management Services as the backbone of its own solutions and will develop and enhance logistics, retail, and other successful areas of specialty as its core solutions. In addition, FJB will seek to expand deployment of SaaS in earnest by enhancing existing groupware products and working on new applications.

      5)    Relentless Cost Management

            In the area of software development, FJB will endeavor to reduce costs by stepping up offshore development activities which have been undertaken in China in earnest since last year. FJB will seek to improve its profit environment by steadily implementing process reform aimed at streamlining internal costs, external procurement cost management, and relentless cost-saving initiatives.

      6)    Advancing Structural Improvement of Support Service Units

            Given its reduced revenue from conventional maintenance services, FJB will seek to expand the universe of new services by bolstering service sales, and to secure profit and expand business by upgrading IT skills and project management skills and thereby boosting the level of readiness to offer IT Management Services.

      7)    Advancing Changeover of Business of Construction Units

            FJB will strive to expand business and enhance its corporate value by breaking away from unsophisticated installation and ancillary works and maintenance business associated with the introduction of information equipment and telecommunication equipment, and will advance changeover to
      proposal-based           solution          businesses,           including
      environment/energy-saving-related based on new network and office technologies.

            The FJB Group endeavors to win more orders, expand sales, overcome the difficult business environment, and improve its business performance by exerting its collective strength in sales, systems, support services and construction.

(3)   Changes in Assets and Income

                                                                                                         (Unit: millions of yen)
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                            75th Fiscal Year
                                                                                                           (Fiscal Year 2008)
Classification                 72nd Fiscal Year        73rd Fiscal Year        74th Fiscal Year        (consolidated fiscal year
                              (Fiscal Year 2005)      (Fiscal Year 2006)      (Fiscal Year 2007)              under review)
--------------------------------------------------------------------------------------------------------------------------------
Amount of
Orders Received                     165,712                 164,389                 147,002                      138,835

Net Sales                           162,486                 158,677                 148,855                      152,070

Ordinary Income                       3,012                   3,495                   3,385                        3,003

Net Income                            1,817                   1,867                   1,853                        1,720

Net Income per Share
(yen)                                 66.72                   70.52                   69.98                        65.57

Total Assets                        118,300                 118,403                 114,260                      109,959

Net Assets                           59,933                  61,363                  62,259                       62,705
--------------------------------------------------------------------------------------------------------------------------------

(Notes)     1.    Net income per share is calculated based on average  aggregate total number of shares issued and outstanding during the fiscal year. Treasury stocks are deducted as for the number of shares issued. and outstanding.

            2. The Accounting Standard for Presentation of Net Assets in the Balance Sheet (Business Accounting Standard No. 5 dated
                  December 9, 2005) and the Guidelines on for Application of Accounting Standard for Presentation of Net Assets in the Balance Sheet (Guideline No. 8 for Application of Business Accounting Standard dated December 9, 2005) are applied effective from the 73rd fiscal year.

(4)   Significant Parent Company and Subsidiaries

      (a)   Relationship with Parent Company

                  FJB's parent company is Fujitsu Limited, which owns 13,922,000 shares (52.6%) of FJB's stock. Within the Fujitsu Group, FJB is identified as a system integrator offering services primarily to middle ranked firms and small and medium-sized firms.

      (b)   Significant Subsidiaries

-----------------------------------------------------------------------------------------------------
     Company Names             Capital           Investment            Description of Business
                                                   Ratio
-----------------------------------------------------------------------------------------------------
                           millions of yen             %
FJB Supply Ltd.                         70         100.0        Sale of supplies and office equipment
-----------------------------------------------------------------------------------------------------
FJB Agent Ltd.                         100         100.0        IT education, manpower dispatching
-----------------------------------------------------------------------------------------------------
Contents Planner Ltd.                   50         100.0        Software development
-----------------------------------------------------------------------------------------------------

(5)   Description of Major Businesses

      The FJB Group as a system integrator of information and telecommunications consistently offers services ranging from consulting, network architecture, software development, to operation, maintenance and construction of systems as major businesses. FJB mainly offers the following products by category:

------------------------------------------------------------------------------------------------------------------------
                  Category                                         Products                          Percentage of sales
------------------------------------------------------------------------------------------------------------------------
                                                                                                                     |_|
Information     Information System Services     Servers                                                     30.1
  Network                                       Personal computers
 Services                                       LAN/WAN systems
                                                Information exchange system
                                                Wireless communication system
                                                Supplies
                --------------------------------------------------------------------------------------------------------
                     Software Services          User program development                                    55.0
                                                Package software
                                                Consulting
                                                Outsourcing services
                                                Support services
                                                Security related services and products
                                                Network architectures
                                                Educational and manpower dispatching services
------------------------------------------------------------------------------------------------------------------------
         Maintenance Services                   Hardware maintenance                                         7.4
------------------------------------------------------------------------------------------------------------------------
        Construction Services                   Network constructions                                        7.5
                                                Wireless transmission constructions
                                                Building maintenance systems
                                                Facility management services
------------------------------------------------------------------------------------------------------------------------

(6)   Major Business Offices

      (a)   Major Business Centers of FJB

------------------------------------------------------------------------------------------------------------------------
Headquarters          7-27, Koraku 1-chome, Bunkyo-ku, Tokyo, Japan
------------------------------------------------------------------------------------------------------------------------
   Sales Centers      Hokkaido Branch              (Sapporo City)          Aomori Sales Office         (Hachinohe City)
                      Tohoku Regional Branch       (Sendai City)           Fukushima Branch            (Fukushima City)
                      Gunma Branch                 (Takasaki City)         Kita-Kanto Branch           (Utsunomiya City)
                      Kanto Regional Branch        (Saitama City)          Chiba Branch                (Chiba City)
                      Tama Branch                  (Tachikawa City)        Eastern-Japan Regional      (Yokohama City)
                                                                             Sales Group
                      Shizuoka Branch              (Shizuoka City)         Central-Japan Regional      (Nagoya City)
                                                                             Sales Group
                      Kyoto Branch                 (Kyoto City)            Kansai Regional Sales       (Osaka City)
                                                                             Group
                      Wakayama Branch              (Wakayama City)         Kobe Regional Branch        (Kobe City)
                      Chu-Shikoku Regional Branch  (Hiroshima City)        Shikoku Sales Office        (Matsuyama City)
                      Yamaguchi Sales Office       (Yamaguchi City)        Western-Japan Regional      (Fukuoka City)
                                                                             Sales Group
                      Kita-Kyushu Sales Office     (Kita-Kyushu City)      Oita Sales Office           (Oita City)
                      Nagasaki Sales Office        (Nagasaki City)         Minami-Kyushu Sales         (Kumamoto City)
                                                                             Division
                      Miyazaki Sales Office        (Miyazaki City)         Kagoshima Sales Office      (Kagoshima City)
------------------------------------------------------------------------------------------------------------------------
  Support Service     Support Service Group (Chiyoda-ku, Tokyo)
      Centers         [Service Centers]
                           4  service centers in the Tohoku Region         27     service centers in the Kanto Region
                          14  service centers in the Tokai Region          18     service centers in the Kinki Region
                           2  service centers in the Chugoku Region        12     service centers in the Kyushu/Okinawa
                                                                                  Region
------------------------------------------------------------------------------------------------------------------------
Training Center       Inagi City                                           Kobe City
------------------------------------------------------------------------------------------------------------------------

      (b)   Major Business Centers of Subsidiaries

            FJB Supply Ltd. (Headquarters)

                  3-banchi Kanda-neribeicho, Chiyoda-ku, Tokyo

            FJB Agent Ltd. (Headquarters)

                  3-banchi Kanda-neribeicho, Chiyoda-ku, Tokyo

            Contents Planner Ltd. (Headquarters)

                  7-27, Koraku 1-chome, Bunkyo-ku, Tokyo

(7)   Employees

      (a)   Employees in the Corporate Group

      ------------------------------------------------------------------
      No. of Employees                             Year-on-Year Change
      ------------------------------------------------------------------
           3,351                                Increase of 30 employees
      ------------------------------------------------------------------

      (b)   FJB Employees

      ------------------------------------------------------------------
      No. of Employees                             Year-on-Year Change
      ------------------------------------------------------------------
           3,251                                Increase of 32 employees
      ------------------------------------------------------------------

(8)   Major Lenders to FJB

            Not applicable

2.    Current State of FJB (as of March 31, 2009)

(1)   FJB's Shares

      (a)   Aggregate number of shares authorized: 48,000,000

      (b)   Aggregate number of issued and outstanding shares: 26,493,555

      (c) Number of shareholders: 9,316 (representing a year-on-year decrease of 649)

      (d) Major shareholders (leading 10 shareholders including those holding 1/10 or more of the aggregate number of issued and outstanding shares)

-------------------------------------------------------------------------------------------------------------
                Shareholders' Names                                 No. of Shares Held       Investment Ratio
-------------------------------------------------------------------------------------------------------------
                                                                      thousand shares                     |_|
Fujitsu Limited                                                           13,922                   53.1

UBS AG London Asia Equities                                                1,150                    4.4

Japan Trustee Services Bank, Ltd. (trust account)                            758                    2.9

The Master Trust Bank of Japan, Ltd. (trust account)                         722                    2.8

Japan Trustee Services Bank, Ltd. (trust account 4G)                         706                    2.7

State Street Bank and Trust Co. 505019                                       656                    2.5

FJB's Employees' Shareholders' Association                                   479                    1.8

CBNY DFA International Cap Value Portfolio                                   451                    1.7

Barclays Bank PLC.                                                           397                    1.5

Barclays Capital Securities Limited

Fujitsu Business Systems Ltd.                                                289                    --
-------------------------------------------------------------------------------------------------------------

(Note) Treasury shares (289,937 shares) are excluded from the basis of calculation of investment ratios.

Distribution of Shareholders by Type

----------------------------------------------------------------------------------------------------------
Corporations                                                    107 people/14,078 thousand shares (53.1%)
----------------------------------------------------------------------------------------------------------
Individuals and others                                          9,047 people/4,622 thousand shares (17.5%)
----------------------------------------------------------------------------------------------------------
Nonresidents                                                    114 people/4,616 thousand shares (17.4%)
----------------------------------------------------------------------------------------------------------
Financial institutions/financial instruments firms              48 people/3,176 thousand shares (12.0 %)
----------------------------------------------------------------------------------------------------------

(2)   Matters Related to Directors and Auditors of FJB

1)    Directors and Auditors

----------------------------------------------------------------------------------------------------------------------------
      Positions Held at FJB                   Name                Executive Responsibilities and Representations in Other
                                                                                         Companies
----------------------------------------------------------------------------------------------------------------------------
President and Representative        Kuniaki Suzuki
Director
----------------------------------------------------------------------------------------------------------------------------
Executive Vice President            Takumi Nakamura           Assistance in overall management, (Concurrently) In charge of
                                                              Sales Group II and Government & Public Utilities Sales Group
----------------------------------------------------------------------------------------------------------------------------
Executive Vice President            Shoji Tamura              General Manager of Marketing Group, (Concurrently serving as)
                                                              General Manager of Kansai Regional Sales Group, (Concurrently)
                                                              In charge of Sales Group III, (Concurrently) In charge of
                                                              Regional Sales, (Concurrently) In charge of Corporate Planning
                                                              Division, (Concurrently) In charge of Public & Investor
                                                              Relations Division
----------------------------------------------------------------------------------------------------------------------------
Managing Director                   Yoshiharu Shimizu         General Manager of Sales Group I, (Concurrently) In charge of
                                                              IT System & Construction Group
----------------------------------------------------------------------------------------------------------------------------
Managing Director                   Takashi Aizawa            In charge of Controller & Accounting Division, Finance
                                                              Division and Auditing Support Office, (Concurrently) In charge of BPR Promotion Office, (Concurrently serving as) General
                                                              Manager of Operating Group
----------------------------------------------------------------------------------------------------------------------------
Managing Director                   Masanori Harada           General Manager of Eastern-Japan Regional Sales Group
----------------------------------------------------------------------------------------------------------------------------
Managing Director                   Masahiro Abe              In charge of System Groups,
                                                              (Concurrently serving as) General Manager of IT Management
                                                              Service Group, (Concurrently serving as) General Manager of
                                                              Support Service Group
----------------------------------------------------------------------------------------------------------------------------
Managing Director                   Shigeaki Honjo            General Manager of System Engineering Group, (Concurrently) In
                                                              charge of Management Information Systems Development Division
----------------------------------------------------------------------------------------------------------------------------
Director                            Akira Satoh               General Manager of Sales Group II
----------------------------------------------------------------------------------------------------------------------------
Director                            Toshihisa Ishikawa        Deputy General Manager of System Engineering Group,
                                                              (Concurrently serving as) General Manager of Project
                                                              Management Promotion Office
----------------------------------------------------------------------------------------------------------------------------
Director                            Katsuhito Chuma           General Manager of Western-Japan Regional Sales Group
----------------------------------------------------------------------------------------------------------------------------
Director                            Takashi Shibuya           General Manager of Central-Japan Regional Sales Group,
                                                              (Concurrently serving as) General Manager of Solution Sales
                                                              Division II
----------------------------------------------------------------------------------------------------------------------------
Director                            Kentaro Iijima            In charge of Human Resources Management Division and Corporate
                                                              Affairs Division
----------------------------------------------------------------------------------------------------------------------------
Executive Auditor                   Hiromasa Inagaki
----------------------------------------------------------------------------------------------------------------------------
Auditor                             Koichi Hironishi          Corporate Senior Executive Vice President, Fujitsu Limited
----------------------------------------------------------------------------------------------------------------------------
Auditor                             Akira Kato                Executive Auditor of Fujitsu Limited
----------------------------------------------------------------------------------------------------------------------------

(Notes)     1.    Executive   Auditor   Hiromasa  Inagaki  and  Auditors  Koichi
                  Hironishi and Akira Kato are the Outside Auditors prescribed in Article 2, Item 16 of the Company Law.

            2. Executive Vice President Koichi Matsushita, Managing Directors Kazunori Minagawa and Tsutomu Ikemoto, Directors Mitsugu Arita and Masato Tozawa, Executive Auditors Masatoshi Koga and Motoyoshi Morimoto, and Auditors Kuniaki Nozoe and Takashi Moriya retired from their respective positions effective June 24, 2008.

2)    Total Amount of Compensation for Directors and Auditors

--------------------------------------------------------------------------------
       Classification                 Head Count          Amount of Compensation
                                                            (millions of yen)
--------------------------------------------------------------------------------
         Directors                        18                       280
--------------------------------------------------------------------------------
          Auditors                         7                        24
(of which Outside Auditors)               (6)                      (21)
--------------------------------------------------------------------------------

(Notes)     1.    The amount of compensation  for Directors  includes the amount of bonuses scheduled for the fiscal year under review and the amount of retirement bonuses provided for the fiscal year under review in addition to compensation for Directors, but does not include salaries for employees who concurrently serve as Directors.

                  Similarly, the amount of compensation for Auditors includes the amount of bonuses scheduled for the fiscal year under review and the amount of retirement bonuses provided for the fiscal year under review in addition to the compensation for Auditors.

            2. The above-mentioned head count of Directors and Auditors includes the five Directors and the four Auditors who retired upon conclusion of FJB's 74th Annual General Meeting of Shareholders held on June 24, 2008.

            3. By the resolution of FJB's 73rd Annual General Meeting of Shareholders held on June 26, 2007, the upper limit of compensations for Directors was set to be (Y)350 million annually (not including salaries for employees who concurrently served as Directors), and did not include provision for retirement bonuses. By the resolution of FJB's 72nd Annual General Meeting of Shareholders held on June 28, 2006, the upper limit of compensations for Auditors was set to be (Y)35 million annually, and did not include provision for retirement bonuses.

            4.    The  amount  of  executive   compensation   that  six  Outside
                  Directors received from the parent company or its subsidiaries (excluding FJB) stood at (Y)65 million.

            5. The proposal for presenting retiring Directors and retiring Auditors with retirement bonuses was approved by resolution at FJB's 74th Annual General Meeting of Shareholders held on June 24, 2008, and the following bonuses were paid during the fiscal year under review:

                  -     (Y)51 million to five Directors

                  - (Y)6 million to four Auditors (including (Y)4 million to three Outside Auditors)

3)    Matters Related to Outside Directors and Outside Auditors

      (a) Auditors Serving Concurrently as Outside Directors or Outside Auditors of Other Companies

                  Auditor Koichi  Hironishi  serves  concurrently  as an Outside
            Director of Fujitsu Laboratories Ltd., PFU Limited and Fujitsu System Solutions Limited

                  Auditor Akira Kato serves  concurrently  as an Outside Auditor of Fujitsu Laboratories Ltd. and Fujitsu FIP Corporation.

      (b)   Major Activities during Fiscal Year under Review

---------------------------------------------------------------------------------------------------
 Classification              Name                             Details of Major Activities
---------------------------------------------------------------------------------------------------
Outside Auditors       Hiromasa Inagaki          During the fiscal year under review, Mr. Inagakit
                                                 0 0 attended all ten meetings of the Board of
                                                 Directors and five meetings of the Board of
                                                 Auditors held subsequent to his inauguration as
                                                 Auditor on June 24, 2008, and expressed his
                                                 opinions based on his abundant experiences in
                                                 corporate management and auditing and his deep
                                                 insight therein.
                       ----------------------------------------------------------------------------
                       Koichi Hironishi          During the fiscal year under review, Mr. Hironishi
                                                 attended five out of ten meetings of the Board of
                                                 Directors and four out of five meetings of the
                                                 Board of Auditors held subsequent to his
                                                 inauguration as Auditor on June 24, 2008, and
                                                 expressed his opinions based on his abundant
                                                 experiences in corporate management and his deep
                                                 insight therein.
                       ----------------------------------------------------------------------------
                       Akira Kato                During the fiscal year under review, Mr. Kato
                                                 attended nine out of ten meetings of the Board of
                                                 Directors and five meetings of the Board of
                                                 Auditors held subsequent to his inauguration as
                                                 Auditor on June 24, 2008, and expressed his
                                                 opinions based on his abundant experiences as an
                                                 Auditor and his deep insight therein.
---------------------------------------------------------------------------------------------------

(3)   Accounting Auditors

      (a)   Name of Accounting Auditors

            Ernst & Young ShinNihon LLC

      (b) Amount of Compensation Paid to Accounting Auditors during the Fiscal Year under Review

---------------------------------------------------------------------------------------------
Amount of compensation that FJB should pay for the services prescribed          (Y)60 million
in Article 2, Paragraph 1 of the Certified Public Accountant Act
---------------------------------------------------------------------------------------------
Sum total of cash and other financial benefits that FJB and its                       --
subsidiaries should pay to  Accounting Auditors
---------------------------------------------------------------------------------------------

      (c) Policy on Decision as to Dismissal or Non-Reappointment of Accounting Auditors

                  If the Accounting Auditors are deemed to have committed an act or to be in a condition prescribed in any item of Article 340, Paragraph 1 of the Company Law, the Board of Directors may dismiss the said Accounting Auditors subject to the unanimous consent of the Auditors, or may propose, upon concurrence or request from the Board of Auditors, that a General Meeting of Shareholders approve dismissal or non-reappointment of the Accounting Auditors if it finds it necessary to do so after taking into consideration the Accounting Auditors' independence, auditing system, and the state of the audit.

(4) Framework for Ensuring That Directors will Perform Their Business Duties in a Manner Conforming to Laws, Ordinances, and FJB's Articles of Incorporation, and Framework for Ensuring That Other Business Duties will Be Performed in a Proper Manner

            FJB will strive to continuously implement the programs described below with the basic awareness that, in order to enhance its corporate value in a sustained manner, it is necessary to pursue management efficiency and control risks arising from its business activities, and it would be critical to bolster internal control:

      1) Framework for ensuring that Directors will perform their business duties in an efficient manner

            (a) The Board of Directors shall clearly articulate the administrative authorities of the Representative Director, Directors performing their business duties, and other executive organs, and cause them to perform their business duties according to the prescribed segregation of their respective business duties.

            (b) The Representative Director, Directors performing their business duties, and other executive organs shall decide on performance of their business duties in accordance with proper decision-making procedures pursuant to the Regulations of the Board of Directors, the Regulations of Management Meeting, the Regulations on Collective Decision-Making, and other regulations.

            (c) The Representative Director, Directors performing their business duties, and other executive organs shall emphasize the significance of the management policies, and set and realize specific performance objectives to achieve management goals.

            (d) The Representative Director, Directors performing their business duties, and other executive organs shall continuously develop the internal control framework and reform business processes in order to pursue greater business efficiency.

            (e) The Board of Directors shall monitor and supervise the status of achievement of management goals by causing the Representative Director, Directors performing their business duties, and other executive organs to submit monthly reports on financial results, performance of business duties, and other such matters.

      2) Framework for ensuring that Directors and employees will perform their business duties in a manner conforming to laws, ordinances, and FJB's Articles of Incorporation

            (a) With respect to compliance with laws, ordinances, and FJB's Articles of Incorporation, the Directors shall comply with the Fujitsu Way, the fundamental philosophy common to the Fujitsu Group, and with FJB's Fundamental Policy on Compliance, embodying the code-of-conduct portion of the Fujitsu Way as it applies to FJB, and actively advance compliance.

            (b) The Directors shall, by implementing continuing education programs, ensure that all employees will comply with the Fujitsu Way and FJB's Fundamental Policy on Compliance.

            (c) The Directors shall advance compliance by clearly articulating regulatory requirements covering business activities and by obtaining compliance with the said requirements.

            (d) The Directors and employees, if they become aware of any incident that may constitute a material violation of compliance requirements in connection with execution of business activities, shall inform the Board of Directors and the Board of Auditors immediately of the said fact through normal business channels.

            (e) The Directors shall establish and operate a whistleblower system providing full protection for whistleblowers in order to make it possible to detect compliance issues early and handle them in a proper manner by means of a communication channel independent of normal business channels.

            (f) The Board of Directors shall periodically receive reports from performers of business duties on the status of performance of their business duties, and confirm that the said performers have not contravened any compliance requirements in the course of performance of their business duties.

            (g) The Board of Auditors shall periodically question performers of business duties about the status of performance of their business duties, and confirm that the said performers have not contravened any compliance requirements in the course of performance of their business duties.

            (h) The internal audit organs shall conduct internal audits on the status of compliance.

      3)    Regulations on management of risk of loss and related frameworks

            (a) The Directors shall aim to enhance FJB's business continuity and corporate value, realize sustainable development of corporate activities, and develop an appropriate risk management framework in order to deal with risks that may inhibit the said business continuity, corporate value, or corporate activities.

            (b) The Directors shall formulate and implement measures to prevent envisioned risks, conduct activities aimed at minimizing losses, and inform the Board of Directors of any significant risks.

            (c) In order to minimize losses that may be incurred as risks become actualized, the Directors shall establish Risk Management Committee and other organs, implement necessary measures, periodically analyze risks that have become clear, inform the Board of Directors of such risks, and conduct activities aimed at preventing recurrence of similar risks.

            (d) In order to gather information on risks that cannot be captured by the aforementioned means, the Directors shall establish and operate a whistleblower system that provides full protection for whistleblowers.

            (e) The internal audit organs shall conduct internal audits on the status of the risk management framework.

      4) Framework for preserving and managing information on Directors' performance of business duties

            (a) Pursuant to the internal regulations, the Directors shall appoint a custodian of the following documents (including electromagnetic record; hereinafter the same) and other important information related to performance of their business duties and shall preserve and manage the same:

                  - Minutes of General Meetings of Shareholders and related materials;

                  - Minutes of Board of Directors meetings and related materials;

                  - Minutes of other important decision-making meetings hosted by the Board of Directors and related materials;

                  - Documents subject to approval of the Board of Directors and related documents; and

                  - Other important documents related to performance of Directors' business duties

            (b) The documents specified above shall be preserved for a minimum period of ten (10) years.

            (c) The Directors and the Auditors shall be entitled to inspect any and all of the documents specified in (a) above at any time, and the custodian of the said documents shall set in place a framework whereby the said documents may be inspected by the Directors and the Auditors at any time upon their request.

      5) Framework for ensuring that business duties will be performed at FJB Group in a proper manner

            (a) FJB shall provide the management of FJB Group companies with guidance and support for development of the lawful, proper and efficient frameworks prescribed in 1) through 4) above with the aim of maximizing FJB Group's corporate value.

            (b) The Directors and the management of FJB Group companies shall share information and confirm issues with a view to achieving the FJB Group's management policies and goals.

                  The FJB Group's Auditors shall share information and confirm issues in unison from the perspective of auditing.

            (c) The internal audit organs shall conduct internal audit on the entirety of the FJB Group.

      6) Matters related to employees assisting Auditors in performing their duties and to their independence from Directors

            (a) The Directors, if requested to place employees to assist the Auditors in performing their business duties, shall place the appropriate human resources with appropriate ability and knowledge upon Auditors request.

            (b) In order to assure the said employees' independence, the Directors shall decide on their appointment, transfer, and human resources affairs in consultation with the Auditors.

            (c) In principle, the Directors shall disallow the said employees from working concurrently in another business organ.

      7) Framework for enabling Directors and employees to inform Auditors of incidents, and other matters related to informing Auditors of incidents

            (a) The Directors and the management of Group companies shall provide the Auditors with opportunities to attend important meetings.

            (b) The Directors, the management of Group companies, and the employees shall inform the Auditors immediately if any risk comes into being that may adversely impact the FJB Group's management or business performance or if they become aware of any facts that may constitute a material contravention of compliance requirements in respect of performance of their business duties.

            (c) The Directors, the management of Group companies, and the employees shall periodically inform the Auditors of the status of performance of their business duties.

      8) Framework for ensuring that Auditors will perform their audits in an effective manner

            (a) The Directors and the management of Group companies shall periodically exchange information with the Auditors.

            (b) The internal audit organs shall periodically inform the Auditors of the outcome of their audits.

            (c) The Auditors shall cause the Accounting Auditors to explain and report on the outcome of the accounting audits as needed, and shall periodically exchange information with the Accounting Auditors.

      (5)   FJB's Policy on Decision as to Distribution of Surplus

            FJB makes it a fundamental policy to decide on profit distribution by comprehensively taking into consideration the stable and agile distribution to its shareholders and the plenitude of its retained earnings to provide for the stability and expansion of its operating base.

            Retained earnings are utilized to facilitate the provision of new services.

      1)    Year-End Dividend for Fiscal Year under Review

            For the fiscal year under review, despite the difficult business environment, FJB will pay year-end dividends of eleven yen per share ((Y)11/share) in order to continuously demonstrate support of its shareholders, and will commence payment of the said dividend on June 9, 2009.

            Consequently, FJB's annual dividend, including the interim dividend of nine yen per share ((Y)9/share), would amount to twenty yen per share ((Y)20/share).

      2)    Purchase of Treasury Stock

            Pursuant to the provisions of Article 156 of the Company Law as replaced and applied pursuant to the provisions of Article 165, Paragraph 3 of the said Law, FJB acquired treasury stock as described below:

            (a)   Purpose of Purchase

                  To enhance capital efficiency and carry out an agile capital policy

            (b)   Details of Purchase

                  Type of shares purchased:

                                  Common stock

                  Total number of shares purchased:

                                 284,200 shares
                     (1.1% of issued and outstanding shares)

                  Total amount of shares purchased:

                                 (Y)398,356,300

                  Purchase period:

                  May 7, 2008 - June 11, 2008 (contract basis)

                           CONSOLIDATED BALANCE SHEET
                             (As of March 31, 2009)

                                                         (Unit: millions of yen)
--------------------------------------------------------------------------------
                     ITEMS                                              AMOUNT
--------------------------------------------------------------------------------
Assets
Current assets
         Cash and deposits                                               10,243
         Notes and accounts receivable-trade                             42,217
         Short-term investment securities                                 5,892
         Inventories                                                      7,437
         Deferred tax assets                                              1,801
         Deposits paid                                                   21,000
         Other                                                              441
         Allowance for doubtful accounts                                    (17)
                                                                       --------
         Total current assets                                            89,016
                                                                       --------
Noncurrent assets
     Property, plant and equipment
         Buildings and structures, net                                    1,125
         Tools, furniture and fixtures, net                                 546
         Land                                                             1,083
         Construction in progress                                            44
                                                                       --------
         Total property, plant and equipment                              2,800
                                                                       --------
     Intangible assets
         Software                                                           797
         Other                                                              162
                                                                       --------
         Total intangible assets                                            959
                                                                       --------
     Investments and other assets
         Investment securities                                            9,926
         Deferred tax assets                                              5,495
         Other                                                            2,210
         Allowance for doubtful accounts                                   (449)
                                                                       --------
         Total investments and other assets                              17,182
                                                                       --------
         Total noncurrent assets                                         20,942
--------------------------------------------------------------------------------
         Total assets                                                   109,959
--------------------------------------------------------------------------------

                                                         (Unit: millions of yen)
--------------------------------------------------------------------------------
                     ITEMS                                              AMOUNT
--------------------------------------------------------------------------------
Liabilities
Current liabilities
         Notes and accounts payable-trade                                25,042
         Income taxes payable                                             1,577
         Other                                                            8,112
         Total current liabilities                                       34,731
Noncurrent liabilities
         Provision for retirement benefits                               12,092
         Provision for directors' retirement benefits                       262
         Other                                                              166
                                                                       --------
         Total noncurrent liabilities                                    12,521
--------------------------------------------------------------------------------
         Total liabilities                                               47,253
--------------------------------------------------------------------------------
Net assets
Shareholders' equity
     Capital stock                                                       12,220
     Capital surplus                                                     11,811
     Retained earnings                                                   39,745
     Treasury stock                                                        (406)
                                                                       --------
         Total shareholders' equity                                      63,370
                                                                       --------
Valuation and translation adjustments
         Valuation difference on available-for-sale securities             (665)
                                                                       --------
         Total valuation and translation adjustments                       (665)
--------------------------------------------------------------------------------
         Total net assets                                                62,705
--------------------------------------------------------------------------------
         Total liabilities and net assets                               109,959
--------------------------------------------------------------------------------
(Note) Amounts under one million yen have been rounded down.

                        CONSOLIDATED STATEMENT OF INCOME
                        (April 1, 2008 - March 31, 2009)

                                                         (Unit: millions of yen)
--------------------------------------------------------------------------------
                     ITEMS                                              AMOUNT
--------------------------------------------------------------------------------
Net sales                                                               152,070
Cost of sales                                                           125,048
                                                                       --------
Gross profit                                                             27,022
                                                                       --------
Selling, general and administrative expenses                             23,222
                                                                       --------
Operating income                                                          3,799
                                                                       --------
Non-operating income
     Interest income                                                        435
     Dividends income                                                        17
     Equity in earnings of affiliates                                         3
     Miscellaneous income                                                    90
                                                                       --------
     Total non-operating income                                             546
                                                                       --------
Non-operating expenses
     Amortization of shortage reserve for retirement benefits             1,253
     Miscellaneous expenses                                                  88
                                                                       --------
     Total non-operating expenses                                         1,342
                                                                       --------
Ordinary income                                                           3,003
                                                                       --------
Extraordinary income
     Reversal of allowance for doubtful accounts                              2
     Gain on sales of investment securities                                 793
                                                                       --------
     Total extraordinary income                                             795
                                                                       --------
Extraordinary loss
     Loss on valuation of investment securities                             477
     Loss on valuation of other investments                                  11
     Loss on redemption of investments                                        1
     Loss on sales of investment securities                                   0
                                                                       --------
     Total extraordinary loss                                               490
                                                                       --------
Income before income taxes and minority interests                         3,308
                                                                       --------
Income taxes-current                                                      1,735
Income taxes-deferred                                                      (147)
                                                                       --------
Total income taxes                                                        1,587
                                                                       --------
Net income                                                                1,720
--------------------------------------------------------------------------------
(Note) Amounts under one million yen have been rounded down.

                 CONSOLIDATED STATEMENT OF CHANGES IN NET ASSETS
                        (April 1, 2008 - March 31, 2009)

                                                                                                            (Unit: millions of yen)
-----------------------------------------------------------------------------------------------------------------------------------
                                      ITEMS                                                                                 AMOUNT
-----------------------------------------------------------------------------------------------------------------------------------
Shareholders' equity
             Capital stock
                 Balance as of end of previous fiscal year                                                                   12,220
                 Change of items during fiscal year under review
                     Total change of items during fiscal year under review                                                       --
                                                                                                                            -------
                 Balance as of end of fiscal year under review                                                               12,220
                                                                                                                            -------
             Capital surplus
                 Balance as of end of previous fiscal year                                                                   11,811
                 Change of items during fiscal year under review
                     Total change of items during fiscal year under review                                                       --
                                                                                                                            -------
                 Balance as of end of fiscal year under review                                                               11,811
                                                                                                                            -------
             Retained earnings
                 Balance as of end of previous fiscal year                                                                   38,525
                 Change of items during fiscal year under review
                         Dividends from surplus                                                                                (500)
                         Net income                                                                                           1,720
                                                                                                                            -------
                     Total change of items during fiscal year under review                                                    1,219
                                                                                                                            -------
                 Balance as of end of fiscal year under review                                                               39,745
                                                                                                                            -------
             Treasury stock
                 Balance as of end of previous fiscal year                                                                       (7)
                 Change of items during fiscal year under review
                         Purchase of treasury stock                                                                            (398)
                                                                                                                            -------
                     Total change of items during fiscal year under review                                                     (398)
                                                                                                                            -------
                 Balance as of end of fiscal year under review                                                                 (406)
                                                                                                                            -------
     Total shareholders' equity
                 Balance as of end of previous fiscal year                                                                   62,549
                 Change if items during fiscal year under review
                         Dividends from surplus                                                                                (500)
                         Net income                                                                                           1,720
                         Purchase of treasury stock                                                                            (398)
                                                                                                                            -------
                     Total change of items during fiscal year under review                                                      820
                                                                                                                            -------
                 Balance as of end of fiscal year under review                                                               63,370
                                                                                                                            -------
Valuation and translation adjustments
         Valuation difference on available-for-sale securities
             Balance as of end of previous fiscal year                                                                         (289)
             Change of items during fiscal year under review
                     Net changes of items other than shareholders' equity                                                      (375)
                                                                                                                            -------
                 Total change of items during fiscal year under review                                                         (375)
                                                                                                                            -------
             Balance as of end of fiscal year under review                                                                     (665)
                                                                                                                            -------
Total net assets
             Balance as of end of previous fiscal year                                                                       62,259
             Change of items during fiscal year under review
                     Dividends from surplus                                                                                    (500)
                     Net income                                                                                               1,720
                     Purchase of treasury stock                                                                                (398)
                     Net changes of items other than shareholders' equity                                                      (375)
                                                                                                                            -------
                 Total change of items during fiscal year under review                                                          445
                                                                                                                            -------
             Balance as of end of fiscal year under review                                                                   62,705
-----------------------------------------------------------------------------------------------------------------------------------

(Note) Amounts under one million yen have been rounded down.

Notes to Consolidated Financial Statements

(Notes on Significant Matters Forming the Basis for Preparation of Consolidated Financial Statements)

1. FJB prepares its consolidated financial statements in accordance with the provisions of the Company Accounting Rules (Ministry of Justice Ordinance No. 13 of February 7, 2006; final amendment as Ministry of Justice Ordinance No. 22 of April 20, 2009).

2.    Matters related to the scope of consolidation

      Number of
      consolidated
      subsidiaries: .......   3

      Names of
      consolidated
      subsidiaries: .......   FJB Supply Ltd.,
                              FJB Agent Ltd., and
                              Contents Planner Ltd.

3.    Matters related to application of equity method

(1)   Affiliates to which equity method is applied

      Number of
      affiliates: .........   1

      Name of affiliate: ..   Web Technology Ltd.

(2)   Affiliates to which equity method is not applied

      Number of
      affiliates: .........   3

      Names of major
      affiliates: .........   Base  (Wuxi)  Information  System  Limited  and  2
                              others

      Reason for not
      applying equity
      method: .............   The  companies  are  excluded  from  the  scope of
                              application of equity method because,  given their
                              net income (amount  corresponding  to FJB's equity
                              interest)    and   retained    earnings    (amount
                              corresponding to FJB's equity interest), excluding the companies from the scope of equity method would only modestly impact FJB's consolidated financial statements, and the companies represent an insignificant part of the overall FJB Group.

4.    Matters related to fiscal year of consolidated subsidiaries

      The last day of the fiscal year for the consolidated subsidiaries coincides with FJB's consolidated fiscal closing date.

5.    Matters related to accounting treatment standards

(1)   Standard and method of valuation of significant assets

(a)   Securities

      Held-to-maturity bonds: Amortized cost (straight-line) method

      Other securities
      with market value: ..   Lower  of cost or  market  based on  market  value
                              prevailing  on the  last  day of the  consolidated
                              fiscal year  (variation  attributable to valuation
                              treated    by     full-and-direct-credit-to-equity
                              method)

      Other securities
      without market
      value: ..............   Mainly at cost based on the moving-average method

(b)   Inventories

      Merchandise and
      finished goods and
      raw materials and
      supplies: ...........   At cost  based on the  First-in  First-out  method
                              (balance   sheet  amounts   calculated   based  on
                              write-down   of  book  value  in   reflection   of
                              downslide of profitability)

      Work in process: ....   At  cost  based  on  the  identified  cost  method
                              (balance   sheet  amounts   calculated   based  on
                              write-down   of  book  value  in   reflection   of
                              downslide of profitability)

(2)   Method of depreciation of significant depreciable assets

(a)   Property, plant
      and equipment: ......   straight-line method

      Estimated useful life in years is used for calculation of depreciation expenses.

      (Typical useful life in years)

        Buildings and
        structures: .......   3 - 50 years

        Tools, furniture
        and fixtures: .....   2 - 20 years

(b)   Intangible assets

        Software for sale
        in the market: ....   Mainly based on estimated  sales volume  (validity
                              period of 3 years)

        Software for
        internal use: .....   straight-line   method  based  on  the  internally
                              usable life in years (up to 5 years)

(3)   Standard for recording significant allowances

(a)   Allowance for
      doubtful account: ...   The estimated  irrecoverable amount is recorded by
                              examining actual write-offs for general claims and
                              individual  recoverability  for non-performing and
                              other  specified  claims in order to  provide  for
                              losses on write-offs of trade receivables,  loans,
                              and other  similar  claims that FJB held as of the
                              close  of  the  consolidated   fiscal  year  under
                              review.

(b)   Provision for
      retirement
      benefits: ...........   Recorded   based   on   the   retirement   benefit
                              liabilities and the estimated amount of pension assets as of the close of the consolidated fiscal year under review in order to provide for employee retirement benefits.

      Treatment of
      variation associated
      with change of
      accounting
      standard: ...........   Even  amounts  are  expensed  over a period  of 10
                              years.

      Treatment of past
      service liability: ..   Expensed on a straight-line  basis over employees'
                              average remaining years of service as of the time of accrual.

      Treatment of
      actuarial gains
      and losses: .........   Amount  prorated  on a  straight-line  basis  over
                              employees' average remaining years of service as of the time of accrual expensed beginning with the consolidated fiscal year following the year of each accrual.

(b)   Provision for
      directors' retirement
      benefits: ...........   Amount   payable   as  of  the   close   of   each
                              consolidated  fiscal year is recorded  pursuant to
                              the  provisions of FJB's  internal  regulations in
                              order  to   provide   for   expenditures   of  the
                              directors' retirement benefits.

(4) Other important matters related to preparation of consolidated financial statements

(a)   Accounting treatment
      of consumption
      tax: ................   Consumption  tax  and  local  consumption  tax are
                              excluded from transaction amounts.

(b)   Standard for
      recognizing income
      under software
      development
      agreements: .........   FJB recognizes  its income in accordance  with the
                              existing   standard  under  software   development
                              agreements covering amounts exceeding a certain specific amount.

6. Matters related to valuation of assets and liabilities of consolidated subsidiaries

      FJB adopts the full-fair-value method.

7. Amendment of significant matters forming the basis for preparation of consolidated financial statements

(1)   Amendment of accounting standard for valuation of inventories

            With effect from the consolidated fiscal year under review, FJB adopted the "Accounting Standard for Valuation of Inventory Assets" (Business Accounting Standard No. 9 announced on July 5, 2006). The aforementioned adoption will bring about only a negligible impact on the amounts of operating income, ordinary income and income before income taxes and minority interests.

(2)   Accounting standard for lease transactions

            FJB had previously treated financial lease transactions not involving transfer of ownership in accordance with the accounting method applicable to rental transactions. With effect from the consolidated fiscal year under review, FJB adopted the "Accounting Standard for Lease Transactions" (Business Accounting Standard No. 13 announced on June 17, 1993 by the First Committee of Business Accounting Deliberation Council; amended on September 30, 2007), and the "Guideline for Application of Accounting Standard for Lease Transactions" (Business Accounting Standard Application Guide No. 16 announced on January 18, 1994 by the Accounting System Committee of Japan Institute of Certified Public Accountants; amended on March 30, 2007), and adopted accounting treatment of the said financial lease transactions in accordance with the accounting method applicable to ordinary sales transactions.

            The FJB Group continues to adopt accounting treatment of those financial lease transactions not involving transfer of ownership whose lease commencement dates fell before commencement of the first-year adoption in accordance with the accounting method applicable to ordinary rental transactions. The aforementioned adoption will bring about only a negligible impact on the amounts of operating income, ordinary income and income before income taxes and minority interests.

(3) Amendment of classification for recording of operating expenses associated with the service business

            FJB has previously recorded operating expenses associated with the service business as part of cost of sales. With effect from the consolidated fiscal year under review, FJB switched to the method of recording the said operating expenses as part of selling, general and administrative expenses.

            As part of its structural reform initiatives in the Maintenance Services field, the FJB Group had moved ahead step by step to reassign some of the employees in charge of hardware maintenance to service business sales operations. As the Group successfully completed this reassignment and set in place the framework whereby the reassigned employees were now prepared to dedicate themselves fully to their new challenge of service business sales, it decided to proceed with the said amendment with effect from the consolidated fiscal year under review.

            As a result, cost of sales decreased by (Y)1,164 million than it would have been under the previous method, while selling, general and administrative expenses increased by the same amount than they would have been under the previous method.

(Notes on Consolidated Balance Sheet)

            Accumulated depreciation on property,
            plant and equipment                                 (Y)4,832 million

(Notes on Consolidated Statement of Changes in Net Assets)

1.    Total  number  of  issued  and  outstanding   shares  as  of  the  end  of
      consolidated fiscal year under review

            Common stock                                       26,493,555 shares

2. Matters related to dividends from surplus during consolidated fiscal year under review

----------------------------------------------------------------------------------------------------------------------------
                                                Total amount           Amount of
                                                 of dividend          dividend per
     Resolution          Type of shares       (millions of yen)       share (yen)         Record date        Effective date
----------------------------------------------------------------------------------------------------------------------------
Board of Directors        Common stock               264                 10.00           March 31, 2008       June 9, 2008
May 23, 2008
----------------------------------------------------------------------------------------------------------------------------
Board of Directors        Common stock               235                  9.00         September 30, 2008   December 1, 2008
October 29, 2008
----------------------------------------------------------------------------------------------------------------------------

3. Matters related to dividends from surplus after the end of consolidated fiscal year under review

----------------------------------------------------------------------------------------------------------------------------
                                           Total amount                         Amount of
                                           of dividend          Source of      dividend per
    Resolution       Type of shares     (millions of yen)        divided       share (yen)     Record date    Effective date
----------------------------------------------------------------------------------------------------------------------------
Board of Directors
May 21,               Common stock             288              Retained          11.00       March 31, 2009   June 9, 2009
2009                                                            earnings
----------------------------------------------------------------------------------------------------------------------------

(Notes on Per-Share Information)

1.    Amount of net assets per share               (Y)2,393.01

2.    Net  income  per share                          (Y)65.57

(Notes on Significant Subsequent Event)

Not applicable

(Other Notes)

1.    Securities

(1)   Held-to-maturity bonds with market value (as of March 31, 2009)

                                                                                               (Unit: millions of yen)
----------------------------------------------------------------------------------------------------------------------
                                                       Amount recorded on
                                                      consolidated balance
                                                             sheet                Market value               Variance
----------------------------------------------------------------------------------------------------------------------
Bonds whose market value   (a) Government/
exceeds amount recorded        municipal bonds                 --                       --                       --
on consolidated balance    (b) Corporate bonds                 --                       --                       --
sheet                      (c) Others                          --                       --                       --
                           -------------------------------------------------------------------------------------------
                                  Sub total                    --                       --                       --
----------------------------------------------------------------------------------------------------------------------
Bonds whose market value   (a) Government/
does not exceed amount         municipal bonds                 --                       --                       --
recorded on consolidated   (b) Corporate bonds                297                      292                      (5)
balance sheet              (c) Others                          --                       --                       --
                           -------------------------------------------------------------------------------------------
                                  Sub total                   297                      292                      (5)
----------------------------------------------------------------------------------------------------------------------
                       Total                                  297                      292                      (5)
----------------------------------------------------------------------------------------------------------------------

(2)   Other securities with market value (as of March 31, 2009)

                                                                                               (Unit: millions of yen)
----------------------------------------------------------------------------------------------------------------------
                                                                              Amount recorded on
                                                                             consolidated balance
                                                      Acquisition cost               sheet                   Variance
----------------------------------------------------------------------------------------------------------------------
Securities whose amount    (a) Shares                          19                       28                        8
recorded on consolidated   (b) Bonds                        1,354                    1,365                       10
balance sheet exceeds      (c) Others                         205                      205                        0
acquisition cost           -------------------------------------------------------------------------------------------
                                 Sub total                  1,578                    1,598                       19
----------------------------------------------------------------------------------------------------------------------
Securities whose amount    (a) Shares                         255                      157                      (98)
recorded on consolidated   (b) Bonds                        8,509                    8,373                     (135)
balance sheet does not     (c) Others                       4,972                    4,104                     (867)
exceed acquisition cost    -------------------------------------------------------------------------------------------
                                 Sub total                 13,738                   12,635                   (1,102)
----------------------------------------------------------------------------------------------------------------------
                      Total                                15,316                   14,234                   (1,082)
----------------------------------------------------------------------------------------------------------------------

(3)   Other securities sold during consolidated fiscal year under review

                                                        (Unit: millions of yen)
       ------------------------------------------------------------------------
       Amount sold       Total amount of gain on       Total amount of loss on
                                  sales                         sales
       ------------------------------------------------------------------------
          8,204                    793                            0
       ------------------------------------------------------------------------

(4) Particulars of major securities whose market value is not valued (as of March 31, 2009)

                                                                         (Unit: millions of yen)
------------------------------------------------------------------------------------------------
                                                   Amount recorded on consolidated balance sheet
------------------------------------------------------------------------------------------------
(1) Held-to-maturity bonds
      Unlisted bonds                                                   502
(2)   Other securities
      Unlisted shares                                                  235
      Listed bonds                                                     199
      Investments in partnership funds                                 150
------------------------------------------------------------------------------------------------

(5) Amounts of scheduled redemption of other securities with maturities and held-to-maturity bonds (as of March 31, 2009)

                                                                                                   (Unit: millions of yen)
--------------------------------------------------------------------------------------------------------------------------
                                               Within 1 year        1 to 5 years        5 to 10 years        Over 10 years
--------------------------------------------------------------------------------------------------------------------------
(a)   Bonds
      Government/ municipal bonds                     --                   --                --                    --
      Corporate                                    4,470                3,200               200                    --
      Others                                       1,500                1,101                --                    --
(b)   Other                                           --                   --                --                    --
--------------------------------------------------------------------------------------------------------------------------
                   Total                           5,970                4,301               200                    --
--------------------------------------------------------------------------------------------------------------------------

(Note) FJB treated (Y)477 million (comprising (Y)62 million in listed shares, (Y)3 million in unlisted shares, and (Y)411 million in other forms) of securities as impairment loss.

2.    Retirement Benefits

(1)   Overview of retirement benefit system adopted by FJB

            FJB and its consolidated subsidiaries have in place, as the defined-benefit systems, the welfare pension fund system (Electric Facilities Industry Welfare Pension Fund for Metropolitan Tokyo), the corporate pension system ("Cash Balance Plan"), and the lump-sum retirement allowance system. On the occasion of employees' retirement, FJB may pay out a premium retirement allowance which is not subject to retirement benefit liability covered by mathematical calculations based on retirement benefit accounting.

            The welfare pension fund system (Electric Facilities Industry Welfare Pension Fund for Metropolitan Tokyo) is a multiple business operator system where contributions from business operators are treated as retirement benefit cost. This system is outlined as follows:

      (a) Matters related to fund accumulation for the system as a whole (as of March 31, 2008)

                                                         (Unit: millions of yen)
      --------------------------------------------------------------------------
      Amount of pension assets                                   180,777
      Pension liabilities based on pension finance
      calculation                                                206,841
      --------------------------------------------------------------------------
      Difference                                                 (26,063)
      --------------------------------------------------------------------------

      (b) Percentage of FJB Group's contributions to the system as a whole (April 1, 2007 - March 31, 2008)

            13.0%

      (c)   Supplementary explanations

            The outstanding balance of (Y)25,239 million in past service liability for the purpose of calculation of pension finance constitutes the main cause of the difference referred to in (a) above. The past service liability is amortized by equal installments with interest over a period of 20 years and, for the purpose of consolidated financial reporting, the FJB Group expensed the special contributions of (Y)423 million. The percentage referred to in (b) above does not fall entirely in line with the actual percentage for the FJB Group.

(2)   Matters related to retirement benefit liability (as of March 31, 2009)

                                                         (Unit: millions of yen)
      --------------------------------------------------------------------------
      (a)  Projected benefit obligations                                 22,418

      (b)  Fair value of pension assets                                  (9,416)
      --------------------------------------------------------------------------
      (c)  Projected  retirement  benefit  liability
           in excess of pension assets (a+b)                             13,001

      (d)  Unrecognized transition obligation                            (1,253)

      (e)  Unrecognized actuarial gains/losses                           (3,112)

      (f)  Unrecognized past service liability                            3,457
      --------------------------------------------------------------------------
      (g)  Provision for retirement benefits
      (c+d+e+f)                                                          12,092
      --------------------------------------------------------------------------

(Note) FJB's consolidated subsidiaries adopt the simplified method for the purpose of calculating their retirement benefit liabilities.

(3)   Matters  related to  retirement  benefit  cost  (April 1, 2008 - March 31,
      2009)

                                                         (Unit: millions of yen)
      --------------------------------------------------------------------------
      (a)  Service cost (Note 2,3)                                        1,945

      (b)  Interest cost                                                    546

      (c)  Expected return on plan assets                                  (507)

      (d)  Amortization of transition obligation                          1,253

      (e)  Amortization of actuarial gains/losses                            63

      (f)  Amortization of past service liability                          (343)
      --------------------------------------------------------------------------
      (g)  Net periodic benefit cost
      (a+b+c+d+e+f)                                                       2,957
      --------------------------------------------------------------------------
(Notes)     1.    In addition to the  aforementioned  retirement benefit cost, a premium retirement allowance of (Y)54 million is recorded.

            2. Business operator's contributions to the welfare pension fund are included.

            3. The retirement benefit costs incurred by the consolidated subsidiaries are recorded under "(a) Service cost."

(4) Matters related to the basis of calculation of retirement benefit liability

      (a) Attribution of benefit to period .....  straight-line method

      (b) Discount rate ........................  2.5%

      (c) Expected rate of return on plan
          assets ...............................  4.5%

      (d) Amortization period of actuarial
          gains/losses .........................  employees'  average  remaining years of service  when accrued
                                                  in connected each fiscal year

      (e) Amortization period of past service
          liability ............................  employees'  average  remaining years of service when accrued

      (f) Amortization period of transition
          obligation ...........................  10 years

3.    Tax Effect Accounting

            Major causes for accrual of deferred tax assets and deferred tax liabilities

                                                         (Unit: millions of yen)

Deferred tax assets
     Accrued bonuses                                                      1,276
     Accrued enterprise tax                                                 140
     Allowance for doubtful accounts                                        119
     Provision for retirement benefits                                    4,897
     Provision for directors' retirement benefits                           106
     Investment securities                                                   93
     Valuation difference on available-for-sale
     securities                                                             447
     Deferred tax on loss carried forward by
     consolidated subsidiaries                                               29
     Others                                                                 547
                                                                         ------
     Subtotal deferred tax assets                                         7,658
     Valuation allowance                                                   (299)
                                                                         ------
     Total differed tax assets                                            7,358
Deferred tax liabilities
     Reserve for software programs                                           (3)
     Reserve for advanced depreciation of noncurrent
     assets                                                                 (57)
     Other                                                                   (0)
                                                                         ------
     Total deferred tax liabilities                                         (61)
                                                                         ------
Deferred tax assets, net                                                  7,296
                                                                         ======

                         NON-CONSOLIDATED BALANCE SHEET
                             (As of March 31, 2009)

                                                                                                             (Unit: millions of yen)
------------------------------------------------------------------------------------------------------------------------------------
                    ITEMS                                                                                                   AMOUNT
------------------------------------------------------------------------------------------------------------------------------------
Assets
Current assets
         Cash and deposits                                                                                                    9,737
         Notes receivable-trade                                                                                               1,696
         Accounts receivable-trade                                                                                           39,528
         Short-term investment securities                                                                                     5,892
         Merchandise and finished goods                                                                                         112
         Work in process                                                                                                      7,272
         Raw materials and supplies                                                                                              27
         Deferred tax assets                                                                                                  1,770
         Deposits paid                                                                                                       21,000
         Accounts receivable-other                                                                                              326
         Other                                                                                                                  163
         Allowance for doubtful accounts                                                                                        (17)
                                                                                                                           --------
         Total current assets                                                                                                87,510
                                                                                                                           --------
Noncurrent assets
     Property, plant and equipment
         Buildings, net                                                                                                       1,097
         Structures, net                                                                                                         27
         Tools, furniture and fixtures, net                                                                                     545
         Land                                                                                                                 1,083
         Construction in progress                                                                                                44
                                                                                                                           --------
         Total property, plant and equipment                                                                                  2,799
                                                                                                                           --------
     Intangible assets
         Software                                                                                                               789
         Telephone subscription right                                                                                           153
         Other                                                                                                                    0
                                                                                                                           --------
         Total intangible assets                                                                                                943
                                                                                                                           --------
     Investments and other assets
         Investment securities                                                                                                9,724
         Stocks of subsidiaries and affiliates                                                                                  347
         Long-term loans receivable from employees                                                                               15
         Rehabilitation claims                                                                                                  453
         Deferred tax assets                                                                                                  5,479
         Lease and guarantee deposits                                                                                         1,432
         Other                                                                                                                  287
         Allowance for doubtful accounts                                                                                       (442)
                                                                                                                           --------
         Total investments and other assets                                                                                  17,297
                                                                                                                           --------
         Total noncurrent assets                                                                                             21,040
------------------------------------------------------------------------------------------------------------------------------------
         Total assets                                                                                                       108,550
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                             (Unit: millions of yen)
------------------------------------------------------------------------------------------------------------------------------------
                    ITEMS                                                                                                   AMOUNT
------------------------------------------------------------------------------------------------------------------------------------
Liabilities
Current liabilities
         Notes payable-trade                                                                                                     20
         Accounts payable-trade                                                                                              24,192
         Accounts payable-other                                                                                                 879
         Accrued expenses                                                                                                     3,685
         Income taxes payable                                                                                                 1,565
         Accrued consumption taxes                                                                                            1,197
         Advances received                                                                                                    1,723
         Deposits received                                                                                                      187
         Other                                                                                                                  252
                                                                                                                           --------
         Total current liabilities                                                                                           33,704
                                                                                                                           --------
Noncurrent liabilities
         Provision for retirement benefits                                                                                   11,984
         Provision for directors' retirement benefits                                                                           246
         Other                                                                                                                  163
                                                                                                                           --------
         Total noncurrent liabilities                                                                                        12,394
------------------------------------------------------------------------------------------------------------------------------------
         Total liabilities                                                                                                   46,098
------------------------------------------------------------------------------------------------------------------------------------
Net assets
Shareholders' equity
     Capital stock                                                                                                           12,220
     Capital surplus
         Legal capital surplus                                                                                               11,811
                                                                                                                           --------
         Total capital surplus                                                                                               11,811
                                                                                                                           --------
     Retained earnings
         Legal retained earnings                                                                                                503
         Other retained earnings
            Reserve for advanced depreciation of noncurrent assets                                                               84
            Reserve for software programs                                                                                        13
            General reserve                                                                                                  33,458
            Retained earnings brought forward                                                                                 5,432
                                                                                                                           --------
         Total retained earnings                                                                                             39,492
                                                                                                                           --------
     Treasury stock                                                                                                            (406)
                                                                                                                           --------
         Total shareholders' equity                                                                                          63,117
                                                                                                                           --------
Valuation and translation adjustments
         Valuation difference on available-for-sale securities                                                                 (665)
                                                                                                                           --------
         Total valuation and translation adjustments                                                                           (665)
------------------------------------------------------------------------------------------------------------------------------------
         Total net assets                                                                                                    62,452
------------------------------------------------------------------------------------------------------------------------------------
         Total liabilities and net assets                                                                                   108,550
------------------------------------------------------------------------------------------------------------------------------------

(Note) Amounts under one million yen have been rounded down.

                      NON-CONSOLIDATED STATEMENT OF INCOME
                        (April 1, 2008 - March 31, 2009)

                                                                                                             (Unit: millions of yen)
------------------------------------------------------------------------------------------------------------------------------------
                    ITEMS                                                                                                   AMOUNT
------------------------------------------------------------------------------------------------------------------------------------
Net sales                                                                                                                   146,643
Cost of sales                                                                                                               120,733
                                                                                                                           --------
Gross profit                                                                                                                 25,910
                                                                                                                           --------
Selling, general and administrative expenses                                                                                 22,190
                                                                                                                           --------
Operating income                                                                                                              3,720
                                                                                                                           --------
Non-operating income
     Interest income                                                                                                            152
     Interest on securities                                                                                                     282
     Dividends income                                                                                                            18
     Miscellaneous income                                                                                                        89
                                                                                                                           --------
     Total non-operating income                                                                                                 544
                                                                                                                           --------
Non-operating expenses
     Amortization of shortage reserve for retirement benefits                                                                 1,253
     Miscellaneous expenses                                                                                                      88
                                                                                                                           --------
     Total non-operating expenses                                                                                             1,342
                                                                                                                           --------
Ordinary income                                                                                                               2,922
                                                                                                                           --------
Extraordinary income
     Reversal of allowance for doubtful accounts                                                                                  2
     Gain on sales of investment securities                                                                                     793
                                                                                                                           --------
     Total extraordinary income                                                                                                 795
                                                                                                                           --------
Extraordinary loss
     Loss on valuation of investment securities                                                                                 474
     Loss on valuation of other investments                                                                                      11
     Loss on redemption of investments                                                                                            1
     Loss on sales of investment securities                                                                                       0
                                                                                                                           --------
     Total extraordinary loss                                                                                                   487
                                                                                                                           --------
Income before income taxes                                                                                                    3,230
                                                                                                                           --------
Income taxes-current                                                                                                          1,715
Income taxes-deferred                                                                                                          (195)
                                                                                                                           --------
Total income taxes                                                                                                            1,520
                                                                                                                           --------
Net income                                                                                                                    1,710
------------------------------------------------------------------------------------------------------------------------------------

(Note) Amounts under one million yen have been rounded down.

               NON-CONSOLIDATED STATEMENT OF CHANGES IN NET ASSETS
                        (April 1, 2008 - March 31, 2009)

                                                                                                             (Unit: millions of yen)
------------------------------------------------------------------------------------------------------------------------------------
                    ITEMS                                                                                                   AMOUNT
------------------------------------------------------------------------------------------------------------------------------------
Shareholders' equity
     Capital stock
                 Balance as of end of previous fiscal year                                                                   12,220
                 Change of items during fiscal year under review
                     Total change of items during fiscal year under review                                                       --
                                                                                                                            -------
                 Balance as of end of fiscal year under review                                                               12,220
                                                                                                                            -------
     Capital surplus
         Legal capital surplus
                 Balance as of end of previous fiscal year                                                                   11,811
                 Change of items during fiscal year under review
                     Total change of items during fiscal year under review                                                       --
                                                                                                                            -------
                 Balance as of end of fiscal year under review                                                               11,811
                                                                                                                            -------
     Retained earnings
         Legal retained earnings
                 Balance as of end of previous fiscal year                                                                      503
                 Change of items during fiscal year under review
                     Total change of items during fiscal year under review                                                       --
                                                                                                                            -------
                 Balance as of end of fiscal year under review                                                                  503
                                                                                                                            -------
         Other retained earnings
             Reserve for advanced depreciation of noncurrent assets
                 Balance as of end of previous fiscal year                                                                       88
                 Change of items during fiscal year under review
                         Reversal of reserve for advanced depreciation of
                         noncurrent assets                                                                                       (4)
                                                                                                                            -------
                     Total change of items during fiscal year under review                                                       (4)
                                                                                                                            -------
                 Balance as of end of fiscal year under review                                                                   84
                                                                                                                            -------
             Reserve for software programs
                 Balance as of end of previous fiscal year                                                                       19
                 Change of items during fiscal year under review
                         Reversal of reserve for software programs                                                               (5)
                                                                                                                            -------
                     Total change of items during fiscal year under review                                                       (5)
                                                                                                                            -------
                 Balance as of end of fiscal year under review                                                                   13
                                                                                                                            -------
             General reserve
                 Balance as of end of previous fiscal year                                                                   33,458
                 Change of items during fiscal year under review
                     Total change of items during fiscal year under review                                                       --
                                                                                                                            -------
                 Balance as of end of fiscal year under review                                                               33,458
                                                                                                                            -------
             Retained earnings brought forward
                 Balance as of end of previous fiscal year                                                                    4,212
                 Change of items during fiscal year under review
                         Reversal of reserve for advanced depreciation of
                         noncurrent assets                                                                                        4
                         Reversal of reserve for software programs                                                                5
                         Dividends from surplus                                                                                (500)
                         Net income                                                                                           1,710
                                                                                                                            -------
                     Total change of items during fiscal year under review                                                    1,219
                                                                                                                            -------
                 Balance as of end of fiscal year under review                                                                5,432
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                             (Unit: millions of yen)
------------------------------------------------------------------------------------------------------------------------------------
                    ITEMS                                                                                                   AMOUNT
------------------------------------------------------------------------------------------------------------------------------------
     Total retained earnings
                 Balance as of end of previous fiscal year                                                                   38,282
                 Change of items during fiscal year under review
                         Dividends from surplus                                                                                (500)
                         Net income                                                                                           1,710
                                                                                                                            -------
                     Total change of items during fiscal year under review                                                    1,209
                                                                                                                            -------
                 Balance as of end of fiscal year under review                                                               39,492
                                                                                                                            -------
     Treasury stock
                 Balance as of end of previous fiscal year                                                                       (7)
                 Change of items during fiscal year under review
                         Purchase of treasury stock                                                                            (398)
                                                                                                                            -------
                     Total change of items during fiscal year under review                                                     (398)
                                                                                                                            -------
                 Balance as of end of fiscal year under review                                                                 (406)
                                                                                                                            -------
Total shareholders' equity
                 Balance as of end of previous fiscal year                                                                   62,307
                 Change of items during fiscal year under review
                         Dividends from surplus                                                                                (500)
                         Net income                                                                                           1,710
                         Purchase of treasury stock                                                                            (398)
                                                                                                                            -------
                     Total change of items during fiscal year under review                                                      810
                                                                                                                            -------
                 Balance as of end of fiscal year under review                                                               63,117
                                                                                                                            -------
Valuation and translation adjustments
             Valuation difference on available-for-sale securities
                 Balance as of end of previous fiscal year                                                                     (288)
                 Change of items during fiscal year under review
                         Net changes of items other than shareholders' equity                                                  (376)
                                                                                                                            -------
                     Total change of items during fiscal year under review                                                     (376)
                                                                                                                            -------
                 Balance as of end of fiscal year under review                                                                 (665)
                                                                                                                            -------
Total net assets
                 Balance as of end of previous fiscal year                                                                   62,018
                 Change of items during fiscal year under review
                         Dividends from surplus                                                                                (500)
                         Net income                                                                                           1,710
                         Purchase of treasury stock                                                                            (398)
                         Net changes of items other than shareholders' equity                                                  (376)
                                                                                                                            -------
                     Total change of items during fiscal year under review                                                      433
                                                                                                                            -------
                 Balance as of end of fiscal year under review                                                               62,452
------------------------------------------------------------------------------------------------------------------------------------

(Note) Amounts under one million yen have been rounded down.

Notes to Non-consolidated Financial Statements

(Notes on Significant Matters Related to Accounting Policies)

1. FJB prepares unconsolidated financial statements in accordance with the provisions of the Company Accounting Rules (Ministry of Justice Ordinance No. 13 of February 7, 2006; final amendment as Ministry of Justice Ordinance No. 22 of April 20, 2009).

2.    Standard and methods of valuation of assets

(1)   Standard and method of valuation of securities

      Held-to-maturity bonds: ................  Amortized cost (straight-line)
                                                method

      Stocks of subsidiaries and affiliates:..  At    cost    based    on    the
                                                moving-average method

      Other securities with market value: ....  Lower of cost or market based on the market value  prevailing  on
                                                the  last  day  of  fiscal  year
                                                (variation    attributable    to
                                                valuation       treated       by
                                                full-and-direct-credit-to-equity
                                                method,   and   cost   of   sale
                                                calculated by the moving-average
                                                method)

      Other securities without market value:..  Mainly  at  cost  based  on  the moving-average method

(2)   Standard and methods of valuation of inventories

      Merchandise and finished goods and
      raw materials and supplies: ............  At cost  based  on the  First-in
                                                First-out  method (balance sheet
                                                amounts  calculated on the basis
                                                of  write-down  of book value in
                                                reflection   of   downslide   of
                                                profitability)

      Work in process: .......................  At cost based on the  identified
                                                cost   method   (balance   sheet
                                                amounts  calculated based on the
                                                write-down   of  book  value  in
                                                reflection   of   downslide   of
                                                profitability)

3. Method of depreciation of noncurrent assets

(1)   Property, plant and equipment: Straight-line method

      Estimated useful life in years is used for calculation of depreciation expenses.

      (Typical useful life in years)

      Buildings: .............................  3 - 50 years

      Structures: ............................  10 - 50 years

      Tools, furniture and fixtures: .........  2 - 20 years

(2)   Intangible assets

      Software for sale in the market: .......  Mainly  based  on the  estimated sales volume (validity period of
                                                3 years)

      Software for internal use: .............  Straight-line  method  based  on the  internally  usable  life in
                                                years (up to 5 years)

4.    Standard for recording allowances

(1)   Allowance for doubtful accounts: .......  The   estimated    irrecoverable
                                                amount is recorded by  examining
                                                actual  write-offs  for  general
                                                claims      and       individual
                                                recoverability               for
                                                non-performing     and     other
                                                specified  claims  in  order  to
                                                provide for losses on write-offs
                                                of trade receivables,  loans and
                                                other  similar  claims  that FJB
                                                held  as of  the  close  of  the
                                                fiscal year under review.

(2)   Provision for retirement benefits: .....  Recorded based on the retirement
                                                benefit   liabilities   and  the
                                                estimated   amount  of   pension
                                                assets  as of the  close  of the
                                                fiscal  year  under   review  in
                                                order to  provide  for  employee
                                                retirement benefits.

      Treatment of variation associated
      with change of accounting standard: ....  Even  amounts are expensed for a period of 10 years.

      Treatment of past service liability: ...  Expensed   on  a   straight-line
                                                basis  over  employees'  average
                                                remaining years of service as of
                                                the time of accrual.

      Treatment of actuarial gains
      and losses: ............................  Amount     prorated     on     a
                                                straight-line     basis     over
                                                employees'   average   remaining
                                                years of  service as of the time
                                                of  accrual  expensed  beginning
                                                with the fiscal  year  following
                                                the year of each accrual.

(3)   Provision for directors' retirement
      benefits: ..............................  The  amount  payable  as of  the close  of  each  fiscal  year is
                                                recorded    pursuant    to   the
                                                provisions  of  FJB's   internal
                                                regulations  in order to provide
                                                for    expenditures    of    the
                                                directors' retirement benefits.

5.    Other   important   matters   forming   the  basis  for   preparation   of
      non-consolidated financial statements

(1)   Accounting treatment of consumption
      tax: ...................................  Consumption    tax   and   local
                                                consumption   tax  are  excluded
                                                from transaction amounts.

(2)   Standard for recognizing income under
      software development agreements: .......  FJB  recognizes  its  income  in
                                                accordance   with  the  existing
                                                standard      under     software
                                                development  agreements covering
                                                amounts   exceeding   a  certain
                                                specific amount.

6.    Amendments to Significant Accounting Policies

(1)   Amendment of accounting standard for valuation of inventories

            With  effect  from the fiscal  year under  review,  FJB  adopted the
      "Accounting   Standard  for  Valuation  of  Inventory   Assets"  (Business
      Accounting Standard No. 9 announced on July 5, 2006).

            The aforementioned adoption will not have any impact on the amounts of operating income, ordinary income and income before income taxes.

(2)   Accounting standards for lease transactions

            FJB had previously treated financial lease transactions not involving transfer of ownership in accordance with the accounting method applicable to rental transactions. With effect from the fiscal year under review, FJB adopted the "Accounting Standards for Lease Transactions" (Business Accounting Standard No. 13 announced on June 17, 1993 by the First Committee of Business Accounting Deliberation Council; amended on March 30, 2007), and the "Guideline for Application of Accounting Standard for Lease Transactions" (Business Accounting Standard Application Guide No. 16 announced on January 18, 1994 by the Accounting System Committee of Japan Institute of Certified Public Accountants; amended on March 30,
      2007), and adopted an accounting treatment of the said financial lease transactions in accordance with the accounting method applicable to ordinary sales transactions.

            FJB continues to adopt accounting treatment of those financial lease transactions not involving transfer of ownership whose lease commencement dates fell before commencement of the first-year adoption in accordance with the accounting method applicable to ordinary rental transactions. The aforementioned adoption will not have any impact on the amounts of operating income, ordinary income, and income before income taxes.

(3) Amendment of classification for recording of operating expenses associated with the service business

            FJB has previously recorded operating expenses associated with its service business as part of the cost of sales. With effect from the fiscal year under review, FJB switched to the method of recording the said operating expenses as part of selling, general and administrative expenses.

            As part of its structural reform initiatives in the Maintenance Services field, FJB had moved ahead step by step to reassign some of the employees in charge of hardware maintenance to service business sales operations. As FJB successfully completed this reassignment and set in place a framework whereby the reassigned employees were now prepared to dedicate themselves fully to their new challenge of service business sales, it decided to proceed with the said amendment with effect from the fiscal year under review.

            As a result, cost of sales decreased by (Y)1,164 million than it would have been under the previous method, while selling, general and administrative expenses increased by the same amount than they would have been under the previous method.

7.    Amendment to presentation method

            As the Cabinet Office Ordinance Partially Amending the Rules on Financial Statements (Cabinet Office Ordinance No. 50 of August 7, 2008) came into effect, FJB amended its presentation of "machines and material" and "work in process" on its financial statements as of the end of the previous fiscal year, and divided them into "merchandise and finished goods," "work in process" and "raw materials and supplies."

            As of the end of the previous fiscal year, "merchandise and finished goods", "work in process" and "raw materials and supplies" stood at (Y)104 million, (Y)11,482 million and (Y)28 million, respectively.

(Notes on Non-consolidated Balance Sheet)

1.    Accumulated depreciation on property, plant and equipment (Y)4,812 million

2.    Monetary claims (short-term) against subsidiaries
      and affiliates                                            (Y)2,411 million

      Monetary obligations (short-term) to subsidiaries
      and affiliates                                           (Y)13,534 million

(Notes on Non-consolidated Statement of Income)

1.    Volume of transactions with subsidiaries and affiliates

             Net sales                                          (Y)6,664 million

             Purchases                                         (Y)57,471 million

             Volume of other sales transactions                    (Y)57 million

             Volume of transactions other than sales
             transactions                                          (Y)26 million

(Notes on Non-consolidated Statement of Changes in Net Assets)

      Number of treasury shares held as of the end of the fiscal year under review

             Common stock                                         289,937 shares

(Notes on Tax Effect Accounting)

      Major causes for accrual of deferred tax assets and deferred tax liabilities

                                                         (Unit: millions of yen)

Deferred tax assets
     Accrued bonuses                                                      1,261
     Accrued enterprise tax                                                 139
     Allowance for doubtful accounts                                        119
     Provision for retirement benefits                                    4,853
     Provision for directors' retirement benefits                            99
     Investment securities                                                   93
     Valuation difference on available-for-sale
     securities                                                             447
     Others                                                                 544
                                                                         ------
     Subtotal deferred tax assets                                         7,559
     Valuation allowance                                                   (249)
                                                                         ------
     Total deferred tax assets                                            7,310
Deferred tax liabilities
     Reserve for software programming                                        (3)
     Reserve for advanced depreciation of noncurrent
     assets                                                                 (57)
                                                                         ------
     Total deferred tax liabilities                                         (61)
                                                                         ------
Deferred tax assets, net                                                  7,249
                                                                         ======

(Notes on Leased Noncurrent Assets)

      In addition to noncurrent assets recorded on the non-consolidated balance sheet, there are vehicles (passenger cars) and tools, furniture and fixtures (computers) that FJB uses under agreements on finance leases not involving transfer of ownership.

(Transactions with Related Parties)

      With effect from the fiscal year under review, FJB adopted the "Accounting Standard for Disclosure of Related Parties" (Business Accounting Standard No. 11 dated October 17, 2006) and the "Guideline for Application of Accounting Standard on Disclosure of Related Parties" (Business Accounting Standard Application Guideline No. 13 dated October 17, 2006). The aforementioned adoption did not or will not bring about any change in the scope or targets of disclosure.

1.    Transactions with related parties

(1)   Parent company and major shareholders (limited to companies)

                                                                                                            (Unit: millions of yen)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                    Percentage
                                                                                                     of voting
                                                                                                   rights owned
                                                                                Particulars of      by FJB (or      Relationship
                                                             Capital or          business or        by related      with related
     Attribute        Company name         Address         amount invested        occupation          party)            party
-----------------------------------------------------------------------------------------------------------------------------------
Parent company       Fujitsu Limited  Nakahara-ku,             324,625       Development,          (Owned)        Supplier of our
                                      Kawasaki City                          manufacture and       direct 52.6%   select line and
                                                                             sale of products      indirect       contract of
                                                                             related to software   0.1%           maintenance, etc.
                                                                             services,
                                                                             information
                                                                             processing and
                                                                             telecommunication
                                                                             fields, and
                                                                             provision of
                                                                             services for,
                                                                             servicing of
                                                                             related services
-----------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
 Particulars of transaction            Amount of transaction               Account item                   Year-end balances
---------------------------------------------------------------------------------------------------------------------------
Undertaking service business                    6,572               Accounts receivable-trade                    2,302
---------------------------------------------------------------------------------------------------------------------------
Purchasing equipment                           53,454               Accounts payable-trade                      12,845
---------------------------------------------------------------------------------------------------------------------------

(2)   Companies  with  the  same  parent  company  and   subsidiaries  of  other
      affiliates

                                                                                                            (Unit: millions of yen)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                    Percentage
                                                                                                     of voting
                                                                                                   rights owned
                                                                                Particulars of      by FJB (or      Relationship
                                                             Capital or          business or        by related      with related
     Attribute        Company name         Address         amount invested        occupation          party)            party
-----------------------------------------------------------------------------------------------------------------------------------
Company having the   Fujitsu FSAS     Minato-ku, Tokyo          9,401        Comprehensive             None       FJB undertakes
same parent company  Inc.                                                    services covering                    maintenance
                                                                             planning, design,
                                                                             introduction,
                                                                             construction,
                                                                             operation and
                                                                             maintenance of
                                                                             information systems
-----------------------------------------------------------------------------------------------------------------------------------
Company having the   Fujitsu          Minato-ku, Tokyo           100         Lending funds to          None       Commission to
same parent company  Capital Limited                                         Fujitsu Group                        manage funds
                                                                             companies in Japan
-----------------------------------------------------------------------------------------------------------------------------------

Fujitsu FSAS Inc.
---------------------------------------------------------------------------------------------------------------------------
 Particulars of transaction             Amount of transaction              Account item                    Year-end balances
---------------------------------------------------------------------------------------------------------------------------
Undertaking maintenance                         9,450               Accounts receivable-trade                    1,657
---------------------------------------------------------------------------------------------------------------------------

Fujitsu Capital Limited
---------------------------------------------------------------------------------------------------------------------------
 Particulars of transaction             Amount of transaction              Account item                    Year-end balances
---------------------------------------------------------------------------------------------------------------------------
Commission to manage funds                     33,799               Deposits paid                               21,000
---------------------------------------------------------------------------------------------------------------------------
Sale of trade receivables                      11,604                           --                                --
---------------------------------------------------------------------------------------------------------------------------

(Notes)     1.    Of the amounts  indicated  in (1) and (2) above,  the year-end balances for "Amount of transaction" (excluding "Commission to manage funds" and "Sale of trade receivables") are the net sum of consumption taxes, and the "Year-end balances" include consumption taxes.

            2. Terms of transaction, and policy on determination of terms of transaction

                  (a) Terms for undertaking service business are determined in the same manner as those for general transactions.

                  (b)   Pursuant  to  the  partnership   agreement,   terms  for
                        purchasing equipment are determined in the same manner as those for general transactions.

                  (c) Terms for undertaking maintenance are determined in the same manner as those for general transactions.

                  (d) Terms for commission to manage funds are determined by taking into account market interest rates.

2.    Notes on parent company and/or significant affiliates

      Information on parent company:            Fujitsu   Limited   (listed   on
                                                stocks   exchanges   in   Tokyo,
                                                Osaka,    Nagoya,     Frankfurt,
                                                London, and Switzerland)

(Notes on Per-Share Information)

1.    Amount of net assets per share            (Y)2,383.35

2.    Net income per share                         (Y)65.19

(Notes on Significant Subsequent Event)

      Not applicable

(Notes on Companies Subject to Application of Control on Consolidated Dividend)

      FJB is a company eligible for restrictions of consolidated dividend.

         (Attachment to the Notice of the 75th Annual General Meeting of
                 Shareholders of Fujitsu Business Systems Ltd.)

                      Reports on the 109th Business Period

                                 FUJITSU LIMITED

--------------------------------------------------------------------------------
Note:

      This  English   version  of  Reports  on  the  109th  Business  Period  is translation for reference only. The style of this English version differs slightly from the original Japanese version.

                                                (TRANSLATION FOR REFERENCE ONLY)

FUJITSU Way

      On April 1, 2008, Fujitsu published a fully revised FUJITSU Way. The FUJITSU Way embodies the philosophy of the Fujitsu Group, articulates the Group's overarching values, and defines concrete principles and a code of conduct that Group employees follow in their daily business activities.

      The FUJITSU Way will facilitate management innovation and promote a unified direction for the Group as we expand our global business activities.

      Guided by the FUJITSU Way, our employees will strive to maximize the value of the Fujitsu Group and enhance our contributions to society.

Corporate Vision

Through our constant pursuit of innovation, the Fujitsu Group aims to contribute to the creation of a networked society that is rewarding and secure, bringing about a prosperous future that fulfils the dreams of people throughout the world.

Corporate Values

      What we strive for:

         Society end Environment      In all our actions, we protect the
                                      environment and contribute to society.

         Profit and Growth            We strive to meet the expectations of
                                      customers, employees and shareholders.

         Shareholders and Investors   We seek to continuously increase our
                                      corporate value.

         Global Perspective           We think and act from a global perceptive.

      What we value:

         Employees                    We respect diversity and support
                                      individual growth.

         Customers                    We seek to be their valued end trusted
                                      partner.

         Business Partners            We build mutually beneficial
                                      relationships.

         Technology                   We seek to create new value through
                                      innovation.

         Quality We enhance the reputation of our customers and the reliability of social infrastructure.

Principles

         Global Citizenship           We act as good global citizens, attuned to
                                      the needs of society and the environment.

         Customer-Centric Perspective We think from the customer's perspective and act with sincerity.

         Firsthand Understanding      We act based on a firsthand understanding
                                      of the actual situation.

         Spirit of Challenge          We strive to achieve our highest goals.

         Speed and Agility            We act flexibly and promptly to achieve
                                      our objectives.

         Teamwork We share common objectives across organizations, work as a team and act as responsible members of the team.

Code of Conduct

      o     We respect human rights.

      o     We comply with all laws and regulations.

      o     We act with fairness in our business dealings.

      o     We protect and respect intellectual property.

      o     We maintain confidentiality.

      o     We do not use our position in our organization for personal gain.

Business Policy

      o We use Field Innovation to find new approaches and the inspiration to improve ourselves, while delivering added value to our customers.

      o     We provide global environmental solutions in all our business areas.

      o Fujitsu Group companies work together to accelerate our global business expansion.

                                                (TRANSLATION FOR REFERENCE ONLY)

To Our Shareholders

      We are pleased to report to you the financial results of our 109th business period (covering fiscal year 2008, from April 1, 2008 to March 31,
2009).

      During fiscal 2008, the global economy remained firm in the first half, despite a slowdown in the U.S. economy and soaring raw material prices. Beginning with the financial crisis in the second half, however, the global economy was impacted by a severe downturn. On account of the rapid appreciation of the yen as well as deteriorating global economic conditions, the Japanese economy also suffered from a general slump in exports, resulting in a harsh business environment.

      Under such economic conditions, on a consolidated basis, we posted operating income of 68.7 billion yen, ordinary income of 15.0 billion yen, and a net loss of 112.3 billion yen. On an unconsolidated basis, we posted operating income of 40.7 billion yen, ordinary income of 94.8 billion yen, and net income of 47.8 billion yen.

      Our basic dividend policy is to provide shareholders with a stable return while securing sufficient retained earnings to strengthen our financial base and support new business development opportunities that will result in improved long-term performance.

      In this period, in addition to the precipitous deterioration in our financial results under the impact of the global financial crisis, we posted extraordinary losses due in part to business restructuring expenses, and we recorded a net loss. We regret to say that, in order to strengthen our financial structure rapidly, we will pay a year-end dividend of 3 yen per share, or 2 yen per share less than projected at the beginning of the fiscal year. Combined with the interim dividend of 5 yen per share, this payment results in an annual dividend of 8 yen per share, the same level as the previous fiscal year. As we take into account our level of earnings in the future, once we have accumulated a sufficient level of retained earnings, we will aim to pay a higher level of dividends to our shareholders.

      Through our constant pursuit of innovation, we aim to contribute to the creation of a networked society that is rewarding and secure, bringing about a prosperous future that fulfills the dreams of people throughout the world. In this way, we seek to grow, realize profits, and continuously increase our corporate value.

      In all our business activities, we aim to contribute to the success of our customers and grow with them as their valued and trusted partner.

      We would like to ask you, our valued shareholders, for your continued support and guidance in our business going forward.

May 2009

Michiyoshi Mazuka, Chairman
Kuniaki Nozoe, President

                                                (TRANSLATION FOR REFERENCE ONLY)

Report on Business Operations

1. Business Overview (April 1, 2008 to March 31, 2009)

(1) Trends and Results for the Consolidated Group

a) Overview

      During fiscal 2008, the global economy remained firm in the first half, despite a slowdown in the U.S. economy and soaring raw material prices. Beginning with the financial crisis in the second half, however, the global economy was impacted by a severe downturn. On account of the rapid appreciation of the yen as well as deteriorating global economic conditions, the Japanese economy also suffered from a general slump in exports, resulting in a harsh business environment.

      With respect to the IT market, under such economic conditions, constraints on capital investments in hardware by the corporate sector intensified during the second half of the period. Consumer spending was also sluggish, as reluctance to purchase PCs and price resistance became more pronounced and upgrade cycles for mobile phones lengthened. Moreover, with regard to HDDs, LSI devices, and electronic components, demand declined rapidly, due to the impact of inventory adjustments for such end-user products as digital home electronics and automobiles as well as a drop in demand for IT equipment.

      During the period, while strengthening our solution business in Japan, we worked to buttress our business promotion structure to expand our business outside Japan through such initiatives as restructuring our North American operations and making Fujitsu Siemens Computers, which had been a joint venture with Siemens AG of Germany, into a wholly-owned subsidiary of Fujitsu Limited. Moreover, in response to the rapid deterioration of profitability for such products as HDDs and LSI devices as a result of the economic slowdown in the second half, we accelerated our structural reform initiatives in these areas. In regard to our HDD business, we terminated manufacture and development of HDD heads at the end of the period and came to agreements to transfer our disk drive operations and HDD media businesses to Toshiba Corporation and Showa Denko K.K., respectively. In regard to our LSI device business, in light of the dramatic decline in demand, we have conducted a review of our production structure and, in conjunction with this, decided to reallocate staff with Fujitsu.

      In regard to consolidated net sales, while sales of services and network products increased in Japan, sales outside Japan declined due to the impact of lower sales of UNIX servers as well as the effect of currency exchange translation on overall operations outside Japan on account of yen appreciation in the second half. In addition, sales of PCs, HDDs, LSI devices, and electronic components declined significantly in the second half both in Japan and outside Japan on account of the impact of the severe economic slowdown, and sales of mobile phones likewise declined due to a longer upgrade cycle. As a result, consolidate net sales were 4,692.9 billion yen, a decline of 12.0% compared to fiscal 2007.

      Consolidated operating income was 68.7 billion yen, a decline of 136.2 billion yen compared to fiscal 2007. Although consolidated operating income in the Technology Solutions segment increased, despite a very difficult market environment, overall consolidated operating income declined as a result of widening losses in HDDs and LSI devices in the second half of fiscal 2008. Consolidated ordinary income was 15.0 billion yen, a decline of 147.7 billion yen from the prior fiscal year, as a result of equity in losses of affiliates.

      Fujitsu posted a consolidated net loss of 112.3 billion yen for fiscal 2008, representing a deterioration of 160.4 billion yen compared to fiscal 2007, as a result of losses associated with transferring the HDD business and reorganizing the production of LSI devices, in addition to valuation losses on investment securities resulting from a decline in equity prices.

                                                (TRANSLATION FOR REFERENCE ONLY)

b) Comparison of FY 2008 Results and Initial Projections

                                                                 Billions of Yen

--------------------------------------------------------------------------------
                                 Projections at        FY 2008
                              Start of Fiscal Year     Results        Divergence
--------------------------------------------------------------------------------
Net sales                         (Y)5,350.0         (Y)4,692.9      (Y) - 657.0
--------------------------------------------------------------------------------
Operating income                       220.0               68.7          - 151.2
--------------------------------------------------------------------------------
Ordinary income                        185.0               15.0           -169.9
--------------------------------------------------------------------------------
Net income                             100.0             -112.3           -212.3
--------------------------------------------------------------------------------

      At the start of fiscal 2008, amid concerns over the impact on Europe and Asia of a slowdown in US economic growth as a result of higher commodity prices, we expected IT spending to increase, spurred by demand to support global corporate expansion. At that time, we projected consolidated net sales of 5,350.0 billion yen, consolidated operating income of 220.0 billion yen, consolidated ordinary income of 185.0 billion yen, and consolidated net income of 100.0 billion yen for fiscal 2008.

      In addition to continued initiatives to increase the profitability of our business in servers and other hardware products by strengthening the cooperation between our product development and sales teams, we made preparations to implement our Field Innovation program, which is designed to provide proposals for continuous improvement from a customer-centric perspective. Moreover, in light of the rapid deterioration in economic conditions from the start of the second half of the fiscal year, we implemented thorough cost reductions, strengthened the profitability of our business in Japan, primarily our Services business, reorganized our business outside Japan, and implemented further selection and concentration in our business to focus on core competencies and strengthen corporate fundamentals.

      Consolidated net sales in fiscal 2008 fell well below our initial projections. In Japan, although sales of system integration services were relatively robust, sales of PCs, mobile phones, HDDs, and electronic components all declined. Outside of Japan, in addition to the adverse impact of yen appreciation, sales of UNIX servers, PCs, LSI devices, and electronic components were hurt by deteriorating market conditions.

      Consolidated operating income also fell short of our initial projections, despite progress in reducing expenses and generating cost efficiencies, as the deterioration in market conditions reduced profitability in our PCs, HDDs, LSI devices, and electronic components businesses.

      Consolidated ordinary income was far below our initial projections as a result of the decline in operating income, foreign exchange losses recorded in light of the rapid appreciation of the yen, and the deterioration in equity in earnings of affiliates.

      There was a gain on sales of shares in a cable television company and other investment securities, but there were also impairment losses for the buildings and equipment of the Mie Plant's Fab No. 2 as a result of the change in usage plans, losses associated with the transfer of the HDD business, and valuation losses on the sharp price decline on listed securities.

      As a result of these factors, Fujitsu reported a consolidated net loss, falling well short of the net income initially projected.

                                                (TRANSLATION FOR REFERENCE ONLY)

c) Overview by Business Segment

Technology Solutions

[The following information was depicted as a bar chart in the printed material]

                                                                   (Billion Yen)

                   FY 2005          FY 2006         FY 2007           FY 2008
                   -------          -------         -------           -------
Net Sales          2,983.9          3,157.0         3,272.2           3,077.0
Operating Income     153.0            163.6           180.1             188.7

[The following information was depicted as a pie chart in the printed material]

Net Sales

           (Billion Yen)

Japan         2,126.7
Overseas        950.3
              -------
Total         3,077.0  60.8%
              =======

* Net Sales include intersegment sales

      The  Technology   Solutions   segment  consists  of  Services  and  System
Platforms, which includes systems integration services and outsourcing services and platforms which support these services.

      Consolidated net sales in the Technology Solutions segment for fiscal 2008 were 3,077.0 billion yen, a 6.0% decrease from fiscal 2007. Sales in Japan rose by 1.2%, primarily on higher sales of systems integration services. Sales outside Japan declined by 18.8%, but sales of services on the European continent increased. Excluding the impact of yen appreciation, sales outside Japan were essentially unchanged from the previous year.

      Operating income for the segment was 188.7 billion yen, an increase of 8.5 billion yen over the same period last year, despite the impact of lower sales of UNIX servers and upfront costs related to expanding the private-sector services business in Europe, as these effects were offset by greater cost efficiencies and the impact of higher sales in the Services business in Japan and results in the previous year were impacted by losses on an unprofitable project in our UK services business.

Services

      In the Services sub-segment, data center capabilities were enhanced to accommodate an expansion of outsourcing business in Japan. To strengthen business outside of Japan, in addition to building internal organizational structures to support a unified strategy and faster decision-making, in October 2008 three solutions subsidiaries in North America were integrated.

      Net sales in the Services sub-segment for fiscal 2008 were 2,427.7 billion yen, down 5.1% from the prior year. In Japan, in addition to higher sales of systems integration services, primarily to the public sector and the financial services sector, sales of outsourcing services increased. Outside of Japan, sales declined as a result of yen appreciation, but business with private-sector customers, particularly on the European continent, increased. Excluding the impact of yen appreciation, sales outside of Japan increased by 5%.

      Operating income for the Services sub-segment was 163.3 billion yen, an increase of 22.8 billion yen over fiscal 2007. Despite the burden of upfront costs related to expanding capabilities in the private-sector European services business and the negative impact of yen appreciation, operating income increased as a result of higher sales and greater cost efficiencies in the systems integration business in Japan and because results in the previous year were impacted by losses on an unprofitable project in our UK services business.

      In the Services sub-segment, by improving systems quality through Field Innovation, strengthening our sales organization, and enhancing the capabilities of our data centers, we will strive to further raise earnings while continuing initiatives to reduce costs. In addition, by delivering a consistent set of services globally, we will seek to enhance and expand our business.

                                                (TRANSLATION FOR REFERENCE ONLY)

System Platforms

      In order to increase profitability in a challenging market, the System Platforms sub-segment, while making efforts to further reduce costs, worked to strengthen the price competitiveness of its products by instituting unified global product lines.

      Net sales in the System Platforms sub-segment for fiscal 2008 were 649.3 billion yen, a decline of 8.9% compared to the prior year. In Japan, despite sluggish sales of mobile phone base stations and other products, sales of routers to telecom carriers increased, and overall sales were roughly the same as in the previous year. Sales outside Japan decreased, with sales of UNIX servers declining as a result of the deteriorating economic conditions in Europe and North America. In addition, there were lower sales of optical transmission systems in the UK.

      Operating income was 25.3 billion yen, a decline of 14.3 billion yen from the previous year. Greater cost efficiencies in the mobile phone base station business and the impact of higher sales of router equipment to telecom carriers in Japan were outweighed by the impact of lower sales of UNIX servers outside Japan and delays in generating costs efficiencies in optical transmission systems for North America.

      In the System Platforms sub-segment, by creating a globally unified supply chain, we will seek to strengthen our cost competitiveness. In addition, we will seek to expand our hardware business and raise the profitability of our business outside Japan.

      In November 2008, Fujitsu reached an agreement to acquire Siemens's 50% stake in the German joint venture Fujitsu Siemens Computers, changing the name to Fujitsu Technology Solutions and making the company a wholly owned subsidiary of Fujitsu in April 2009.

      Positioning Fujitsu Technology Solutions as one key engine for expanding our business outside of Japan, we will pursue the development of globally-competitive servers. At the same time, by leveraging synergies with UK-based Fujitsu Services, we will seek to expand our Services business outside of Japan.

Ubiquitous Product Solutions

[The following information was depicted as a bar chart in the printed material]

                                                                   (Billion Yen)

                   FY 2005          FY 2006         FY 2007           FY 2008
                   -------          -------         -------           -------
Net Sales          1,059.9          1,118.3         1,188.9            949.1
Operating Income      34.8             41.6            52.5              0.5

[The following information was depicted as a pie chart in the printed material]

Net Sales

           (Billion Yen)

Japan           658.7
Overseas        290.3
                -----
Total           949.1  18.8%
                =====

* Net Sales include intersegment sales

      The Ubiquitous Product Solutions segment is comprised of products such as PCs, mobile phones and HDDs, all indispensable to a ubiquitous networking society.

      In fiscal 2008, in the midst of a difficult market environment, while taking initiatives to further reduce costs and strengthen our product lines, we pursued a structural transformation of our business, such as the decision to transfer our HDD business. In PCs, we aimed to increase sales with the launch of easy-to-use products and models with attractive design features. In November 2008, we launched the "FMV RakuRaku PC", which is geared toward PC novices. In mobile phones, we sought to differentiate ourselves by enhancing our line of universal design models and by launching new models, including sleek

                                                (TRANSLATION FOR REFERENCE ONLY)

water-resistant mobile phones, as well as through tie-ins with famous brands.

      Net sales in the Ubiquitous Product Solutions segment were 949.1 billion yen, a decrease of 20.2% from fiscal 2007. Sales in Japan declined on lower sales of PCs as a result of intensified price competition and sluggish sales to corporations in addition to lower sales of mobile phones as a result of a longer handset upgrade cycle. Sales outside Japan declined because of intensified competition in the market for HDDs as well as weak sales of PCs, especially in Europe, as a result of deteriorating market conditions.

      Operating income was 0.5 billion yen, a decrease of 52.0 billion yen compared to fiscal 2007. In addition to the impact of intensified global competition in PCs and HDDs, operating income declined as a result of higher costs in mobile phones associated with increasing their functionality, as well as the impact of lower sales.

      In the Ubiquitous Product Solutions segment, we will seek to provide value-added products that meet a variety of customer needs. In mobile phones, while closely following market trends, we will seek to expand our business outside of Japan. We will also work to further reduce costs and generate development efficiencies.

      We plan to complete the transfer of our HDD business in July 2009.

Device Solutions

[The following information was depicted as a bar chart in the printed material]

                                                                   (Billion Yen)

                   FY 2005          FY 2006         FY 2007           FY 2008
                   -------          -------         -------           -------
Net Sales           707.5            762.6           796.7             587.6
Operating Income     29.5             19.0            18.2         delta71.9

[The following information was depicted as a pie chart in the printed material]

Net Sales

           (Billion Yen)

Japan           372.2
Overseas        215.4
                -----
Total           587.6  11.6%
                =====

* Net Sales include intersegment sales

      The  Device  Solutions   segment  consists  of  LSI  devices  and  related
electronic components used in digital home appliances, automobiles, mobile phones, servers and other products.

      In fiscal 2008, in addition to strengthening our ASIC (*1) business, an area which our LSI device business has long emphasized, and our business in ASSP (*2), an area with high growth prospects, we also strengthened our sales capabilities in Asia, particularly in China.

      Net sales in the Device Solutions segment were 587.6 billion yen, a decrease of 26.2% compared to fiscal 2007. In Japan, sales of LSI devices declined starting since the latter half of the second quarter as a result of widespread inventory adjustments in various industries, especially the digital home appliance industry and the automotive industry. In addition, sales of Flash memory for mobile phones as well as sales of electronic components declined on the deterioration in market conditions. Sales outside of Japan also declined, primarily as a result of weak market conditions, especially for electronic components, and the impact of yen appreciation.

      The segment posted an operating loss of 71.9 billion yen in fiscal 2008, representing a deterioration of 90.2 billion yen compared to the previous year. Capacity utilization rates in the production lines of our LSI device business fell starting since the latter half of the second quarter as a result of sharp decline in market conditions. Results for electronic components also suffered because of the sudden drop in demand and the adverse foreign exchange impact.

      In standard logic products (130nm or prior generation devices), the Device Solutions segment is implementing structural reforms, including consolidating production lines and streamlining overlapping

                                                (TRANSLATION FOR REFERENCE ONLY)

administrative operations, and reassigning employees to other positions within the Fujitsu Group. In addition, we are further concentrating our development resources on growth areas, particularly ASSPs, and working to create products that have superior competitiveness in global markets. Furthermore, for 40nm generation devices and beyond, we are concentrating our management resources on the design and development of ASSPs and ASICs while shifting our business structure with the premise of contracting production to outside foundries.

*1 ASIC:

      Application Specific Integrated Circuit. Customized ICs with specific functions.

*2 ASSP:

      Application   specific  standard   product.   LSI  products  for  specific
      applications.

Other Operations

      Net sales in Other Operations, which includes sales of Fujitsu Ten Limited, a company selling car audio and navigation equipment along with electronic equipment for automobile controls, as well as sales of subsidiaries that provide products and services within the Fujitsu Group, were 446.2 billion yen, a decline of 15.3% compared to fiscal 2007. Operating income was 4.1 billion yen, a decline of 10.1 billion compared to the prior year.

(2) Capital Expenditures

      Capital expenditures in fiscal 2008 totaled 167.6 billion yen, a reduction of 32.7% compared to fiscal 2007.

      In the Technology Solutions segment, capital expenditures were 87.7 billion yen. In addition to acquiring ownership rights to the land and buildings of Fujitsu Solutions Square, which is an important business site for the company in Japan, we upgraded facilities and equipment in order to accommodate growth in the outsourcing business in the UK as well as data center facilities and equipment in Japan.

      In the Ubiquitous  Product Solutions  segment,  capital  expenditures were
18.7 billion yen, comprising investments in equipment for new PC and mobile phone models as well as investments in equipment for perpendicular magnetic recording in HDDs.

      In the Device Solutions segment, capital expenditures were 39.6 billion yen. This amount included investments at the Mie Plant's 300mm wafer Fab No. 2 facility for advanced logic LSI devices and equipment upgrades for standard logic LSI devices, in addition to capital investments relating to electronic components.

      Outside of the above segments, there were 21.5 billion yen in other capital expenditures.

(3) Capital Procurement

      During fiscal 2008, we refrained from raising capital through the issuance of any new shares or bonds.

(4) Research and Development

      Under its policy of creating new value for customers and contributing to the development of a networked society, Fujitsu carried out Research and Development in a variety of advanced technologies, including Research and Development in next-generation services, servers, and networks, as well as in the chip devices that support them, and in green IT technologies.

      Research and Development spending in fiscal 2008 totaled 249.9 billion yen. Spending on basic research that is not allocated to a particular segment was 31.2 billion yen, which was included the total spending.

      Research and Development spending in each of the business segments is explained below.

Technology Solutions

      This segment focuses on Research & Development in IT platform products and technologies in the areas of servers, storage systems, software, optical transmission systems, and mobile systems, along with the system development and management technologies utilizing these products and technologies.

                                                (TRANSLATION FOR REFERENCE ONLY)

|_| A new supercomputer system by Fujitsu comprised of its FX1 technical computing server and Parallelnavi middleware was shown, running the LINPACK (*1) benchmarking tool, to achieve a performance of 110.6 teraflops (*2) and computing efficiency (*3) of 91.19%. These results would place the supercomputer at the top of the November 2008 world's TOP500 (*4) list of supercomputers in terms of computing efficiency and rank it first in Japan in terms of performance. This system, a new supercomputer system for the Japan Aerospace Exploration Agency (JAXA), began operations in April 2009.

      *1 LINPACK: A program for measuring computer performance.

      *2 Teraflop: One trillion floating point operations per second.

      *3 Computing efficiency: The ratio of actual execution performance against theoretical performance.

      *4 TOP500: A project that compares the performance of the world's supercomputers.

|_| In addition to ever-higher levels of server performance, enterprises now want their IT systems to be environmentally friendly, consuming less power and taking up less space. Fujitsu developed a power-efficient and compact multiple-channel high-speed transceiver circuit that enables high-speed transmission at 10 gigabits-per-second (10Gbps) when used in backplanes, which are circuit boards that act as transmission conduits of blade server systems that multiple servers in a high-performance system. It utilizes a new control method that minimizes signal distortion resulting from transmission losses as well as noise. Compared to conventional technology, this 4-channel, 10Gbps transceiver circuit requires only one-fourth the power consumption and just half the area.

|_| There is increasing demand for wireless communications systems that enable broadband content to be accessed through mobile phones. In collaboration with NTT DoCoMo, Inc., Fujitsu conducted successful field testing for Long-term Evolution (LTE) (*5), a next-generation standard for wireless communications. The testing took place in the Special Ubiquitous Zone, an area of the northern Japanese city of Sapporo designated by the Ministry of Internal Affairs and Communications in 2008. Using jointly-developed wireless LTE base station prototypes, we were able to achieve high-speed wireless transmissions of up to 120 Mbps (using 10 MHz bandwidth), according to evaluations of transmission features using spatial multiplexing technology (4x4 MIMO) (*6). Calculated using the maximum bandwidth that LTE allows, this is equivalent to approximately 35 times the transmission speeds achieved using current 3.5G mobile phone systems. LTE will enable transmission of high-definition videos as well as a variety of other data.

      *5 LTE: Long-Term Evolution.

            The name for the wireless communications standard devised by members of 3GPP (a project to develop detailed specifications for IMT-2000 W-CDMA).

      *6 4x4 MIMO:

            MIMO (multiple-input, multiple-output) is a transmission method that uses multiple antennas transmitting/receiving different signals on the same frequency. Four antennae were used in the field test.

      Research and Development spending for the Technology Solutions segment was
      136.0 billion yen.

Ubiquitous Product Solutions

      This segment develops PCs, mobile phones, HDDs, and other products and technologies critical to the ubiquitous networking era.

|_| Fujitsu developed high-resolution color electronic paper (color e-paper) that features an easy-to-view screen and faster re-draw speeds compared to previous versions. Through the alignment of the liquid

                                                (TRANSLATION FOR REFERENCE ONLY)

      crystal molecules, we were able to develop a screen that offers 1.5 times higher brightness and 1.5 times greater contrast. In addition, by increasing the speed of the drive circuit, re-draw speed was also enhanced by 1.7 times.

            Using these technologies, in March 2009 we launched general sales of "FLEPia", the world's first mobile terminal that uses color e-paper.

            "FLEPia" enables users to purchase and view reading material from the internet, making it easy to enjoy reading while on the go. In addition, it comes with a digital photo frame function that, in addition to serving as a digital photo frame, enables users to run software applications, such as email and spreadsheet programs.

            Research  and  Development   spending  for  the  Ubiquitous  Product
      Solutions segment was 36.1 billion yen.

Device Solutions

      Research and Development in for this segment focuses on developing logic LSI products, electronic components (semiconductor packages, SAW devices, etc.), and various other products and technologies.

|_| Fujitsu developed the world's first radio frequency (RF) transceiver chip produced with 90 nm CMOS process technology that operates at the 77 gigahertz (77GHz) frequency and is designed for use in automotive radars. The novel miniaturization technologies for signal-distribution circuitry and matching circuitry were developed for the new transceiver chip that enable the integration of all necessary functions onto a single chip.

            By miniaturizing and embedding onto a single chip the automotive radar signal processing circuits that were previously comprised of multiple chips, the cost of automotive radar is expected to be significantly reduced, thereby promoting its widespread use.

|_| Fujtisu developed new H.264 (*7) CODEC LSI devices that encode and decode Full HD (1,920 dots x 1,080 lines) video in the H.264 format. The ultra-low power "MB86H55" features power consumption of only 500mW during encoding, an industry-leading level for low power consumption. The "MB86H56" offers processing of Full HD video at 60 frames per second, improving picture quality even further. Samples shipments of both products were available as of April 2009.

            The two products facilitate the creation of smaller, more energy-efficient digital camcorders, audio-visual equipment, commercial broadcast equipment, and security cameras, while enabling the recording, playing and transmission of superior picture quality HD video.

*7 H.264:

      A video compression standard that offers more compression than MPEG-2 or other earlier formats.

            Research and Development spending for the Device Solutions segment was 37.2 billion yen.

Other Operations

      Research and Development spending for Other Operations was 9.1 billion yen.

(5) Acquisition or Disposition of Other Companies' Shares and Other Equity or New Share Warrants, Etc.

|_| To strengthen our solutions business in North America, on October 1, 2008, U.S.-based subsidiaries Fujitsu Consulting Holdings, Inc., Fujitsu Computer Systems Corporation and Fujitsu Transactions Solutions Inc. were brought together through an in-kind equity contribution under a newly established company, Fujitsu North America Holdings, Inc.

|_| On April 1, 2009, Fujitsu Limited acquired Siemens's 50% stake in the joint venture Fujitsu Siemens

                                                (TRANSLATION FOR REFERENCE ONLY)

      Computers (Holding) B.V., making the company a wholly owned subsidiary of Fujitsu Limited, and changed the corporate name to Fujitsu Technology Solutions (Holding) B.V.

|_| On April 30, 2009, Subsidiary Fujitsu Australia Limited acquired from Telstra Corporation, the Australian telecommunications company, 100% of the shares in Telstra's IT services subsidiary, KAZ Group. The acquisition enable Fujitsu to deliver comprehensive services, from consulting to applications and IT infrastructure services, to customers in the
      Australian market. To fund the acquisition, Fujitsu Australia Limited implemented a capital increase that was subscribed to by Fujitsu Limited.

|_| On May 1, 2009, Fujitsu Limited subscribed to an equity private placement of equity-method affiliate FDK Corporation, converting the company into a consolidated subsidiary of Fujitsu Limited.

(6) Key Challenges Ahead

      Through our constant pursuit of innovation, Fujitsu aims to contribute to the creation of a networked society that is rewarding and secure, bringing about a prosperous future that fulfills the dreams of people throughout the world. To achieve this vision, Fujitsu strives for sustainable profitability and growth, continually enhancing our corporate value.

      Fujitsu is dedicated to contributing to the success of our customers through both our global operations and the deeply rooted local operations in each community in which we do business. We seek to grow with our customers as their trusted and valued partner.

      At present, due to the financial market instability that originated in the US, the prospects for the global economy have become very uncertain. In the IT market, the slowdown in new investment and spending is expected to have a negative impact on sales of IT hardware, in particular. Nevertheless, we remain confident that there has been no fundamental change in the importance placed on maintaining and enhancing IT as critical infrastructure supporting society and business. Moreover, in an uncertain economic environment, we believe IT has a crucial role to play in driving operational efficiencies and management innovation.

      In order to maintain and improve our profitability under these circumstances, we believe it is essential to continue to focus on achieving greater overall operational efficiencies at the same time as we pursue new opportunities for growth. While strengthening our global business structure, Fujitsu is pursuing innovation in its own operations and delivering new value to customers through the promotion of the "Field Innovation" approach to customer engagement. In addition, protection of the earth's environment is now a universal imperative, and Fujitsu is dedicated in every segment of its business to providing solutions that protect the environment.

o Technology Solutions

      Fujitsu aims to expand its business globally based on a foundation of high-quality products and services.

      As part of this strategy, on April 1, 2009, we transformed Fujitsu Siemens Computers (Holding) B.V., a joint venture with Siemens AG focused on servers and other IT products in the European market, into a wholly owned subsidiary, now renamed Fujitsu Technology Solutions (Holding) B.V. In conjunction with this move, we are putting in place a new organizational structure for integrating our global operations with the aim of further promoting the "Thing Global, Act Local" business approach.

      In the paradigm for employing IT, we see a shift from ownership to subscription usage, and we will continue to develop new businesses for future growth.

      We will also further strengthen our efforts to boost operational efficiency. While Fujitsu accelerates manufacturing reforms based on the Toyota Production System, we will move ahead in applying it to software development. We are also promoting initiatives to standardize and "industrialize" IT services (*) to improve cost efficiency and product quality, and continuing work to
thoroughly   strengthen  system  integration  risk  management.   Aware  of  the
importance of overall quality assurance for IT systems including systems operation, we continue to make all-out company-wide efforts to ensure the stable operation of the

                                                (TRANSLATION FOR REFERENCE ONLY)

systems that support the crucial infrastructures of businesses and society at large.

*"industrialize" IT services

  Initiatives designed to quickly deliver consistently high-quality services by standardizing and automating processes.

o Ubiquitous Product Solutions

      In the Ubiquitous Product Solutions segment, we will pursue sales growth on a global basis. In the PC business, we will unify our product brands worldwide and expand our portfolio of higher value-added products while raising cost competiveness through more effective global supply chain management. We see mobile phones as a nexus for wireless and other cutting-edge technologies, and we have positioned mobile phones as key devices for the future ubiquitous networking world.

      In this regard, the Group will pursue an enhanced growth strategy that leverages the anticipated convergence of mobile phones and PCs. We will then aim to expand this business to markets outside Japan to leverage the technology developed for the Japanese market. The HDD sector has been particularly hard hit by the current economic downturn. Based on our determination that it is no longer feasible to continue our HDD operations on our own, we have finalized agreements to transfer our disk drive operations to Toshiba Corporation and our HDD media business to Showa Denko K.K. The companies plan to complete both of these transactions in July 2009. We discontinued both the development and manufacturing of HDD heads at the end of the period.

o Device Solutions

      In our Device Solutions segment, due to the rapid deterioration of market conditions beginning in September 2008, customer confidence rapidly declined, resulting in a dramatic contraction of the LSI device market. We have taken measures to shift to a cost structure that will enable profitable operations in a smaller overall market. The measures include the optimization of production capacity to a scale corresponding to the demand now foreseen for standard technology logic LSI devices (130nm or prior generation devices), which have undergone a particularly dramatic contraction of sales. Employees affected by the measures will relocate to other businesses within the Fujitsu Group. In standard technology logic LSI devices, in order to ensure the utilization of existing capacity, we will place the primary emphasis on general-purpose products for world markets, with the focus on Asia, where the greatest growth is foreseen. Furthermore, the cost for development and volume production of advanced technology LSI devices has become enormous, and the added value is shifting from the process technology to the LSI design and planning areas. In light of these trends, for advanced technology products (90nm or after generation devices) using 40nm technology and beyond, we have decided to concentrate management resources in the design and development of ASSP and ASIC products, which is a source of added value for digital electronics. At the same time, we change our business model to shift to outsourced production at external foundries.

o Company-Wide Initiatives

      In addition to the measures described above, in order to accelerate global business growth, the Fujitsu Group will continue to make selective acquisitions and alliances with other companies as well as deploy human resources globally and strengthen our organization.

      In order to promote our "Field Innovation" approach, we are developing a cadre of "Field Innovators" who combine a deep knowledge of our customers' operations with an ability to suggest improvements from a business perspective.

      Together with continuing our campaign to transform our manufacturing operations, we will be making major efforts in overall cost management, initiating company-wide programs to thoroughly eliminate waste in every area of corporate activity.

      In regard to environmental protection, in July 2008 we established the Fujitsu Group medium-term environmental vision, "Green Policy 2020," which sets forth the role and direction of the Fujitsu Group in

                                                (TRANSLATION FOR REFERENCE ONLY)

contributing to solutions for the world's environmental problems. This vision, with its key concepts of "Creation," "Collaboration" and "Change," aims to bring about a prosperous, low-carbon society through environmental innovations at Fujitsu and in society as a whole. The Fujitsu Group is aiming to contribute to a reduction of approximately 30 million tons of carbon dioxide emissions a year in Japan alone by 2020.

      As we strive to meet the challenges discussed above, we will aim to be a trusted partner to our customers and, as a global company contributing to the creation of a rewarding and secure networking society, continue to earn the confidence of customers and society as a whole.

                                                (TRANSLATION FOR REFERENCE ONLY)

(7) The Fujitsu Group

      The positioning of, and relationship between, Fujitsu Limited and its principal consolidated subsidiaries and affiliates (as of March 31, 2009) are as shown in the following chart.

                                                              Customers

                                                           Fujitsu Limited

                        Technology Solutions
                        --------------------

-------------------------------------------------------------------       ----------------------------------------------------------
                                                      Percentage of                                                    Percentage of
Category            Company Name                      Voting Rights       Category      Company Name                   Voting Rights
-------------------------------------------------------------------       ----------------------------------------------------------
Development,        Fujitsu Frontech Limited          53.78 (0.44)        Development,  Fujitsu Business Systems Ltd.  53.21 (0.06)
manufacturing       Fujitsu Telecom Networks Limited    100               sales and     NIFTY Corporation              66.59
and sales           Fujitsu Network                     100               provision of  Fujitsu Broad Solution &       56.44
                    Communications, Inc.                                  services      Consulting Inc.
-------------------------------------------------------------------                     Fujitsu Fsas Inc.                100
Development,        Fujitsu IT Products Limited         100 (45.00)                     Fujitsu FIP Corporation          100
manufacturing                                                                           PFU Limited                    78.59
-------------------------------------------------------------------                     Fujitsu Services Holdings PLC    100 (3.63)
                                                                                        Fujitsu Australia Limited        100
                                                                                        Fujitsu Asia Pte. Ltd.           100

                                                                          ----------------------------------------------------------
                                                                                                                       Percentage of
                                                                          Category      Company Name                   Voting Rights
                                                                          ----------------------------------------------------------
                                                                          Development,  Fujitsu North America            100
                                                                          sales and     Holdings, Inc.
                                                                          provision of  Fujitsu Taiwan Ltd.              100

                    Ubiquitous Product Solutions                          services
                    ----------------------------                          ----------------------------------------------------------
                                                                          Development,  Fujitsu Siemens Computers         50.00
-------------------------------------------------------------------       manufacturing (Holding)B. V.*
                                                      Percentage of       and sales
Category            Company Name                      Voting Rights       ----------------------------------------------------------
-------------------------------------------------------------------
                                                                          ----------------------------------------------------------
Development,        Shimane Fujitsu Limited             100                                                            Percentage of
manufacturing       Fujitsu Mobile-phone Products                         Category      Company Name                   Voting Rights
                    Ltd.                                100               ----------------------------------------------------------
                    Fujitsu Isotec Limited              100               Sales         Fujitsu Personal System
                    Fujitsu (Thailand) Co., Ltd.        100                             Limited                          100
                    Fujitsu Computer Products                                           Fujitsu Computer Products of     100 (100)
                    Corporation of the Philippines      100                             America, Inc.
------------------------------------------------------------------        ----------------------------------------------------------

                    Device Solutions
                    ----------------

-------------------------------------------------------------------       ----------------------------------------------------------
                                                      Percentage of                                                    Percentage of
Category            Company Name                      Voting Rights       Category      Company Name                   Voting Rights
-------------------------------------------------------------------       ----------------------------------------------------------
Development,        Fujitsu Microelectronics Limited    100               Sales         Fujitsu Electronics Inc.         100 (100)
manufacturing       Shinko Electric Industries Co.,                                     Fujitsu Microelectronics Asia    100 (100)
and sales           Ltd.                              50.06 (0.03)                      Pte. Ltd
                    Fujitsu Component Limited         50.32               ----------------------------------------------------------
-------------------------------------------------------------------

                    Other Operations
                    ----------------

-------------------------------------------------------------------       ----------------------------------------------------------
                                                      Percentage of                                                    Percentage of
Category            Company Name                      Voting Rights       Category      Company Name                   Voting Rights
-------------------------------------------------------------------       ----------------------------------------------------------
Development,        Fujitsu TEN Limited               55.00               Equity        Fujitsu General Limited *      46.35
manufacturing                                                             method        FDK Corporation *              39.80 (0.01)
and sales                                                                 affiliates    Fujitsu Leasing Co., Ltd.*      22.50
-------------------------------------------------------------------       ----------------------------------------------------------
Research and        Fujitsu Laboratories Ltd.           100
Development
-------------------------------------------------------------------

Notes:

1.    The company with (*) is an equity method affiliate.

2. Figures in parenthesis in the percentage of voting rights show indirect shareholdings and are included in the percentage.

                                                (TRANSLATION FOR REFERENCE ONLY)

|_| On July 1, 2008, we spun off, through a simple absorption-type separation, our photonics manufacturing division and photonics product development division for the Japanese market and transferred the divisions to our subsidiary, Fujitsu Access Limited. At the same time, the name of Fujitsu Access Limited was changed to Fujitsu Telecom Networks Limited.

|_| On October 1, 2008, Fujitsu Consulting Holdings, Inc., Fujitsu Computer Systems Corporation and Fujitsu Transactions Solutions Inc. were brought together under a newly established holding company, Fujitsu North America Holdings, Inc. On April 1, 2009, these three subsidiaries were merged and the name of the company changed to Fujitsu America, Inc.

*Significant changes to the status of subsidiaries subsequent to the close of fiscal 2008 are as follows:

|_| On April 1, 2009, as a result of the acquisition of the equity holdings of Siemens AG in Fujitsu Siemens Computers (Holding) B.V. (whose name was changed to Fujitsu Technology Solutions (Holding) B.V. as of April 1,
      2009), that company became a consolidated subsidiary of Fujitsu.

|_| On May 1, 2009, Fujitsu Limited subscribed to an equity private placement of equity-method affiliate FDK Corporation, converting the company into a consolidated subsidiary of Fujitsu.

|_| In conjunction with the transfer of Fujitsu's HDD operations, Fujitsu (Thailand) Co., Ltd. and Fujitsu Computer Products Corporation of the Philippines are scheduled to be transferred to Toshiba Corporation in July 2009.

                                                (TRANSLATION FOR REFERENCE ONLY)

(8) Consolidated Asset and Profit (Loss) Situation for the Most Recent Three Fiscal Years

[The following information was depicted as a bar chart in the printed material]

                                                                   (Billion Yen)

                   FY 2005          FY 2006         FY 2007           FY 2008
                   -------          -------         -------           -------
Net Sales          4,791.4          5,100.1         5,330.8           4,692.9

[The following information was depicted as a bar chart in the printed material]

                   FY 2005          FY 2006         FY 2007           FY 2008
                   -------          -------         -------           -------
Operating Income     181.4            182.0           204.9              68.7

[The following information was depicted as a bar chart in the printed material]

                   FY 2005          FY 2006         FY 2007           FY 2008
                   -------          -------         -------           -------
Ordinary Income      126.0            147.2           162.8              15.0

[The following information was depicted as a bar chart in the printed material]

                   FY 2005          FY 2006         FY 2007           FY 2008
                   -------          -------         -------           -------
Net Income            68.5            102.4            48.1        delta112.3

                                                                                               Billions of yen, except where stated
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           FY 2008
             Fiscal Year                                             FY 2005           FY 2006           FY 2007          (Current
          (Business Period)                                          (106th)           (107th)           (108th)           period)
-----------------------------------------------------------------------------------------------------------------------------------
Net sales                                                          (Y)4,791.4        (Y)5,100.1        (Y)5,330.8        (Y)4,692.9
-----------------------------------------------------------------------------------------------------------------------------------
  Overseas Total (included in Net Sales)                              1,591.5           1,825.2           1,923.6           1,499.8
-----------------------------------------------------------------------------------------------------------------------------------
Operating income                                                        181.4             182.0             204.9              68.7
-----------------------------------------------------------------------------------------------------------------------------------
Ordinary income                                                         126.0             147.2             162.8              15.0
-----------------------------------------------------------------------------------------------------------------------------------
Net income (loss)                                                        68.5             102.4              48.1            (112.3)
-----------------------------------------------------------------------------------------------------------------------------------
Net income (loss) per share [yen]                                       32.83             49.54             23.34            (54.35)
-----------------------------------------------------------------------------------------------------------------------------------
Total assets                                                          3,807.1           3,943.7           3,821.9           3,221.9
-----------------------------------------------------------------------------------------------------------------------------------
Net assets                                                              917.0           1,160.7           1,130.1             925.6
-----------------------------------------------------------------------------------------------------------------------------------
Shareholders' equity per share [yen]                                   443.20            469.02            458.31            362.30
-----------------------------------------------------------------------------------------------------------------------------------

Notes:

1. Net income (loss) per share is calculated based on the weighted average number of shares of common stock outstanding during each period.

2. Shareholders' equity per share is calculated based on the number of shares of common stock outstanding at the end of each period.

3. In calculating "Net assets", Fujitsu has adopted the "Accounting Standard for Presentation of Net Assets on the Balance Sheet" (Corporate Accounting Standard No. 5) and the "Accounting Standard Applicable Guideline for Presentation of Net Income on the Balance Sheet" (Corporate Accounting Standard Applicable Guideline No. 8), effective from fiscal 2006 ending March 31, 2007.

                                                (TRANSLATION FOR REFERENCE ONLY)

                                                                                                                   Billions of yen
                                                       ---------------------------------------------------------------------------
                                                                                                                           FY 2008
                                                         FY 2005               FY 2006              FY 2007               (Current
                                                         (106th)               (107th)              (108th)                period)
                                                       ---------------------------------------------------------------------------
Technology            Net sales
Solutions                Unaffiliated customers        (Y)2,903.6            (Y)3,064.7           (Y)3,158.9             (Y)2,983.0
                         Intersegment                        80.2                  92.3                113.2                   94.0
                                                       ----------            ----------           ----------             ----------
                         Total                         (Y)2,983.9            (Y)3,157.0           (Y)3,272.2             (Y)3,077.0
                                                       ==========            ==========           ==========             ==========
                      Operating income                   (Y)153.0              (Y)163.6             (Y)180.1               (Y)188.7
                                                       ==========            ==========           ==========             ==========
                      [As % of sales]                      [5.1%]                [5.2%]               [5.5%]                 [6.1%]

Ubiquitous            Net sales
Product Solutions        Unaffiliated customers          (Y)926.4              (Y)993.2           (Y)1,056.5               (Y)840.3
                         Intersegment                       133.5                 125.0                132.4                  108.7
                                                       ----------            ----------           ----------             ----------
                         Total                         (Y)1,059.9            (Y)1,118.3           (Y)1,188.9               (Y)949.1
                                                       ==========            ==========           ==========             ==========
                      Operating income                    (Y)34.8               (Y)41.6              (Y)52.5                 (Y)0.5
                                                       ==========            ==========           ==========             ==========
                      [As % of sales]                      [3.3%]                [3.7%]               [4.4%]                 [0.1%]

Device Solutions      Net sales
                         Unaffiliated customers          (Y)655.1              (Y)707.1             (Y)736.5               (Y)540.1
                         Intersegment                        52.3                  55.5                 60.2                   47.5
                                                       ----------            ----------           ----------             ----------
                         Total                           (Y)707.5              (Y)762.6             (Y)796.7               (Y)587.6
                                                       ==========            ==========           ==========             ==========
                      Operating income (loss)             (Y)29.5               (Y)19.0              (Y)18.2              (Y)(71.9)
                                                       ==========            ==========           ==========             ==========
                      [As % of sales]                      [4.2%]                [2.5%]               [2.3%]               [-12.2%]

Other Operations      Net sales
                         Unaffiliated customers          (Y)306.2              (Y)335.0             (Y)378.8               (Y)329.4
                         Intersegment                       141.1                 155.2                147.9                  116.7
                                                       ----------            ----------           ----------             ----------
                         Total                           (Y)447.3              (Y)490.3             (Y)526.8               (Y)446.2
                                                       ==========            ==========           ==========             ==========
                      Operating income                     (Y)7.6               (Y)10.5              (Y)14.2                 (Y)4.1
                                                       ==========            ==========           ==========             ==========
                      [As % of sales]                      [1.7%]                [2.2%]               [2.7%]                 [0.9%]

Elimination &         Net sales (loss)                  (Y)(407.3)            (Y)(428.2)           (Y)(453.9)             (Y)(367.1)
Corporate                                              ==========            ==========           ==========             ==========
                      Operating income (loss)            (Y)(43.5)             (Y)(52.7)            (Y)(60.3)              (Y)(52.6)
                                                       ==========            ==========           ==========             ==========

Total                 Net sales
                         Unaffiliated customers        (Y)4,791.4            (Y)5,100.1           (Y)5,330.8             (Y)4,692.9
                         Intersegment                          --                    --                   --                     --
                                                       ----------            ----------           ----------             ----------
                         Total                         (Y)4,791.4            (Y)5,100.1           (Y)5,330.8             (Y)4,692.9
                                                       ==========            ==========           ==========             ==========
                      Operating income                   (Y)181.4              (Y)182.0             (Y)204.9                (Y)68.7
                                                       ==========            ==========           ==========             ==========
                      [As % of sales]                      [3.8%]                [3.6%]               [3.8%]                 [1.5%]

Note:

For purposes of comparison, figures for fiscal 2005 have been restated with new method of allocating operating expenses, which has been introduced fiscal 2006.

                                                (TRANSLATION FOR REFERENCE ONLY)

(9) Asset and Profit (Loss) Situation of the Company for the Most Recent Three Fiscal Years

[The following information was depicted as a bar chart in the printed material]

                                                                   (Billion Yen)

                   FY 2005          FY 2006         FY 2007           FY 2008
                   -------          -------         -------           -------
Net Sales          2,850.2          2,869.2         2,979.0           2,423.5

[The following information was depicted as a bar chart in the printed material]

                   FY 2005          FY 2006         FY 2007           FY 2008
                   -------          -------         -------           -------
Operating Income      18.8              8.8            59.0              40.7

[The following information was depicted as a bar chart in the printed material]

                   FY 2005          FY 2006         FY 2007           FY 2008
                   -------          -------         -------           -------
Ordinary Income       55.5             62.6           127.2              94.8

[The following information was depicted as a bar chart in the printed material]

                   FY 2005          FY 2006         FY 2007           FY 2008
                   -------          -------         -------           -------
Net Income            17.4       delta249.2            61.45             47.8


                                                                                               Billions of yen, except where stated
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           FY 2008
             Fiscal Year                                             FY 2005           FY 2006           FY 2007          (Current
          (Business Period)                                          (106th)           (107th)           (108th)           period)
-----------------------------------------------------------------------------------------------------------------------------------
Net sales                                                          (Y)2,850.2        (Y)2,869.2        (Y)2,979.0        (Y)2,423.5
-----------------------------------------------------------------------------------------------------------------------------------
Operating income                                                         18.8               8.8              59.0              40.7
-----------------------------------------------------------------------------------------------------------------------------------
Ordinary income                                                          55.5              62.6             127.2              94.8
-----------------------------------------------------------------------------------------------------------------------------------
Net income (loss)                                                        17.4           (249.2)              61.4              47.8
-----------------------------------------------------------------------------------------------------------------------------------
Net income (loss) per share [yen]                                        8.37          (120.58)             29.80             23.16
-----------------------------------------------------------------------------------------------------------------------------------
Total assets                                                          2,837.0           2,512.8           2,536.5           2,302.3
-----------------------------------------------------------------------------------------------------------------------------------
Net assets                                                              939.5             620.8             636.8             629.0
-----------------------------------------------------------------------------------------------------------------------------------
Shareholders' equity per share [yen]                                   454.35            300.37            307.82            304.29
-----------------------------------------------------------------------------------------------------------------------------------

Notes:

1. Net income (loss) per share is calculated based on the weighted average number of shares of common stock outstanding during each period.

2. Shareholders' equity per share is calculated based on the number of shares of common stock outstanding at the end of each period.

3. In calculating "Net assets", Fujitsu Limited has adopted the "Accounting Standard for Presentation of Net Assets on the Balance Sheet" (Corporate Accounting Standard No. 5) and the "Accounting Standard Applicable Guideline for Presentation of Net Income on the Balance Sheet" (Corporate Accounting Standard Applicable Guideline No. 8), effective from fiscal 2006 ending March 31, 2007.

4. Operating income in fiscal 2008 declined as a result of the impact of lower sales of mobile phones and intensified competition in the PC and HDD markets, despite the positive impact of higher sales in the Services sub-segment. Net income for fiscal 2008 declined as a result of restructuring charges relating to the reorganization of the HDD business and valuation losses on the shares of listed affiliates and other equity holdings.

                                                (TRANSLATION FOR REFERENCE ONLY)

(10) Major Business of the Fujitsu Group (As of March 31, 2009)

      Fujitsu  Limited  and its  subsidiaries  are  engaged in  providing  total solutions in the IT field, delivering services as well as developing, manufacturing, selling, and maintaining the cutting-edge, high performance, high-quality products and electronic devices that support these services. The main products and services of each segment are described below.

--------------------------------------------------------------------------------
            Segment                        Main products and services
--------------------------------------------------------------------------------
Technology          Services     Solutions / SI
Solutions                          ---------------------------------------------
                                   Systems integration services (system
                                     construction)
                                   Consulting
                                   Front-end technology (ATMs, POS
                                     systems, etc.)
                                 -----------------------------------------------
                                 Infrastructure Services
                                   ---------------------------------------------
                                   Outsourcing services
                                     (data center, IT operational management,
                                     SaaS, application usage and management,
                                     business process outsourcing, etc.)
                                   Network services
                                     (business networks, internet, mobile
                                     content distribution)
                                   System support services
                                     (information system and network maintenance
                                     and monitoring services)
                                 -----------------------------------------------
                                 Others
                                   ---------------------------------------------
                                   Security solutions
                                     (Information systems infrastructure
                                     construction and network construction)
                    ------------------------------------------------------------
                    System       System Products
                    Platforms    -----------------------------------------------
                                   Servers
                                     (mainframes, UNIX servers, mission-critical
                                     IA servers, PC servers)
                                   Storage systems
                                   Software (OS, middleware)
                                 -----------------------------------------------
                                 Network Products
                                   Network control systems
                                   Optical transmission systems
                                   Mobile phone base stations
--------------------------------------------------------------------------------
Ubiquitous Product               Personal computers
Solutions                        Mobile phones
                                 Optical modules
                                 Hard disk drives
--------------------------------------------------------------------------------
Device Solutions                 LSI Devices
                                 Electronic Components (semiconductor packages,
                                   SAW devices, etc.)
                                 Relays, Connectors, etc.
--------------------------------------------------------------------------------
Other Operations                 Audio and navigation equipment
                                 Electronic equipment for automobile control
                                 Printed circuit boards
--------------------------------------------------------------------------------

                                                (TRANSLATION FOR REFERENCE ONLY)

(11) Fujitsu Group Principal Offices and Plants (As of March 31, 2009)

a) Fujitsu Limited

--------------------------------------------------------------------------------
Registered office             1-1, Kamikodanaka 4-chome, Nakahara-ku,  Kawasaki,
                              Kanagawa
--------------------------------------------------------------------------------
Principal office              5-2, Higashi-Shimbashi 1-chome, Minato-ku, Tokyo
--------------------------------------------------------------------------------
Domestic business offices     Hokkaido Regional Sales Unit (Sapporo-shi), Tohoku
                              Regional  Sales  Unit  (Sendai-shi),  Metropolitan
                              Area    Sales    Unit    (Shinjuku-ku,     Tokyo),
                              Kanto-Koshinetsu  Regional Sales Unit  (Minato-ku,
                              Tokyo),     Hokuriku     Regional    Sales    Unit
                              (Kanazawa-shi,  Ishikawa),  Tokai  Regional  Sales
                              Unit  (Nagoya-shi),  Kansai  Regional  Sales  Unit
                              (Osaka-shi),    Chugoku    Regional   Sales   Unit
                              (Hiroshima-shi),   Shikoku   Regional  Sales  Unit
                              (Takamatsu-shi,  Kagawa),  Kyushu  Regional  Sales
                              Unit (Fukuoka-shi)

                              --------------------------------------------------
                              [After April 1, 2009]

                              Kanto-Koshinetsu Regional Sales Unit(Minato-ku, Tokyo), Hokkaido Regional Sales Unit (Sapporo-shi), Tohoku Regional Sales Unit
                              (Sendai-shi), Kanetsu Regional Sales Unit (saitama-shi), Kanagawa Regional Sales Unit(Yokohama-shi), Chiba Regional Sales Unit (Chiba-shi), Nagano Regional Sales Unit (Nagano-shi, Nagano), Shizuoka Regional Sales Unit (Shizuoka-shi), Tokai Regional Sales Unit
                              (Nagoya-shi), Hokuriku Regional Sales Unit (Kanazawa-shi, Ishikawa), Kansai Regional Sales Unit (Osaka-shi), Kyoto Sales Div. (Kyoto-shi), Kobe Sales Div. (Kobe-shi), Chugoku Regional Sales Unit (Hiroshima-shi), Shikoku Regional Sales Unit (Takamatsu-shi, Kagawa), Kyushu Regional Sales Unit (Fukuoka-shi)
                              --------------------------------------------------

--------------------------------------------------------------------------------
Software/Services             Sapporo Systems Laboratory  (Sapporo-shi),  Aomori
                              Systems Laboratory (Aomori-shi,  Aomori), Ichigaya
                              Office(Chiyoda-ku,        Tokyo),        Kojimachi
                              Office(Chiyoda-ku,Tokyo),                Shibakoen
                              Office(Minato-ku,Tokyo),   Enterprise   Innovation
                              Support   Center(Minato-ku,Tokyo),   World   Trade
                              Center Building(Minato-ku,Tokyo), Fujitsu Solution
                              Square(Ohta-ku,Tokyo), Makuhari Systems Laboratory
                              (Chiba-shi),     Kansai     Systems     Laboratory
                              (Osaka-shi),             Kouchi            Fujitsu
                              Technoport(Nangoku-shi, Kouchi), Kyushu R&D Center
                              (Fukuoka-shi),  Oita Systems Laboratory (Oita-shi,
                              Oita),  Kumamoto Systems Laboratory  (Mashiki-cho,
                              Kamimashiki-gun, Kumamoto)
--------------------------------------------------------------------------------
R & D /Plants                 Kawasaki   Research  &  Manufacturing   Facilities
                              (Kawasaki-shi),    Kumagaya    Plant(Kumagaya-shi,
                              Saitama),  Oyama Plant (Oyama-shi,  Tochigi), Nasu
                              Plant   (Otawara-shi,   Tochigi),   Nagano   Plant
                              (Nagano-shi,  Nagano),  Numazu Plant  (Numazu-shi,
                              Shizuoka),   Akashi   Research   &   Manufacturing
                              Facilities (Akashi-shi, Hyogo)
--------------------------------------------------------------------------------

b) Subsidiaries

--------------------------------------------------------------------------------
Japan Fujitsu Laboratories Ltd. (Kawasaki-shi), Shinko Electric Industries Co., Ltd. (Nagano-shi, Nagano), Fujitsu Business Systems Ltd. (Bunkyo-ku, Tokyo), Fujitsu Frontech Ltd. (Inagi-shi, Tokyo), Fujitsu Component Ltd. (Shinagawa-ku, Tokyo), NIFTY Corporation (Shinagawa-ku, Tokyo), Fujitsu Broad Solution & Consulting Inc. (Minato-ku, Tokyo), Fujitsu Microelectronics Ltd. (Shinjuku-ku, Tokyo), Fujitsu FSAS Inc. (Minato-ku, Tokyo), Fujitsu Telecom Networks Ltd. (Kawasaki-shi), Fujitsu TEN Ltd. (Kobe-shi), PFU Ltd. (Kahoku-shi, Ishikawa), Fujitsu Electronics Inc. (Shinjuku-ku, Tokyo), Fujitsu FIP Corporation (Koto-ku, Tokyo), Fujitsu Isotec Ltd. (Date-shi, Fukushima), Fujitsu Personal System Ltd.
                              (Minato-ku, Tokyo), Shimane Fujitsu Ltd. (Hikawa-cho, Hikawa-Gun, Shimane), Fujitsu IT Products Ltd. (Kahoku-shi, Ishikawa), Fujitsu Mobile-phone Products Ltd. (Otawara-shi, Tochigi)
--------------------------------------------------------------------------------

                                                (TRANSLATION FOR REFERENCE ONLY)

--------------------------------------------------------------------------------
Overseas                      Fujitsu Services Holdings PLC (U.K.),
                              Fujitsu Network Communications, Inc. (U.S.),
                              Fujitsu Computer Products of America, Inc. (U.S.), Fujitsu North America Holdings, Inc. (U.S.), Fujitsu Computer Products Corporation of the
                                 Philippines (Philippines),
                              Fujitsu Australia Limited (Australia),
                              Fujitsu (Thailand) Co., Ltd.  (Thailand),  Fujitsu
                                 Asia Pte. Ltd.(Singapore),
                              Fujitsu    Microelectronics    Asia   Pte.    Ltd.
                                 (Singapore),
                              Fujitsu Taiwan Ltd. (Taiwan)
--------------------------------------------------------------------------------

(12) Employees (As of March 31, 2009)

a) Employees of Fujitsu Group

--------------------------------------------------------------------------------
            Segment                  Number of employees      Change from end of
                                                                  fiscal 2007
--------------------------------------------------------------------------------
Technology Solutions                       108,446                  +4,705

Ubiquitous Product Solutions                14,950                  -4,148

Device Solutions                            22,784                    -914

Other Operations                                   17,082           -1,042

Corporate                                           2,350             -363

Total                                      165,612                  -1,762
--------------------------------------------------------------------------------

b) Employees of Fujitsu Limited

--------------------------------------------------------------------------------
                          Change from end of                       Average years
Number of employees          fiscal 2007        Average age        of employment
--------------------------------------------------------------------------------
      25,899                    -1,411             41.1                 18.1
--------------------------------------------------------------------------------

(13) Principal Lenders (As of March 31, 2009)

--------------------------------------------------------------------------------
                                                                   Loan amount
                    Lender                                        ((Y) millions)
--------------------------------------------------------------------------------
Mizuho Corporate Bank, Ltd.                                           39,063
--------------------------------------------------------------------------------
Mitsubishi UFJ Trust and Banking Corporation                          23,769
--------------------------------------------------------------------------------
Sumitomo Mitsui Banking Corporation                                   17,692
--------------------------------------------------------------------------------
Asahi Mutual Life Insurance Company                                   15,000
--------------------------------------------------------------------------------
Meiji Yasuda Life Insurance Company                                   13,000
--------------------------------------------------------------------------------

                                                (TRANSLATION FOR REFERENCE ONLY)

2. Company Overview

(1) Stock (As of March 31, 2009)

a) Number of Authorized Shares:                                    5,000,000,000

b) Number of Outstanding Shares and Stated Capital
     Shares:                                                       2,070,018,213

     Stated Capital:                                          (Y)324,625,075,685

c) Shares Issued during the Business Period: There was no issuance of shares during the business period.

d) Number of Shareholders:       201,818 (7,575 decrease from the end of FY2007)

e) Principal Shareholders

----------------------------------------------------------------------------------------------------------------------
                                                        Shareholder's investment in       Fujitsu Limited's investment
                                                              Fujitsu Limited                 in the shareholders
                                                      ----------------------------------------------------------------
                                                       Number of        Percentage of     Number of      Percentage of
                                                      shares held        shares held     shares held      shares held
               Name                                   (thousands)           (%)          (thousands)          (%)
----------------------------------------------------------------------------------------------------------------------
Japan Trustee Services Bank, Ltd.
(for trust4G)                                           122,789             5.94               --               --
----------------------------------------------------------------------------------------------------------------------
The Master Trust Bank of Japan, Ltd.
(for trust)                                             111,956             5.42               --               --
----------------------------------------------------------------------------------------------------------------------
Japan Trustee Services Bank, Ltd.
(for trust)                                             100,434             4.86
----------------------------------------------------------------------------------------------------------------------
Fuji Electric Holdings Co., Ltd.                         94,663             4.58           74,333            10.40
----------------------------------------------------------------------------------------------------------------------
State Street Bank and Trust Company                      84,900             4.11               --               --
----------------------------------------------------------------------------------------------------------------------
Fuji Electric Systems Co., Ltd.                          81,868             3.96
----------------------------------------------------------------------------------------------------------------------
Asahi Mutual Life Insurance Company                      40,743             1.97
----------------------------------------------------------------------------------------------------------------------
Mizuho Corporate Bank, Ltd.                              32,654             1.58               --               --
----------------------------------------------------------------------------------------------------------------------
Fujitsu Employee Shareholding
Association                                              28,394             1.37
----------------------------------------------------------------------------------------------------------------------
The Chase Manhattan Bank,
N.A. London Secs Lending
Omnibus Account                                          21,900             1.06               --               --
----------------------------------------------------------------------------------------------------------------------

Notes:

1. The investment ratio is calculated after exclusion of treasury stock holdings.

2. On March 30, 2009, Alliance Bernstein Japan Ltd. and two of its affiliates submitted a report ("Tairyo Hoyu Hokokusho") on changes to its holdings of Fujitsu Limited shares to the Kanto Local Finance Bureau, but because Fujitsu has not been able to confirm the actual number of shares held as of March 31, 2009, we have not included them in the above list of major shareholders. According to the report, Alliance Bernstein L.P. owns 197,947 thousand shares, AXA Rosenberg Investment Management Ltd. owns
      20,704 thousand shares, and Alliance Bernstein Japan Ltd. owns 8,127 thousand shares, for a total of 226,778 thousand shares. (which accounts for 10.96% of the number of outstanding shares).

3. The shares held by Japan Trustee Services Bank, Ltd. (for trust4G), The Master Trust Bank of Japan, Ltd. (for trust) and Japan Trustee Services Bank, Ltd. (for trust) pertain to the trust business by the institution.

                                                (TRANSLATION FOR REFERENCE ONLY)

4.    Of the shares held by Fuji  Electric  Holdings Co., Ltd. and Fuji Electric
      Systems Co., Ltd., 1,412 thousand shares and 66,067 thousand shares, respectively, are trust assets that are trusted to Mizuho Trust & Banking Co., Ltd. and re-trusted to Trust & Custody Services Bank, Ltd. as retirement benefit trust assets. The voting rights of these shares are to be exercised in accordance with the orders of the respective companies.

      The shares of Fujitsu Limited held by Fuji Electric Holdings Co., Ltd. and its consolidated subsidiaries total 236,370 thousand shares (representing an ownership stake of 11.43%), including 123,042 thousand shares held as retirement benefit trust assets.

5. Of the shares held by the Mizuho Corporate Bank, Ltd., 212 thousand shares are trust properties that are trusted to Mizuho Trust & Banking Co., Ltd., and re-trusted to Trust & Custody Services Bank, Ltd., as retirement benefit trust assets. The voting rights involved in these shares are set forth to be exercised upon order of Mizuho Corporate Bank, Ltd.

f) Equity Shareholdings by Type of Shareholder

                            Japanese Financial Institutions   Other Japanese    Foreign Institutions    Japanese Individuals
                                and Securities Firms           Corporations        and Individuals           and Others
                            ------------------------------------------------------------------------------------------------
As of March 31, 2008                  24.44%                       13.99%              38.29%                  23.28%
                            ------------------------------------------------------------------------------------------------
As of March 31, 2009                  28.35%                       13.84%              34.28%                  23.53%
                            ------------------------------------------------------------------------------------------------

* The 123,042 thousand shares of Fujitsu Limited stock held by Fuji Electric Holdings Co., Ltd. and its consolidated subsidiaries as retirement benefit trust assets are categorized under the shareholdings of "Other Japanese Corporations".

                                                (TRANSLATION FOR REFERENCE ONLY)

(2) The status of Stock Acquisition Right

a) Stock Acquisition Right granted to the Members of the Board and Auditors of the Company for the purpose of the compensation for their execution of duties.

                                                                                                              (As of March 31, 2009)
------------------------------------------------------------------------------------------------------------------------------------
                                  Stock option resolved at the 100th Annual        Stock option resolved at the 101st Annual
               Title              Shareholders' Meeting as of June 29, 2000        Shareholders' Meeting as of June 26, 2001
------------------------------------------------------------------------------------------------------------------------------------
 Number of shares granted:             (Number of             (Number of               (Number of              (Number of
                                        holders)                shares)                  holders)                shares)
Member of the Board                        (2)                115 thousand                 (4)                 150 thousand
(excluding Outside Board
Members)

Outside Board Members                      (0)                  0 thousand                 (0)                   0 thousand

Auditors                                   (1)                 20 thousand                 (1)                  20 thousand
------------------------------------------------------------------------------------------------------------------------------------
Type and number of shares                  Common Stock 275,000 shares                      Common Stock 385,000 shares
to be issued upon the
exercise of Stock
Acquisition Right
------------------------------------------------------------------------------------------------------------------------------------
Amount of assets paid upon                     (Y)3,563 per share                                (Y)1,450 per share
exercise of Stock
Acquisition Right
------------------------------------------------------------------------------------------------------------------------------------
Exercise period for the                        From August 1, 2000                               From August 1, 2001
Stock Acquisition Right                          to June 29, 2010                                  to June 26, 2011
------------------------------------------------------------------------------------------------------------------------------------
Matters concerning the                Offer price (Y)3,563                                  Offer price (Y)1,450
offer price and the increase          Increase in paid-in capital (Y)1,782                  Increase in paid-in capital (Y)725
in paid-in capital in the
event of issuance of shares
upon the exercise of the
Stock Acquisition Right
------------------------------------------------------------------------------------------------------------------------------------
Conditions for exercising         (1) If a holder of Stock Acquisition Right       (1) If a holder of Stock Acquisition Right
the Stock Acquisition             loses his/her position of a Members of the       loses his/her position of a Members of the
Right                             Board/Auditor or a employee, he/she can          Board/Auditor or a employee, he/she can
                                  exercise the Stock Acquisition Right, and        exercise the Stock Acquisition Right, and also
                                  also in case he/she decease, his/her             in case he/she decease, his/her successions
                                  successions can exercise the Right.  In both     can exercise the Right.
                                  cases the right shall be exercised under the     In both cases the right shall be exercised
                                  next condition.                                  under the next condition.

                                  (2) Other conditions on the exercise of the      (2) Other conditions on the exercise of the
                                  Stock Acquisition Right are shall be executed    Stock Acquisition Right are shall be executed
                                  on the agreement with the applied holders        on the agreement with the applied holders
                                  under the resolutions of Ordinary Annual         under the resolutions of Ordinary Annual
                                  Shareholders'  Meeting of June 29, 2000 and      Shareholders'  Meeting of June 26, 2001 and
                                  the following meeting of the Board of            the following meeting of the Board of Directors.
                                  Directors.
------------------------------------------------------------------------------------------------------------------------------------
Restrictions of the transfer      Any disposition of Stock Acquisition Right is    Any disposition of Stock Acquisition Right is not
and acquisition of Stock          not allowed. The Right could not be transferred  allowed. The Right could not be transferred to
Acquisition Right                 to the third party and put in pledge.            the third party and put in pledge.
------------------------------------------------------------------------------------------------------------------------------------

The above stock option is granted based on the provision of Clause 19-1, Article 280 of the former Commercial Code.

                                                (TRANSLATION FOR REFERENCE ONLY)

b)    Stock Acquisition Right granted in the 108th fiscal year

      Not applicable

c)    Other Stock Acquisition Right

      (a) Stock Acquisition Right granted in 2002 as convertible warrant bonds (Due date: 2009 / (Y)billing)

-----------------------------------------------------------------------------------------------------
The date of the resolution                                         May 7, 2002
-----------------------------------------------------------------------------------------------------
(Details of the convertible warrant bonds)
-----------------------------------------------------------------------------------------------------
The balance of the bonds (as of March 31, 2008)                    (Y)250,000 million
-----------------------------------------------------------------------------------------------------
Issue date                                                         May 27, 2002
-----------------------------------------------------------------------------------------------------
(Details of Stock Acquisition Right)
-----------------------------------------------------------------------------------------------------
Number of the Right attached the bonds                             50,000
-----------------------------------------------------------------------------------------------------
Type and number of shares to be issued  upon the  exercise  of     Common Stock  208,159,866 shares
Stock Acquisition Right
-----------------------------------------------------------------------------------------------------
Amount of assets paid upon exercise of Stock Acquisition Right     (Y)1,201 per share
-----------------------------------------------------------------------------------------------------
Exercise period for the Stock Acquisition Right                    From June 10, 2002 to May 13, 2009
-----------------------------------------------------------------------------------------------------
Matters  concerning  the  offer  price  and  the  increase  in     Offer price  (Y)1,201
paid-in  capital in the event of  issuance  of shares upon the     Increase in paid-in capital  (Y)601
exercise of the Stock Acquisition Right
-----------------------------------------------------------------------------------------------------
Conditions for exercising the Stock Acquisition Right              (1) Exercise of Stock Acquisition
                                                                       Right is not allowed after the
                                                                       deprivation of term profit of
                                                                       the Company.

                                                                   (2) Stock Acquisition Right should
                                                                       not be exercised partially.
-----------------------------------------------------------------------------------------------------
Conditions for transfer the Stock Acquisition Right                No restriction
-----------------------------------------------------------------------------------------------------

Note:  The  stock  acquisition   rights  of  the  Convertible  Bond  with  Stock
Acquisition Rights have an exercise date that expires on May 13, 2009 and a maturity date of May 27, 2009.

                                                (TRANSLATION FOR REFERENCE ONLY)

(b) Stock Acquisition Right granted in 2007 as Euro-yen convertible Bonds due 2010 and 2011

------------------------------------------------------------------------------------------------------------------------------------
                                                                 Euro-yen convertible                Euro-yen convertible
                                                                 Bonds due 2010                      Bonds due 2011
------------------------------------------------------------------------------------------------------------------------------------
The date of the resolution                                       August 6, 2007                      August 6, 2007
------------------------------------------------------------------------------------------------------------------------------------
(Details of the Euro-yen convertible Bonds)
------------------------------------------------------------------------------------------------------------------------------------
The balance of the bonds (as of March 31, 2008)                  (Y)100,000 million                    (Y)100,000 million
------------------------------------------------------------------------------------------------------------------------------------
Issue date                                                       August 31, 2007                     August 31, 2007
------------------------------------------------------------------------------------------------------------------------------------
(Details of Stock Acquisition Right)
------------------------------------------------------------------------------------------------------------------------------------
Number of the Right attached the bonds                           1,000                               1,000
------------------------------------------------------------------------------------------------------------------------------------
Type and number of shares to be issued upon the exercise of      Common Stock                        Common Stock
Stock Acquisition Right                                          111,111,111 shares                  111,111,111 shares
------------------------------------------------------------------------------------------------------------------------------------
Amount of assets paid upon exercise of Stock Acquisition Right   (Y)900 per share                      (Y)900 per share
------------------------------------------------------------------------------------------------------------------------------------
Exercise period for the Stock Acquisition Right                  Stock   Acquisition   shall  be     Stock   Acquisition   shall  be
                                                                 exercised    during    business     exercised    during    business
                                                                 hours of agent (in region where     hours of agent (in region where
                                                                 exercise  request is made) from     exercise  request is made) from
                                                                 May 28, 2009 to May 24, 2010.       May 28, 2009 to May 24, 2011.
------------------------------------------------------------------------------------------------------------------------------------
Matters  concerning  the  offer  price  and  the  increase  in   Offer price  (Y)900                 Offer price  (Y)900
paid-in  capital in the event of  issuance  of shares upon the   Increase in paid-in                 Increase in paid-in
exercise of the Stock Acquisition Right                          capital  (Y)450                     capital  (Y)450
------------------------------------------------------------------------------------------------------------------------------------
Conditions for exercising the Stock Acquisition Right            Stock  Acquisition Right should     Stock  Acquisition Right should
                                                                 not be exercised partially.         not be exercised partially.
------------------------------------------------------------------------------------------------------------------------------------
Conditions for transfer the Stock Acquisition Right              No restriction                      No restriction
------------------------------------------------------------------------------------------------------------------------------------

Note:

      The stock acquisition right shall not be exercisable (i) after the closing of the business day (local time of the transaction) for the agent receiving the stock acquisition right execution 3 business days prior to the early redemption date in Tokyo in the event that the Company elects to make an early redemption of the bond with stock acquisition right (excluding bonds for which it elected not to accept early redemptions); (ii) after the notice of demand for early redemption is deposited at the office of the payment agent for the bond in accordance with the provisions of the bond with stock acquisition right in the event that the bond with stock acquisition right is redeemed early by election of the holder of the bond with stock acquisition right; (iii) after the Company cancels the bond with stock acquisition right in the event that the Company purchases the bond; or (iv) after the date the benefit of term is lost in the event that the Company loses the benefit of term with respect to the Bonds with Stock Acquisition Right. However, in any case, the stock acquisition right cannot be exercised on May 24, 2010 or thereafter with respect to the Euro Yen Denominated Convertible Bonds with the Stock Acquisition Right due 2010; or on May 24, 2011 or thereafter with respect to the Euro Yen Denominated Convertible Bonds with Stock Acquisition Right due 2011. Further, when the Company makes a rational judgment that suspending the exercise of the stock acquisition right is necessary for the sake of executing organizational reform, the stock acquisition right shall not be exercisable for a period of time as determined by the Company (said term may not exceed 30 days and shall terminate within 14 days of the date on which said organizational reform takes effect).

                                                (TRANSLATION FOR REFERENCE ONLY)

(3) Management

a) Members of the Board and Auditors (As of March 31, 2009)

----------------------------------------------------------------------------------------------------------------------
                                                                     Areas of responsibility, primary positions, and
        Position                              Name                 representation of other companies and organizations
----------------------------------------------------------------------------------------------------------------------
Chairman,                              Michiyoshi Mazuka
Representative Director
----------------------------------------------------------------------------------------------------------------------
President,                             Kuniaki Nozoe
Representative Director
----------------------------------------------------------------------------------------------------------------------
Member of the Board,                   Chiaki Ito
Vice Chairman
----------------------------------------------------------------------------------------------------------------------
Member of the Board,                   Koichi Hironishi             In charge of services business
Corporate Senior Executive             -------------------------------------------------------------------------------
Vice President                         Tatsuo Tomita                In charge of Products Business Group
----------------------------------------------------------------------------------------------------------------------
Member of the Board                    Hiroshi Oura                 Senior Executive Advisor, Advantest Corporation
----------------------------------------------------------------------------------------------------------------------
Outside Board Member                   Ikujiro Nonaka               Professor Emeritus, Hitotsubashi University
                                       -------------------------------------------------------------------------------
                                       Haruo Ito                    President and Representative Director,
                                                                      Fuji Electric Holdings Co., Ltd.
----------------------------------------------------------------------------------------------------------------------
Member of the Board                    Haruki Okada                 President, Fujitsu Microelectronics Ltd.
----------------------------------------------------------------------------------------------------------------------
Member of the Board,                   Naoyuki Akikusa
Senior Executive Advisor
----------------------------------------------------------------------------------------------------------------------
Standing Auditor                       Masamichi Ogura
                                       -------------------------------------------------------------------------------
                                       Akira Kato
----------------------------------------------------------------------------------------------------------------------
Outside Auditor                        Yoshiharu Inaba              President and CEO, Fanuc Ltd.
                                       -------------------------------------------------------------------------------
                                       Tamiki Ishihara              Corporate Adviser, Seiwa Sogo Tatemono Co., Ltd.
                                       -------------------------------------------------------------------------------
                                       Megumi Yamamuro              Professor, University of Tokyo Graduate School for
                                                                    Law and Politics
----------------------------------------------------------------------------------------------------------------------

Notes:

1. Mr. Ikujiro Nonaka and Mr. Haruo Ito are Outside Board Members under Clause 15, Article 2 of the Company Law.

2. Mr. Yoshiharu Inaba, Mr. Tamiki Ishihara, and Mr. Megumi Yamamuro are Outside Auditors under Clause 16, Article 2 of the Company Law.

3. Mr. Masamichi Ogura has many years of experience in the Company and extensive knowledge in finance and accounting.

      Mr. Akira Kato has many years of experience in the Company and extensive knowledge in finance and accounting.

      Mr. Tamiki Ishihara has many years of experience in financial institutions and extensive knowledge in finance and accounting.

4. Mr. Toshihiko Ono resigned as of April 8, 2008, and Mr. Hiroaki Kurokawa, Mr. Masamichi Ogura and Mr. Hirohisa Yabuuchi resigned as of June 23, 2008.

5. At the 108th Annual Shareholders' Meeting held on June 23, 2008, Mr. Kuniaki Nozoe, Mr. Koichi Hironishi, and Mr. Tatsuo Tomita were appointed as Members of the Board and Mr. Masamichi Ogura was appointed as Standing Auditor.

                                                (TRANSLATION FOR REFERENCE ONLY)

b) Compensation, Paid to Members of the Board and Auditors

--------------------------------------------------------------------------------
                                              No. of                Amount Paid
             Section                     qualified persons          ((Y)Million)
--------------------------------------------------------------------------------
Members of the Board                            13                       414
Outside Board Member
(included in Members of the Board)               2                        19
--------------------------------------------------------------------------------
Auditors                                         6                        92
Outside Auditors
(included in Auditors)                           3                        28
--------------------------------------------------------------------------------
Notes:

1. Includes Members of the Board or Auditors who were either appointed or resigned in fiscal 2008.

2. Because Mr. Masamichi Ogura resigned as Member of the Board and was immediately appointed Standing Auditor at the 108th Annual Shareholders' Meeting held on June 23, 2008, for figures regarding the number of people and the compensation paid, figures under Member of the Board reflect time served as Member of the Board and figures under Auditor reflect time served as Auditor.

3. The limit on remuneration to Members of the Board was resolved to be 600 million yen per year at the 106th Annual Shareholders' Meeting held on June 23, 2006.

4. The limit on remuneration to Auditors was resolved to be 100 million yen per year at the 106th Annual Shareholders' Meeting held on June 23, 2006.

5.    Bonuses  will not be paid to Member of the Board and  Auditors  for fiscal
      2008.

6. At the 107th Annual Shareholders' Meeting held on June 22, 2007, the resolution "Granting of Retirement Allowances to Retiring Members of the Board and Auditor and Final Payments of Retirement Allowances in Line with the Abolition of Retirement Allowance System for Members of the Board and Auditors" was adapted. In accordance with this resolution, the final payments of retirement allowances paid in fiscal 2008 are listed below. Because these amounts are not part of the compensation paid in fiscal 2008, they are not included in the compensation figures listed above.

      Members of the Board:    2 people      231 million yen

      Auditors:               1 people       10 million yen

   In addition, the amount of final payments of retirement allowances expected to be paid are listed below (as of March 31, 2009). The retirement allowances are paid upon the retirement of each Member of the Board or Auditor.

      Members of the Board:    5 people      684 million yen

                          (of which 8 million yen is for 1 Outside Board Member)

      Auditors:                3 people      15 million yen

                                 (of which 15 million is for 3 Outside Auditors)

                                                (TRANSLATION FOR REFERENCE ONLY)

c) Outside Board Members and Auditors

  1) Concurrent Positions of Outside Board Members and Auditors

------------------------------------------------------------------------------------------------------------------------------------
                                                                        Companies at which concurrent positions are held and
       Section                          Name                                         the positions held
------------------------------------------------------------------------------------------------------------------------------------
Outside Board Member              Ikujiro Nonaka              Professor Emeritus, Hitotsubashi University
                                                              Outside Board Member, Mitsui & Co., Ltd.
                                                              Outside Board Member, Seven & i Holdings Co., Ltd.
                                  --------------------------------------------------------------------------------------------------
                                  Haruo Ito                   President and Representative Director, Fuji Electric
                                                              Holdings Co., Ltd.
------------------------------------------------------------------------------------------------------------------------------------
Outside Auditor                   Yoshiharu Inaba             President and CEO, Fanuc Ltd.
                                  --------------------------------------------------------------------------------------------------
                                  Tamiki Ishihara             Corporate Adviser, Seiwa Sogo Tatemono Co., Ltd.
                                                              Outside Auditor, ZEON Corporation.
                                                              Outside Auditor, Furukawa Co., Ltd.
                                  --------------------------------------------------------------------------------------------------
                                  Megumi Yamamuro             Professor, University of Tokyo Graduate Schools for Law and Politics
                                                              Outside Auditor, Advantest Corporation.
------------------------------------------------------------------------------------------------------------------------------------

Notes:

1. Mr. Hiroshi Oura (current Senior Executive Advisor of Advantest Corporation) is a former Corporate Senior Vice Presidents of the Company and is not considered an Outside Board Member under the Company Law. However, we have appointed Mr. Oura as an Outside Board Member to strengthen the management supervisory function. The Company has business dealings with Advantest Corporation.

2. Mr. Haruo Ito concurrently holds a position as a President and Representative Director of Fuji Electric Holdings Co., Ltd. The Fuji Electric Group including their retirement benefit trusts as a whole, with Fuji Electric Holdings Co., Ltd. as a holding company, holds an 11.43% equity stake in the Company and the Company holds an 10.40% equity stake in Fuji Electric Holdings Co., Ltd. (Ownership ratio is calculated after exclusion of treasury stock holdings.)

3. Mr. Yoshiharu Inaba concurrently holds a position as the representative director of Fanuc Ltd. The Company has business dealings with that company. The company holds a 5.76% equity stake in Fanuc Ltd. (Ownership ratio is calculated after exclusion of treasury stock holdings.)

4. Mr. Tamiki Ishihara is concurrently Corporate Adviser of Seiwa Sogo Tatemono Co., Ltd. The Company has business dealings with that company.

                                                (TRANSLATION FOR REFERENCE ONLY)

2) Activities of Outside Officers

------------------------------------------------------------------------------------------------------------------------------------
       Section                         Name                                              Activities
------------------------------------------------------------------------------------------------------------------------------------
Outside Board Member             Ikujiro Nonaka             Attended 94% of the Board of Members meetings held during the year under review and made comments from his extensive experience in business administration.
                                 ---------------------------------------------------------------------------------------------------
                                 Haruo Ito                  Attended 88% of the Board of Members meetings held during the year under review and made comments based on his deep insight into the businesses of the Company.
------------------------------------------------------------------------------------------------------------------------------------
Outside Auditor                  Yoshiharu Inaba            Attended 75% of the Board of Members meetings and 88% of the Board of
                                                            Auditors meetings held during the year under review. He made comments at the Board of Members meetings and the Board of Auditors meetings based on of his deep insight into the businesses of the Company.
                                 ---------------------------------------------------------------------------------------------------
                                 Tamiki Ishihara            Attended 94% of the Board of Members meetings and 100% of the Board of
                                                            Auditors meetings held during the year under review. He made comments at the Board of Members meetings and the Board of Auditors from his specialized viewpoint at finance and accounting.
                                 ---------------------------------------------------------------------------------------------------
                                 Megumi Yamamuro            Attended 88% of the Board of Members meetings and 100% of the Board of
                                                            Auditors meetings held during the year under review. He made comments at the Board of Members meetings and the Board of Auditors meetings from his specialized viewpoint as an attorney.
------------------------------------------------------------------------------------------------------------------------------------

Notes:

1. The Company convened meetings of the Board of Members 16 times (of which 4 were extraordinary meetings) and 8 meetings of the Board of Auditors (of which 3 were extraordinary meetings of the Board of Auditors) during the period under review.

2. Although Mr. Hiroshi Oura is not an Outside Board Member under the Company Law, we have appointed him as an Outside Board Member to strengthen the management supervisory function. Mr. Oura attended 94% of the Board of Members meetings held during the year under review and made comments based on his deep insight into the businesses of the Company.

3) Overview of Liability Limitation Agreement

      The Company has entered into an agreement limiting liability for damages under Clause 1, Article 423 of the Company Law with respect to Outside Board Members and Outside Auditors. The maximum liability for damages in accordance with the relevant agreement is the minimum liability stipulated by the Company Law. The said maximum liability shall apply only when a relevant Outside Board Member or Outside Auditor executes a duty that created a liability in good faith and without gross negligence.

(4) Independent Auditors

a) Name of the Independent Auditor: Ernst & Young ShinNihon LLC

Note:

Ernst & Young ShinNihon LLC changed its status to become a Limited Liability Auditing Firm as of July 1, 2008.

b) Remuneration to be Paid to the Independent Auditors

--------------------------------------------------------------------------------
(1)   Amount of remuneration, etc. as an independent auditor
      for the fiscal year under review                           (Y)550Million

(2)   Total amount of cash and other proprietary benefits that
      the Company and its subsidiaries should pay to the
      independent auditor                                        (Y)1,290Million
--------------------------------------------------------------------------------

                                                (TRANSLATION FOR REFERENCE ONLY)

Notes:

1. The Company does not clearly differentiate the amounts of compensation for an audit under the Company Law from an audit under the Financial Instruments and Exchange Law, the Amount stated (1) thus includes the compensation for the audit under the Financial Instruments and Exchange Law.

2.    Some   subsidiaries  of  the  Company  receive  an  audit  from  an  audit corporation other than the independent auditor of the Company.

c) Contents of Non-Audit Services

      There is no applicable item.

d) Policy on Decision of Dismissal and Refusal of Reappointment of the Independent Auditor

      When it is considered that the independent auditor falls under any of the items stipulated in Items of Clause 1, Article 340 of the Company Law, the Company will dismiss the independent auditor subject to the unanimous consent of auditors. When the Board of Directors deems it necessary to take into consideration the independence, the examination system or other aspects of the execution of an audit of the independent auditor, the Board of Directors will propose to dismiss or refuse the reappointment of the independent auditor to a general meeting of shareholders, subject to the consent and request of the Board of Auditors.

(5) System for Ensuring Appropriate Operations

      The Board of Directors resolved on the basic policy to improve the systems for securing compliance of performance (internal control systems) which are prescribed in Clauses 4 through 6, Article 362 of the Company Law and in Clause 1 and 3, Article 100 of the Enforcement Regulations of the Company Law, under Clause 5, Article 362 of the Company Law.

1.    Objective

      FUJITSU Way, which embodies the philosophy, values, principles and code of conduct for the Fujitsu Group, describes the vision of the Fujitsu Group as follows: "Through our constant pursuit of innovation, the Fujitsu Group aims to contribute to the creation of a networked society that is rewarding and secure, bringing about a prosperous future that fulfills the dreams of people throughout the world."

      We believe that by conducting  our  activities in accordance  with FUJITSU
      Way, we maximize the value of the Fujitsu Group and enhance our contribution to the communities in which we operate and to society as a whole.

      In addition, in order to continuously enhance the corporate value of the Fujitsu Group, it is necessary to pursue management efficiency and control risk arising from our business activities. Recognizing that it is essential to strengthen our corporate governance in order to accomplish this, we will continuously strive to implement the policies described below.

2. Systems to ensure the appropriateness of Fujitsu and Fujitsu Group business

      (1) System to ensure efficient business execution by directors

      a. At Fujitsu, there is a separation of the oversight and operational execution functions of management. The Board of Directors oversees the execution functions of the Management Council and other management bodies, and makes decisions on important matters. Among executive organs, the Management Council discusses and decides upon basic management policies and strategies and also decides upon important matters regarding management execution. Matters taken up by the Management Council, including discussion items, are reported to the Board of Directors, and any important issues are decided upon by the Board of Directors.

      b. To strengthen the management oversight function, we proactively employ outside directors and auditors.

                                                (TRANSLATION FOR REFERENCE ONLY)

      c.    The Board of Directors  clarifies  the scope of authority  for board directors, corporate vice presidents and managing directors (hereafter collectively referred to as "senior management") as well as other business execution organs, and ensures that business is conducted in accordance with the division of business duties.

      d. In performing their duties, senior management follows appropriate decision-making procedures, such as the Board of Directors Rules, Management Council Regulations, and Regulations on Corporate Decision-Making.

      e. In addition to making employees thoroughly aware of management policies, senior management sets and achieves concrete goals in order to accomplish overall management goals.

      f.    To  pursue  operational   efficiency,   senior  management  promotes
            continuous improvement of internal control systems and reform of business processes.

      g. By having senior management and other business execution organs provide monthly financial reports and business operation reports, the Board of Directors observes and oversees the status of achievement of management goals.

      (2) System to ensure that business execution of directors and employees complies with laws and articles of incorporation

      a. Senior management adheres to FUJITSU Way as a basic vision for compliance issues, including compliance to laws and the articles of incorporation, and proactively promotes the Group's overall compliance on an ethical basis.

      b. By continuously administering training, senior management instills adherence to FUJITSU Way in employees and promotes the overall Group's compliance.

      c. Senior management clarifies the legal and other regulations that relate to the Fujitsu Group's business activities and implement internal rules, training and oversight systems necessary to adhere to them, thereby promoting the compliance of the Group as a whole.

      d. If senior management or employees become aware of the possibility of a major compliance violation in connection with the execution of business activities, they immediately inform the Board of Directors and the Board of Auditors via normal reporting channels.

      e. In order to use independent information sources outside of normal reporting channels to discover and deal appropriately with compliance problems on a prompt basis, senior management establishes and operates an internal reporting system that protects whistle-blowers.

      f. The Board of Directors receives periodic reports on the status of business execution from executive officers and verifies that there are no compliance violations in relation to the work execution.

      (3)   Regulations and other systems relating to loss mitigation

      a. Senior management strives to maintain the Fujitsu Group's business continuity, increase its corporate value and sustainably expand its business activities. In order to deal with risks that pose a threat to achieving these goals, they assign certain departments to be responsible for each type of risk and put in place appropriate risk management systems.

      b. Senior management is constantly assessing and verifying risks that might cause losses to the Fujitsu Group, and they report significant cases to the Board of Directors.

      c. In regard to risks discovered through assessment described in b), as well as potential risks arising from the execution of business, senior management carries out risk mitigation initiatives and strives to minimize losses from risks. In order to minimize loses from risks that arise, senior management creates a risk management committee and carries out necessary countermeasures. In addition, it periodically analyzes risks that arise and reports them to the Board of Directors. In these ways, the committee engages in activities intended to prevent the recurrence of risks.

      d. In order to collect risk information that cannot be gathered by the methods mentioned above, an internal reporting system has been set up and is operated to ensure the protection of whistle-blowers.

      (4)   Information   storage  and  management  system  regarding   business
            execution by directors

                                                (TRANSLATION FOR REFERENCE ONLY)

      a. In accordance with company rules, senior management shall establish an appropriate system, including appointing documentation managers, to store and manage documents relating to the execution of their business duties (including electronic documents, as with the items listed below) and other important information.

      o     Minutes of shareholders' meetings and related documents

      o     Minutes of Board of Directors meetings and related documents

      o Minutes and related documents for other important decision-making meetings

      o     Approval documents from senior management

      o Other important documents relating to the execution of business duties by senior management

      b. In order for directors and auditors to verify the status of execution of business duties, there is a system enabling them to view the documents described in the above item at any time. The system also provides that, in response to requests they make to those in charge of managing documents, board members and statutory auditors can see the documents whenever they wish.

      (5)   System to ensure the appropriateness of Fujitsu Group business

      a. Using FUJITSU Way as a foundation, in order to continuously increase the value of the Fujitsu Group, Fujitsu will provide direction and support to senior management of each Group company for setting up an efficient, law-abiding and appropriate business execution systems as detailed in sections (1) through (4) above.

      b. To implement the above item a), functions, responsibilities, scopes of authority and proper decision-making methods have been defined in the Fujitsu Group Management Policy and related regulations.

      c. Senior management of Fujitsu and all Group companies periodically confirms issues related to Group management strategies and achievement of management goals through management update conferences and other means. In addition, Fujitsu Group statutory auditors deal with Fujitsu Group issues from the auditing viewpoint through Group auditor update conferences.

      d. In regard to measures needed to resolve challenges related to achieving management goals that are identified as a result of the activities described in item c), senior management of Fujitsu and Group companies implements such measures following full discussion and, when necessary, completion of reporting to Fujitsu and approval processes specified separately decided.

      e. Fujitsu's internal audit organization is linked to the internal audit organization of each Group company. It carries out audits of the entire Fujitsu Group and reports periodically to the Boards of Directors and statutory auditors of Fujitsu.

      (6)   System to ensure the appropriateness of audits by statutory auditors

      Ensuring independence of auditors

      a.    Fujitsu  has set up a  Statutory  Auditors'  Office  with  employees assigned to assist the  statutory  auditors  in  carrying  out their duties. Appropriate employees with the ability and expertise required by the statutory auditors are assigned to the office.

      b. In order to ensure the independence of the staff in the Statutory Auditors' Office, matters relating to their appointment, transfer and compensation are decided on the basis on prior consultation with the auditors.

      c. In principle, senior management does not assign office staff to other divisions or duties. In instances, however, where a need arises to give dual assignments to staff with specialized knowledge in response to requests from statutory auditors, care is given to ensuring their independence in accordance with item b).

      Reporting system

      a.    Senior  management  of  Fujitsu  and Group  companies  provides  the
            statutory   auditors  with  the  opportunity  to  attend   important
            meetings.

      b. In cases where risks arise that could affect management or financial results, or where there is an

                                                (TRANSLATION FOR REFERENCE ONLY)

            awareness of major compliance violations in connection with the execution of business activities, senior management as well as employees of Fujitsu and Group companies immediately report on them to the statutory auditors.

      c. Senior management as well as employees of Fujitsu and Group companies periodically report to the statutory auditors on the status of business execution.

      Ensuring effectiveness of statutory auditors

      a. Senior management of Fujitsu and Group companies periodically exchange information with the statutory auditors.

      b.    The  internal  audit  organization   periodically   reports  to  the
            statutory auditors on audit results.

      c. The auditors have the independent accounting auditor explain and report on accounting audits as required and periodically exchange information with the independent accounting auditors.

o     Implementation

      Fujitsu has established a department with executive responsibility for internal controls. The company is, moreover, pursuing initiatives to implement an even more robust operational execution structure by reviewing and revising its regulations and business operations.

      To accelerate the penetration and implementation of the FUJITSU Way and ensure the appropriateness of business operations, four committees were established directly under the Management Council and tasked with pursuing more robust and efficient business execution: the FUJITSU Way Promotion Council, the Risk Management Committee, the Compliance Committee and the Environmental Committee.

      The functions of each are described below:

FUJITSU Way Promotion Council

      The FUJITSU Way Promotion Council promotes the inculcation and implementation of the FUJITSU Way. In addition, it has also been promoting Project EAGLE, which was launched as a company-wide activity for building an internal compliance system for effective and reliable financial reporting in compliance with Japan's Financial Instruments and Exchange Law. A promotion organization dedicated to this project was established and is working to extend it across the Fujitsu Group to improve deficiencies in financial reporting and achieve greater efficiency through the pursuit of business process reforms across the Group.

Risk Management Committee

      This committee promotes risk management for the Fujitsu Group. By instilling awareness of risk and bringing to light risk information, including latent information, the committee continuously confirms the execution status of risk mitigation measures. It also implements policies for verifying information regarding specific instances of risk and mitigating their effects on customers and the Group as a whole. Moreover, as a preventative measure to deal with major unforeseen events, such as natural disasters, the committee promotes business continuity management (BCM), providing customers with a stable supply of the high performance, high-quality products and services that they need. It reports to the Management Council and the Board of Directors on significant matters and holds discussions with them on countermeasures, seeking thereby to disseminate information throughout the Group and strengthen the overall Group's risk management posture.

Compliance Committee

      This committee promotes adherence to social norms and corporate rules as well as the creation of corporate systems and initiatives for fostering a corporate culture of respect for norms. In conjunction with efforts to maximize compliance, a help-line system was set up as a confidential liaison point to receive reports from employees and provide guidance to them on matters of conduct.

                                                (TRANSLATION FOR REFERENCE ONLY)

Environmental Committee

      This committee is responsible for promoting the environmental protection activities of the Fujitsu Group, which are based on The Fujitsu Group Environmental Policy and The Fujitsu Group Environmental Protection Program.

(6) Policy on Decision Regarding Distribution of Dividends etc.

      Article 41 of Fujitsu Limited's Articles of Incorporation grants the Board of Directors the authority to distribute retained earnings. As part of Fujitsu Limited's basic policy on the exercise of this authority, we believe that a portion of retained earnings should be paid to shareholders to provide a stable return, and that a portion should be retained by the company to strengthen its financial base and support new business development opportunities that will result in improved long-term performance. In addition, taking into consideration the level of profits, we aims to increase the distribution of profits to our shareholders when the financial base is sufficiently strong enough, including through share buybacks.

      In fiscal 2008, although the company's performance in the first half of the fiscal year was solid, particularly in Japan, its performance in the second half was adversely affected by the economic recession and the appreciation of the yen. As a result, we will pay a year-end dividend of 3 yen per share, 2 yen less per share than the previous year-end dividend or than the amount announced at the beginning of the fiscal year. Combined with the interim dividend of 5 yen per share, this payment results in an annual dividend of 8 yen per share, the same level as the previous fiscal year.

      The company plans to continue its policy of paying dividends twice a year, based on financial results at the half-year and year-end.

(7) Basic Policy on the Control of the Company

      At the present time, no specific provisions relating to takeover defenses have been introduced.

      Because raising corporate value is, in the end, the best defense against potential takeovers, we are focusing our efforts on raising corporate value.

      Going forward, placing first priority on corporate value and shareholder profits, we will remain vigilant to social trends and changes in the environment, and we will continually advance our consideration of protective measures.

                                 -CONSOLIDATED- (TRANSLATION FOR REFERENCE ONLY)

                           Consolidated Balance Sheet
                           --------------------------
                             (As of March 31, 2009)

                                                                                                                  Millions of yen
                                                                                                                  ---------------
Assets
          Current assets:
                  Cash and time deposits                                                                           (Y)  488,636
                  Notes and accounts receivable, trade                                                                  847,249
                  Marketable securities                                                                                  48,968
                  Finished goods                                                                                        140,356
                  Work in process                                                                                        95,159
                  Raw materials                                                                                          70,941
                  Deferred tax assets                                                                                    68,840
                  Others                                                                                                135,642
                  Allowance for doubtful accounts                                                                        (8,254)
                                                                                                                      ---------
                          Total current assets                                                                        1,887,537
                                                                                                                      ---------
          Non-current assets:
                  Property, plant and equipment,
                    net of accumulated depreciation:
                          Buildings                                                                                     264,842
                          Machinery                                                                                     127,529
                          Equipment                                                                                     152,309
                          Land                                                                                          112,834
                          Construction in progress                                                                       15,514
                                                                                                                      ---------
                                  Total property, plant and equipment                                                   673,028
                                                                                                                      ---------
                  Intangible assets:
                          Software                                                                                      139,727
                          Goodwill                                                                                       46,508
                          Others                                                                                         25,087
                                                                                                                      ---------
                                  Total intangible assets                                                               211,322
                                                                                                                      ---------
                  Other non-current assets:
                          Investment securities                                                                         245,602
                          Deferred tax assets                                                                            72,250
                          Others                                                                                        139,685
                          Allowance for doubtful accounts                                                                (7,442)
                                                                                                                      ---------
                                  Total other non-current assets                                                        450,095
                                                                                                                      ---------
                          Total non-current assets                                                                    1,334,445
                                                                                                                      ---------
Total assets                                                                                                       (Y)3,221,982
                                                                                                                      =========

                                 -CONSOLIDATED- (TRANSLATION FOR REFERENCE ONLY)

                                                                                                                  Millions of yen
                                                                                                                  ---------------
Liabilities and net assets
   Liabilities
         Current liabilities:
                   Notes and accounts payable, trade                                                               (Y)  528,707
                   Short-term borrowings                                                                                124,204
                   Current portion of bonds payable                                                                     302,679
                   Lease obligations                                                                                     41,432
                   Accrued income taxes                                                                                  19,332
                   Accrued expenses                                                                                     298,969
                   Provision for product warranties                                                                      14,941
                   Provision for construction contract losses                                                             6,105
                   Others                                                                                               214,053
                                                                                                                      ---------
                             Total current liabilities                                                                1,550,422
                                                                                                                      ---------
         Long-term liabilities:
                   Bonds payable                                                                                        380,800
                   Long-term borrowings                                                                                  75,797
                   Lease obligations                                                                                     47,303
                   Accrued retirement benefits                                                                          137,222
                   Provision for loss on repurchase of computers                                                         25,837
                   Provision for recycling expenses                                                                       5,726
                   Deferred tax liabilities                                                                              51,506
                   Revaluation of deferred tax liabilities                                                                  575
                   Others                                                                                                21,192
                                                                                                                      ---------
                             Total long-term liabilities                                                                745,958
                                                                                                                      ---------
   Total liabilities                                                                                                  2,296,380
                                                                                                                      ---------

   Net assets
         Shareholders' equity:
                   Common stock                                                                                         324,625
                   Capital surplus                                                                                      236,612
                   Retained earnings                                                                                    223,797
                   Treasury stock                                                                                        (2,133)
                                                                                                                      ---------
                             Total shareholders' equity                                                                 782,901
                                                                                                                      ---------
         Valuation and translation adjustments:
                   Unrealized gain and loss on securities, net of taxes                                                  51,661
                   Deferred hedge gain and loss                                                                           2,880
                   Revaluation surplus on land                                                                            2,332
                   Foreign currency translation adjustments                                                             (90,833)
                                                                                                                      ---------
                             Total valuation and translation adjustments                                                (33,960)
                                                                                                                      ---------

         Share warrants                                                                                                      26
         Minority interests                                                                                             176,635
                                                                                                                      ---------

   Total net assets                                                                                                     925,602
                                                                                                                      ---------

Total liabilities and net assets                                                                                   (Y)3,221,982
                                                                                                                      =========

                                 -CONSOLIDATED- (TRANSLATION FOR REFERENCE ONLY)

                     Consolidated Statements of Operations
                     -------------------------------------
                          (Year ended March 31, 2009)

                                                                                                                  Millions of yen
                                                                                                                  ---------------
Net sales                                                                                                          (Y)4,692,991
Cost of sales                                                                                                         3,491,512
                                                                                                                      ---------
Gross profit                                                                                                          1,201,479
Selling, general and administrative expenses                                                                          1,132,707
                                                                                                                      ---------
Operating income                                                                                                         68,772

Other income:
          Interest income                                                                                                 7,770
          Dividend income                                                                                                11,588
          Gain on sales of investment securities                                                                          3,484
          Others                                                                                                         12,194
                                                                                                                      ---------
                  Total other income                                                                                     35,036
                                                                                                                      ---------

Other expenses:
          Interest expense                                                                                               17,516
          Equity in losses of affiliates, net                                                                            34,049
          Loss on foreign exchange, net                                                                                   7,014
          Loss on disposal of property, plant and equipment and intangible assets                                         4,843
          Impairment loss                                                                                                58,923
          Business restructuring expenses                                                                                54,198
          Loss on revaluation of investment securities                                                                   18,729
          Others                                                                                                         21,850
                                                                                                                      ---------
                  Total other expenses                                                                                  217,122
                                                                                                                      ---------

Income (Loss) before income taxes and minority interests                                                               (113,314)

Income taxes:
          Current                                                                                                        25,022
          Deferred                                                                                                      (24,611)
                                                                                                                      ---------
Total income taxes                                                                                                          411
                                                                                                                      ---------
Minority interests                                                                                                       (1,337)
                                                                                                                      ---------

Net income (loss)                                                                                                  (Y) (112,388)
                                                                                                                      =========

                                 -CONSOLIDATED- (TRANSLATION FOR REFERENCE ONLY)


                Consolidated Statements of Changes in Net Assets
                ------------------------------------------------
                          (Year ended March 31, 2009)

                                                                                                                  Millions of yen
                                                                                                                  ---------------
Net assets:

          Shareholders' equity:

                  Common stock:
                          Balance at end of previous term                                                          (Y) 324,625
                          Increase (Decrease) during the term
                                          Total                                                                             --
                                                                                                                      --------
                          Ending balance of common stock                                                               324,625
                                                                                                                      --------

                  Capital surplus:
                          Balance at end of previous term                                                              249,038
                          Increase (Decrease) during the term:
                                  Sales of treasury stock                                                                  (73)
                                  Effect from change of scope of consolidation                                         (12,353)
                                                                                                                      --------
                                          Total                                                                        (12,426)
                                                                                                                      --------
                          Ending balance of capital surplus                                                            236,612
                                                                                                                      --------

                  Retained earnings:
                          Balance at end of previous term                                                              338,903
                          Increase (Decrease) due to changes in accounting treatment
                             by subsidiaries outside Japan                                                              (1,585)
                          Increase (Decrease) during the term:
                                  Cash dividends                                                                       (20,681)
                                  Net income (loss)                                                                   (112,388)
                                  Effect from change of scope of consolidation                                          19,548
                                                                                                                      --------
                                          Total                                                                       (113,521)
                                                                                                                      --------
                          Ending balance of retained earnings                                                          223,797
                                                                                                                      --------

                  Treasury stock:
                          Balance at end of previous term                                                                 (869)
                          Increase (Decrease) during the term:
                                  Acquisition of treasury stock                                                         (1,492)
                                  Sales of treasury stock                                                                  228
                                                                                                                      --------
                                          Total                                                                         (1,264)
                                                                                                                      --------
                          Ending balance of treasury stock                                                              (2,133)
                                                                                                                      --------

                  Total shareholders' equity
                          Balance at end of previous term                                                              911,697
                          Increase (Decrease) due to changes in  accounting treatment
                             by subsidiaries outside Japan                                                              (1,585)
                          Increase (Decrease) during the term:
                                  Cash dividends                                                                       (20,681)
                                  Net income (loss)                                                                   (112,388)
                                  Acquisition of treasury stock                                                         (1,492)
                                  Sales of treasury stock                                                                  155
                                  Effect from change of scope of consolidation                                           7,195
                                                                                                                      --------
                                          Total                                                                       (127,211)
                                                                                                                      --------
                          Ending balance of shareholders' equity                                                   (Y) 782,901
                                                                                                                      --------

                                 -CONSOLIDATED- (TRANSLATION FOR REFERENCE ONLY)

                                                                                                                  Millions of yen
                                                                                                                  ---------------
Valuation and translation adjustments:

       Unrealized gain and loss on securities, net of taxes:
               Balance at end of previous term                                                                     (Y)   89,879
               Increase (Decrease) during the term:
                       Net increase (decrease) during the term,
                          except for items under shareholders' equity                                                   (38,218)
                                                                                                                      ---------
                               Total                                                                                    (38,218)
                                                                                                                      ---------
               Ending balance of unrealized gain and loss on securities, net of taxes                                    51,661
                                                                                                                      ---------

       Deferred hedge gain and loss:
               Balance at end of previous term                                                                              124
               Increase (Decrease) during the term:
                       Net increase (decrease) during the term,
                          except for items under shareholders' equity                                                     2,756
                                                                                                                      ---------
                               Total                                                                                      2,756
                                                                                                                      ---------
               Ending balance of deferred hedge gain and loss                                                             2,880
                                                                                                                      ---------

       Revaluation surplus on land:
               Balance at end of previous term                                                                            2,449
               Increase (Decrease) during the term:
                       Net increase (decrease) during the term,
                          except for items under shareholders' equity                                                      (117)
                                                                                                                      ---------
                               Total                                                                                       (117)
                                                                                                                      ---------
               Ending balance of revaluation surplus on land                                                              2,332
                                                                                                                      ---------

       Foreign currency translation adjustments:
               Balance at end of previous term                                                                          (55,945)
               Increase (Decrease) during the term:
                       Net increase (decrease) during the term,
                          except for items under shareholders' equity                                                   (34,888)
                                                                                                                      ---------
                               Total                                                                                    (34,888)
                                                                                                                      ---------
               Ending balance of foreign currency translation adjustments                                               (90,833)
                                                                                                                      ---------

       Total valuation and translation adjustments:
               Balance at end of previous term                                                                           36,507
               Increase (Decrease) during the term:
                       Net increase (decrease) during the term,
                          except for items under shareholders' equity                                                   (70,467)
                                                                                                                      ---------
                               Total                                                                                    (70,467)
                                                                                                                      ---------
               Ending balance of valuation and translation adjustments                                                  (33,960)
                                                                                                                      ---------

Share warrants:
               Balance at end of previous term                                                                               --
               Increase (Decrease) during the term:
                       Net increase (decrease) during the term,
                          except for items under shareholders' equity                                                        26
                                                                                                                      ---------
                               Total                                                                                         26
                                                                                                                      ---------
               Ending balance of share warrants                                                                              26
                                                                                                                      ---------

Minority interests:
               Balance at end of previous term                                                                          181,972
               Increase (Decrease) during the term:
                       Net increase (decrease) during the term,
                          except for items under shareholders' equity                                                    (5,337)
                                                                                                                      ---------
                               Total                                                                                     (5,337)
                                                                                                                      ---------
               Ending balance of  minority interests                                                                    176,635
                                                                                                                      =========

Total net assets:
       Balance at end of previous term                                                                                1,130,176
       Increase (Decrease) due to changes in accounting treatment
          by subsidiaries outside Japan                                                                                  (1,585)
       Increase (Decrease) during the term:
               Cash dividends                                                                                           (20,681)
               Net income (loss)                                                                                       (112,388)
               Acquisition of treasury stock                                                                             (1,492)
               Sales of treasury stock                                                                                      155
               Effect from change of scope of consolidation                                                               7,195
               Net increase (decrease) during the term,
                  except for items under shareholders' equity                                                           (75,778)
                                                                                                                      ---------
                       Total                                                                                           (202,989)
                                                                                                                      ---------
       Ending balance of net assets                                                                                (Y)  925,602
                                                                                                                      =========

Notes to Consolidated Financial Statements

|_| Notes to Significant Items Concerning Preparation of Consolidated Financial Statements |_|

1. The Company prepares for financial statements in accordance with the Corporate Calculation Regulations (Ministry of Justice Ordinance No. 13, February 7, 2006 and Revised Ministry of Justice Ordinance No. 22, April 20, 2009) in the consolidated fiscal year under review. Note that, in accordance with the disclaimer in Article 8 Paragraph 2 of Ordinance No. 7 of the Ministry of Justice issued on March 27, 2009, "Ministry Ordinance Revising Parts of the Implementation Rules of the Corporation Law and Corporate Accounting Rules," financial reports are prepared in accordance with the revised corporate accounting rules.

2.    The scope of consolidation

      (1)   Number and Names of Major Consolidated Subsidiaries

            This consolidated financial report consolidates the results of 480 major subsidiaries. As for changes in the scope of consolidation for this consolidated accounting year, 69 companies were added and 19 companies were removed. Major additions and subtractions are described below. Since the names of major subsidiary companies are noted in item #7, "Status of Major Subsidiaries," in the Business Report, they are omitted here.

            New consolidated subsidiaries as a result of acquisitions or the formation of new companies during the fiscal year: 11 companies

            These include FFC Limited, Banking Channel Solutions Limited, Fujitsu General System Engineering, Ltd., Fujitsu Advanced Quality Limited, and Fujitsu North America Holdings, Inc.

            Changed from unconsolidated subsidiaries to consolidated subsidiaries: 58 companies

            These include 16 consolidated subsidiaries of PFU Limited, 9 consolidated subsidiaries of Fujitsu FSAS Inc., and 6 consolidated subsidiaries of Fujitsu FIP Corporation.

            Subtracted due to liquidation or sale: 12 companies

            These include Fujitsu Automation Limited, one consolidated subsidiary of Fujitsu Media Devices Limited, and Fujitsu IT Holdings, Inc.

            Subtracted due to merger: 7 companies

            These include the following:

------------------------------------------------------------------------------------------------------------------
                   Prior to Merger                                             After Merger
------------------------------------------------------------------------------------------------------------------
One consolidated subsidiary of Fujitsu Telecom         Absorbed by Fujitsu Telecom Networks Limited
Networks Limited
------------------------------------------------------------------------------------------------------------------
FFC Systems Limited                                    Absorbed by Fujitsu Advanced Engineering Limited (corporate name changed from FFC Limited in October 2008)
------------------------------------------------------------------------------------------------------------------
One consolidated subsidiary of Fujitsu Australia       Absorbed by consolidated subsidiary of Fujitsu Australia
Limited                                                Limited
------------------------------------------------------------------------------------------------------------------

      (2)   Information of Major Unconsolidated Subsidiaries

            Companies that have changed to unconsolidated subsidiaries do not have significance sufficient to hinder reasonable judgment on the financial conditions and business performance of the Group in terms of their total assets, sales, net income and retained earnings. They are listed below:

            FKM Co., Ltd. (and others)

      (3)   Special purpose companies subject to disclosure

            At the end of fiscal year, there were no special purpose companies to disclose. In changes to disclose, there was a reduction of one company, as detailed below.

            In fiscal 2003, Fujitsu increased the liquidity of real estate assets through the use of a special purpose company in the form of a special limited liability company. A trust was established to hold title to land and buildings, and the trust beneficiary rights were transferred to the special purpose company. In addition, Fujitsu signed an anonymous partnership agreement with the special purpose company under which Fujitsu made a capital contribution to the company.

            In December 2008, the trust's beneficiary rights to the land and buildings were transferred from the special purpose company back to Fujitsu, and the anonymous partnership agreement was dissolved.

            Transaction amounts with the special purpose company accounted for in this fiscal year consist of 25,745 million yen for real estate assets received, dividends of 727 million yen, and dividend in liquidation of 4,559 million yen. The income distribution and dissolution income distribution are accounted for as "dividend income" under "other income."

3.    The application of the equity method

      (1) Number and names of Major Unconsolidated Subsidiaries and Affiliates to which the equity method is applied

            Regarding investments in non-consolidated subsidiaries and affiliated companies, they are accounted for by the equity method and the number of companies to which this applies is 20.

            Affiliated companies: 20 companies

            Major equity-method affiliate companies:

            FDK Corporation, Fujitsu General Ltd., Fujitsu Leasing Co., Ltd., Nippon Oil Information Technology Corporation, CSS Co., Ltd., Fujitsu Siemens Computers (Holding) B.V. (name changed to Fujitsu Technology Solutions (Holding) B.V. on April 1, 2009), TDK Fujitsu Philippines Corporation, 8 equity-method affiliates of Fujitsu Services Holdings PLC

            Regarding changes in equity-method companies for the fiscal year's consolidated financial results, a total of three companies were removed: Eudyna Devices Inc., FFC Limited and one other company.

      (2) Information of Unconsolidated Subsidiaries and Affiliates to which the equity method is not applied

            Unconsolidated subsidiaries and affiliates to which the equity method is not applied are accounted for using the cost method, since the impact of these companies on net income and retained earnings, etc. is insignificant. They are listed below:

            FKM Co., Ltd. (and others)

      (3) Although we hold more than 20% of the outstanding shares of Japan Electronic Computer Co., Ltd. (JECC), we have not made the company an affiliate, since the company is a special corporation operated with the joint investment of 6 companies, including Japanese computer manufacturers, to develop the information processing industry in Japan.

      (4) Investment differentials on equity method affiliate companies are treated in the same way of the ones on consolidated subsidiaries.

4. The fiscal year, etc. of consolidated subsidiaries and equity method affiliates

      Except for the companies listed below that close the books in December and January, the accounts are settled once a year in March.

      (Consolidated subsidiaries)         Fujitsu (China) Holdings and 21 others

      (Equity method affiliates)          2 affiliates

            Of the companies above, Fujitsu (China) Holdings and 11 other consolidated subsidiaries close their books through procedures similar to the regular book-closing conducted on the consolidated closing date. Other companies make an adjustment for significant transactions during the period from their respective closing dates and the consolidated closing date of Fujitsu.

5.    Accounting Standards

      (1)   Valuation standards and methods of assets

      (i)   Marketable securities

      Held-to-maturity
      bonds:................  Amortized cost method (interest method)

      Available-for-sale
      securities

      - With market value ..  Market value method based on the market price on the closing date

                              Treatment of the difference between the
                              acquisition cost and the market value

                              Booked directly to net assets

                              Calculation of costs of securities sold

                              Moving average cost method

      - Without market
        value ..............  Primarily moving average cost method

      (ii)  Derivatives ....  Market value method

      (iii) Inventories

            Finished
            goods ..........  Primarily moving average cost method

            Work in
            process ........  Cost method primarily determined by the specific identification method or the periodic average method

            Raw materials ..  Cost method primarily determined by the moving average method

            Costs of inventories with lower profitability are written down.

(2)   Depreciation and amortization of fixed assets

      (i)   Tangible fixed assets except for leased assets

      Depreciation of tangible fixed assets except for leased assets are calculated by the straight line method. The useful lives, reflected by the likely period over which the value of the asset can be realized under actual business conditions, are estimated as stated below:

            Buildings                            7-50 years

            Machinery                            3-7 years

            Equipment                            2-10 years

      (ii)  Intangible fixed assets except for leased assets

            - Software

            For sale Method based on projected sales volume over the estimated life of the product (3 years)

            For internal use  Straight-line method based on the estimated useful life of the software (within 5 years)

      (iii) Leased assets

            Depreciation and amortization of finance leases which do not transfer ownership of the leased property to the lessee are calculated by the straight line method over the lease period deemed as useful lives.

(3)   Accounting polices for provisions

      (i)   Allowance for doubtful accounts

            To prepare for bad debt losses, an amount deemed sufficient to cover estimated future losses is provided, taking collectibility into account.

      (ii)  Provision for product warranties

            To prepare for the disbursement of expenses for the free repair and exchange of products during the warranty period based on contracts, the estimated repair and exchange expenses based on the historical data are recorded when the product is sold.

      (iii) Provision for construction contract losses

            We are recording under "provision for construction contract losses" the estimated amount, as of the close of the fiscal year, of future losses relating to software development projects whose profitability potentially has deteriorated.

      (iv)  Provision for bonuses to directors and statutory auditors

            To prepare for the disbursement of bonuses to directors and statutory auditors, an estimated amount is provided.

      (v)   Provision for retirement benefits

            To prepare for the disbursement of employees' retirement benefits, an amount deemed necessary at the end of the consolidated fiscal year under review based on the estimated retirement benefit obligation and pension assets is recorded.

            - Method of
              allocating
              prior service
              cost .........  Straight-line method (10 years)

            - Method of
              allocating
              actuarial
              losses .......  An amount prorated by the straight-line method is accounted for over the average remaining service period of employees from the fiscal year following the fiscal year when the actuarial loss has arisen.

            Of unrecognized actuarial losses and gains arising from changes to accounting standards, those for the Company were amortized in a lump sum in fiscal 2000, and those for consolidated subsidiaries in Japan are amortized over 10 years on a pro rata basis.

      (vi)  Provision for loss on repurchase of computers

            To prepare for the compensation for losses when computers sold with a repurchase agreement are repurchased, an amount for the losses expected to be incurred at the time of the repurchase is provided based on the historical data.

      (vii) Provision for recycling expenses

            To prepare for recycling expenses when home computers sold were collected, the expected recycling expenses are provided.

(4)   Other significant items concerning consolidated financial statements

      (i)   Hedge accounting

            Deferred hedge accounting is adopted.

      (ii) Revenue recognition of sales of customized software and construction contracts

            For contracts in progress as of the end of fiscal 2008 for which we were accurately able to confirm the degree of completion, we have applied the percentage-of-completion method, and for all others we have applied the completed-contract method. When applying the percentage of completion method, the degree of completion at the end of this fiscal year was determined by the estimation based on actual costs and total contract costs.

      (iii) Consumption taxes

            The tax excluded method is adopted.

      (iv)  Application of the consolidated tax return system

            The consolidated tax return system is adopted.

6.    The valuation of assets and liabilities of consolidated subsidiaries

      The market value method is adopted for the valuations of all consolidated subsidiary assets and liabilities.

7.    The amortization of goodwill and negative goodwill

      Goodwill is amortized using the straight-line method over periods not exceeding 20 years, corresponding to the actual state of investment.

8. Changes in the significant items concerning consolidated financial statements

      (1) Adoption of Practical Solution on Unification of Accounting Policies Applied to Foreign Subsidiaries for Consolidated Financial Statements

            We have adopted the "Practical Solution on Unification of Accounting Policies Applied to Foreign Subsidiaries for Consolidated Financial Statements" (Accounting Standards Board of Japan, Practical Issues Task Force, No. 18 dated May 17, 2006) from the first quarter of the current fiscal year.

            The effect of this accounting change on operating income and income before taxes and minority interests for the fiscal year is insignificant.

            Outside Japan, starting with Fujitsu Services Holdings PLC in the UK (and its subsidiaries) in fiscal 2005, several subsidiaries such as those in Australia and Singapore had already adopted International Financial Reporting Standards (IFRS). Starting with the first quarter of the current fiscal year, however, these standards are applied to all the Group's subsidiaries outside Japan. For such subsidiaries that are applying IFRS for the first time from the first quarter of the current fiscal year, accounting procedure changes reflecting the change in accounting standards have been applied to previous years, resulting in a 1,585 million yen decrease in retained earnings at the beginning of the first-quarter consolidated accounting period.

      (2) Changes in Accounting Standards for Completed Construction Revenue and Costs

            We have already applied the percentage-of-completion method as the standard for accounting for revenue from software development contracts, a core business of the Fujitsu Group, while we have applied the completed contract method as the standard for accounting for revenue from contract construction. For contract construction work as well, for contracts in progress as of the year for which we are accurately able to confirm the degree of completion, we have applied the percentage-of-completion method beginning with the first quarter of the current fiscal year. This reflects the early adoption of the "Accounting Standard for Construction Contracts" (Accounting Standards Board of Japan, Statement No. 15 dated December 27, 2007) and "Guidance on Accounting Standard for Construction Contracts" (Accounting Standards Board of Japan, Guidance No. 18 dated December 27, 2007) allowing the application of the percentage-of-completion method prior to the fiscal year beginning April 1, 2009.

            The effect of this accounting change on net sales, operating income, and income before income taxes and minority interests for the fiscal year is insignificant.

|_| Notes to the Consolidated Balance Sheet |_|

1.    Assets pledged as collateral and liabilities for collateral

      (1) Main assets pledged as collateral                                                             (Million yen)
          Balance of pledged assets.................................................................            2,566

          (Main pledged assets)                          Land.......................................            1,817
                                                         Buildings..................................              745
      (2) Main liabilities for collateral
          Balance of secured debt...................................................................              250

          (Main secured debt)                            Short-term borrowings......................              200
                                                         Accounts payables, trade...................               50

2.    Accumulated depreciation of tangible fixed assets.............................................        1,966,047

3. Contingent liabilities for guarantee contract
       Balance of contingent liabilities for guarantee contract.....................................           19,270

       (Main guaranteed debt)                            Bank loans of FDK Corporation..............           11,900
                                                         Housing loans of employees.................            4,534
                                                         Bank loans of Eudyna Devices Inc...........            2,500

|_| Notes to the Consolidated Statements of Operations |_|

1.    Gain on sales of investment securities

      Refers mainly to sale of shares in Yokohama TV Corporation.

2.    Impairment loss

      Refers mainly to the LSI and electronics components businesses. In regard to the LSI business, a business reform plan was announced in January 2009 to respond to a significant decline in customer demand that began last autumn. Reforms are continuing, but since a recovery in the business climate is not expected in fiscal 2009, the estimated future return has been reappraised. In addition, a shift has been made in the business model to outsource production of 40nm generation advanced technology products to outside foundries, which has changed the classification of cash-generating units of assets in LSI business. As a result, an impairment loss of 49,944 million yen related to the most-advanced logic LSI manufacturing facility, of which the future planned use has changed, was recognized. In addition, there was an impairment loss of 8,979 million yen in relation to the property, plant and equipment of the optical transmission system, electronic components and other businesses whose profitability has declined.

3.    Business restructuring expenses

      This includes 37,017 million yen in losses on the disposal of assets and settlement of liabilities related to the HDD business, which is undergoing a reorganization that includes the transfer of part of the business, and settlement costs related to pension assets of transferred employees; 11,359 million yen in disposal expenses for facilities that are scheduled to be shut down during the next consolidated fiscal year in conjunction with the reorganization of the LSI wafer production facilities; and restructuring expense of 5,822 million yen related to the component business and businesses outside Japan. Restructuring expenses for HDD operations also included an impairment loss of 16,269 million yen.

4.    Loss on revaluation of investment securities

      Refers principally to a significant decline in the market share price of Spansion Inc. of the US.

|_| Notes to the Consolidated Statements of Changes in Net Assets |_|

1. Number of shares issued at the end of the consolidated fiscal year under review

         Common stock                  2,070,018,213 shares

2. Dividends from surplus conducted during the consolidated fiscal year under review

---------------------------------------------------------------------------------------------------------------------------
                                              Total amount of
                                                 dividends       Dividend per share
     Resolution           Type of stock        (Million yen)           (Yen)             Record date        Effective date
---------------------------------------------------------------------------------------------------------------------------
Meeting of the Board       Common stock           10,345                 5             March 31, 2008        June 2, 2008
   of Directors on
    May 23, 2008
---------------------------------------------------------------------------------------------------------------------------
Meeting of the Board       Common stock           10,336                 5           September 30, 2008    December 1, 2008
   of Directors on
  October 29, 2008
---------------------------------------------------------------------------------------------------------------------------

3. Dividends from surplus to be conduced after the end of the consolidated fiscal year under review

---------------------------------------------------------------------------------------------------------------------------
                                                        Total amount of
                         Type of         Source of         dividends        Dividend per
    Resolution            stock          dividends       (Million yen)      share (Yen)       Record date    Effective date
---------------------------------------------------------------------------------------------------------------------------
  Meeting of the      Common stock   Retained earnings       6,202               3          March 31, 2009    June 1, 2009
Board of Directors
 on May 21, 2009
---------------------------------------------------------------------------------------------------------------------------

4.    Effect from change of scope of consolidation

      As stated under "Significant Items Concerning Preparation of Consolidated Financial Statements," as for the items related to the scope of consolidation, subsidiaries of PFU Limited, Fujitsu FSAS Inc. and Fujitsu FIP Corporation changed from unconsolidated affiliates to consolidated subsidiaries beginning in the 2008 fiscal year, resulting in an increase of 7,027 million yen in retained earnings. In addition, in conjunction with the liquidation of Fujitsu IT Holdings, Inc., "other capital surplus" decreased by 12,353 million yen and "other retained earnings" increased by the same amount.

5. Increase (Decrease) due to changes in accounting treatment by subsidiaries outside Japan These are increases and decreases resulting from changes in accounting treatment retroactively applied to past years' results due to changes in accounting treatment standards implemented at subsidiaries outside Japan which adopted International Financial Reporting Standards ("IFRS") during this fiscal year. Among the company's subsidiaries outside Japan, starting with Fujitsu Services Holdings PLC (and its subsidiaries) in the UK in fiscal 2005, several subsidiaries, including those in Australia and Singapore, had already adopted IFRS prior to this fiscal year. Starting with this fiscal year, however, these standards were applied to all consolidated subsidiaries outside Japan.

|_| Notes to Per Share Data |_|

Net assets per share                          362.30 yen
Earnings (Net loss) per share                (54.35) yen

Notes to Significant Subsequent Events

Corporate Acquisitions and Separations

1.    Acquisitions via Purchase Method Accounting

      (Conversion of Fujitsu Siemens Computers (Holding) B. V. into a Consolidated Subsidiary of Fujitsu Limited)

      On November 3, 2008, Fujitsu signed an agreement with Siemens AG ("Siemens") for the acquisition of 50% of the total shares of Fujitsu Siemens Computers (Holding) B.V. ("Fujitsu Siemens Computers"). As a result, Fujitsu Siemens Computers converted from an equity-method affiliate of Fujitsu to a consolidated subsidiary on April 1, 2009.

      1) Name and Business Description of the Acquired Business; Overview of the Company from which the Shares will be Acquired; Principal Reasons for Carrying Out the Business Combination; Date of the Business Combination; Legal Form of the Business Combination and the Name of the Business Subsequent to the Combination; Percentage of Voting Rights Acquired

            (i)   Name and Description of the Business of the Acquired Business

                  Name of the acquired business: Fujitsu Siemens Computers (Holding) B.V.

                  Location: Het Kwadrant 1, 3606 AZ Maarssen, The Netherlands

                  Representative: Kai Flore

                  Size/Perfomance    |_| Capital               272 million euros
                                     |_| Total Assets        2,546 million euros
                                     |_| Net Sales           5,206 million euros
                                     |_| Net Income (Loss)   (270) million euros

                  Note: Amounts for the fiscal year beginning April 1, 2008 and ending March 31, 2009 were prepared in accordance with Dutch accounting standards.

                  Business description: Development, manufacture, sale and maintenance of information systems

            (ii)  Overview of the Company from which the Shares will be Acquired

                  Corporate name: Siemens AG

                  Location: Wittelsbacherplatz 2, 80333 Munich, Germany

            (iii) Principal Reasons for Carrying Out the Business Combination
                  Fujitsu and Siemens integrated their information system businesses in Europe market and established Fujitsu Siemens Computers for development, manufacture, sale and maintenance of information systems on October 1, 1999. Fujitsu Siemens Computers became a wholly owned consolidated subsidiary of Fujitsu, in circumstances expected to generate new competitive situation in IT market and increase business opportunities, particularly in the area of infrastructure services. The company which mainly operates in Germany, one of the biggest IT market in Europe, will help Fujitsu promotes globalization of the product business. In addition, Fujitsu will offer high value added services to the customers by strengthening further relationship with Fujitsu Services Holdings PLC, one of the most major subsidiary for service business in UK, and accelerate the improvement of profitability by pursuing opportunities for growth in infrastructure service business.

            (iv)  Date of the Business Combination

                  April 1, 2009

            (v) Legal Form of the Business Combination and the Name of the Business Subsequent to the Combination

                  Legal form of the business combination: Acquisition of shares

                  Name of business subsequent to the combination: Fujitsu Technology Solutions (Holding) B.V.

            (vi)  Percentage of Voting Rights Held

                  |_| Prior to the acquisition                  50%
                  |_| Subsequent to the acquisition             100%

      2)    Acquisition Cost of the Acquired Business

                  Cash 450 million euros

      3)    Source of the Funds to be Paid

                  Cash on hand and borrowings

      (Conversion of FDK Corporation into a Consolidated Subsidiary)

      The Board of Directors of Fujitsu Limited ("Fujitsu"), at a meeting held on March 27, 2009, resolved to subscribe to the entire amount of a private placement to increase the capital of FDK Corporation ("FDK"), currently an equity-method affiliate of Fujitsu, with the payment date for the subscription on May 1, 2009. As a result, FDK changed from an equity method affiliate of Fujitsu to a consolidated subsidiary as of the payment date.

      1) Name and Description of the Business of the Acquired Company; Principal Reasons for Carrying Out the Business Combination; Date of the Business Combination; Legal Form of the Business Combination; Percentage of Voting Rights Acquired

            (i)   Name and Description of the Business of the Acquired Company

                  Name of acquired business: FDK Corporation (listed First Section, Tokyo Stock Exchange)

                  Location: 5-36-11 Shimbashi, Minato-ku, Tokyo

                  Representative       Akira Kamada

                  Size/Perfomance    |_| Capital              22,756 million yen
                                     |_| Total Assets         46,203 million yen
                                     |_| Net Sales            78,475 million yen
                                     |_| Net Income (Loss)  (12,076) million yen

                  Note: Fiscal year ended March 31, 2009

                  Business description: Manufacture and sale of materials, components, batteries and related products for the electronics sector

            (ii)  Principal Reasons for Carrying Out the Business Combination

                  To respond to the changes taking place in the marketplace, FDK has undertaken reforms of its business structure with the aim of leveraging its materials technologies to strengthen its products lineup, particularly the power systems and high frequency device. The sharp downturn in worldwide economic conditions starting from the second half of fiscal 2008, however, has had a severe impact on the business of FDK. As a result of recording a large loss in the third quarter of fiscal 2008, FDK's liabilities exceeded its assets.

            Fujitsu, in addition to its transactions with FDK, such as the purchase of its products, provides financial support to FDK. Fujitsu, as FDK's major shareholder, creditor and customer, accordingly believes that, from the standpoint of maintaining Fujitsu's corporate value, it is necessary to eliminate the material adverse effect on

            FDK's business activities that might occur should its capital deficiency continue.

                  By Fujitsu subscribing to the private placement to increase the capital of FDK, FDK will be in a stronger position to successfully implement its structural reforms and attain the targeted expansion of its business.

            (iii) Date of the Business Combination            May 1, 2009

            (iv)  Legal Form of the Business Combination

                  Acquisition of shares

            (v)   Percentage of Voting Rights Held

                  o     Prior to acquisition                  39.80%

                  o     Subsequent to acquisition             64.64%

      2)    Acquisition Cost for the Acquired Business

            Cost of the acquisition of shares            Cash 11,000 million yen

                        Shares Received                       89,430,000 shares
                                                              common stock

                        Share Price                           123 yen per share

      3)    Source of the Funds to be Paid
                      Own funds

2.    Separation of Businesses

      (Transfer of Hard Disk Drive (HDD) Businesses)

      On February 17, 2009, Fujitsu reached basic agreements with Toshiba Corporation ("Toshiba") and with Showa Denko K.K. ("Showa Denko") regarding the transfer of Fujitsu Group's hard disk drive ("HDD drive") business and hard disk media ("HDD media") business, and on April 30, 2009 finalized the terms and conditions of the transfers with both companies.

      1) Names of the Transferee of the Separated Businesses; Business Description of the Separated Businesses; Principal Reasons for Carrying Out the Business Separations; Date of the Business Separations; Overview of the Business Separations including their Legal Form

            (i)   Names of the Transferees of the Separated Businesses

                  HDD drive business: Toshiba Corporation

                  HDD media business: Showa Denko K.K.

            (ii)  Business Description of the Separated Businesses

                  Business description: Design, development, manufacture and sales, etc., for the hard disk drive business

            (iii) Principal Reasons for Carrying Out the Business Separations

                  The hard disk drive market continues to be impacted by severe business conditions, including a worldwide intensification of price competition and a contraction of overall demand. Fujitsu decided to carry out these business separations based on its judgment that the respective transferees of the businesses, through the integration of the technical expertise and developmental capabilities accumulated by Fujitsu with their own technologies, would be better able to compete in the current severe business environment and thus support and grow these operations.

            (iv)  Date of the Business Separations

                  July 1, 2009 (tentative)

            (v)   Overview of the Business Separations including their Legal
                  Form

                  HDD drive business:

                  Fujitsu's HDD drive-related business will be transferred to the newly established Toshiba Storage Device Corporation ("Toshiba Storage Device"). Upon completion of the transfer, the new company established out of the HDD-related business of Yamagata Fujitsu Limited, along with Fujitsu's HDD manufacturing subsidiaries, Fujitsu Computer Products Corporation of the Philippines and Fujitsu (Thailand) Co., Ltd., will become wholly owned subsidiaries of Toshiba Storage Device. Fujitsu's sales and marketing offices outside of Japan, with the exception of some offices in certain regions, will be transferred to Toshiba's overseas business operations. To facilitate the transfer, Fujitsu will hold a stake of 19.9% in Toshiba Storage Device until the end of December 2010, after which it will become a wholly owned subsidiary of Toshiba.

                  The value of the transfer is expected to be approximately 30 billion yen. Toshiba's 80.1% ownership of Toshiba Storage Device is expected to be valued at approximately 24 billion yen (at the time of scheduled transfer on July 1, 2009) and the remaining 19.9% ownership holding at approximately 6 billion yen (to be held until the end of December 2010). However, there is the possibility that these values may be adjusted upon completion of the transfer. Toshiba Storage Device will assume net debt of 6.0 billion yen. This figure has been excluded from the 30 billion yen value of the transfer.

                  HDD media business:

                  Fujitsu will establish a new company to succeed the HDD media business of Yamagata Fujitsu Limited. All of the shares in the new company will be transferred to Showa Denko.

Other Notes

1. Securities

      (1)   Debt securities held to maturity with market value

                                                                                                           (Million yen)
      ------------------------------------------------------------------------------------------------------------------
                                       Book value in consolidated             Market value                      Variance
                                             balance sheet
      ------------------------------------------------------------------------------------------------------------------
      Corporate bonds, public bonds              298                              292                             (6)
      ------------------------------------------------------------------------------------------------------------------
                  Total                          298                              292                             (6)
      ------------------------------------------------------------------------------------------------------------------

      (2)   Other securities with market value

                                                                                                           (Million yen)
      ------------------------------------------------------------------------------------------------------------------
                                            Acquisition cost           Book value in consolidated               Variance
                                                                             balance sheet
      ------------------------------------------------------------------------------------------------------------------
                 Stocks                         44,921                          132,750                          87,829
      ------------------------------------------------------------------------------------------------------------------
            Bonds and others                    49,053                           47,389                         (1,664)
      ------------------------------------------------------------------------------------------------------------------
                  Total                         93,974                          180,139                          86,165
      ------------------------------------------------------------------------------------------------------------------

      2.    Derivatives Financial Instruments

            (1)   Status of Derivatives Transactions

            1)    Purpose of Derivative Trading

                  The Fujitsu Group enters into derivative transactions related to foreign currency exchange rates and interest rates in order to reduce risk exposure arising from fluctuations in these rates, to reduce the costs of the funds financed, and to improve return on invested funds.

            2)    Basic Policies for Derivative Trading

                  The Fujitsu Group basically enters into derivative transactions only to cover actual requirements for the effective management of receivables/liabilities, and not for speculative or dealing purposes. The Group, in principle, has no intention of using derivative financial instruments that would increase market risks. Furthermore, the counterparties to the derivative transactions are thoroughly assessed in terms of their credit risks. Therefore, the Group believes that its derivative financial instruments entail minimal market or credit risk.

            3)    Control of Derivative Trading

                  The Fujitsu Group enters into derivative transactions based on regulations established by the Company. These regulations are as follows: Based on policies approved by both corporate executive officers responsible for administration and finance, the finance division undertakes particular transactions and records them in the management ledger book and also confirms the balance of transactions with counterparties. In addition, the finance division reports on the content of transactions undertaken and changes in transaction balances to the corporate executive officers responsible for administration and finance also to the chief of the accounting department.

            (2)   Derivatives contracts outstanding

                                                                                                                      (Million yen)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                 Fiscal 2008
                                                                                             as of March 31, 2009
                                                                        -----------------------------------------------------------
                                                                                         Contract
                                                                        Contract         Amounts
                                                                         Amount        Over 1 Year       Fair Value       Gain/Loss
-----------------------------------------------------------------------------------------------------------------------------------
Foreign Exchange Forward Contracts
    To buy foreign currencies
     U.S. dollars                                                        35,662           21,454            5,180           1,645
     Other currencies                                                     8,398            3,422            5,062           1,002
    To sell foreign currencies
     U.S. dollars                                                        15,175            3,797            9,534          (2,235)
     Other currencies                                                     2,591               --            2,939            (349)
Foreign Exchange Options Contracts
    To buy options
     U.S. dollar puts                                                       286               --
       [Premium]                                                            [3]              [-]                2              (1)
    To sell options
     U.S. dollar calls                                                      286               --
       [Premium]                                                            [3]              [-]               13             (10)
Foreign Exchange Swap Contracts
   Receive sterling pound/pay Euro                                        5,295               --             (102)           (102)
   Receive sterling pound/pay U.S. dollar or                              6,956               --                9               9
     other currencies
   Receive Euro/pay sterling pound                                       19,686               --              451             451
   Receive Yen/pay sterling pound                                         2,957               --             (199)           (199)
   Receive U.S. dollar or other currencies                                3,235               --               79              79
     /pay sterling pound
-----------------------------------------------------------------------------------------------------------------------------------
                       Total                                                                                                  290
-----------------------------------------------------------------------------------------------------------------------------------

Notes

1) Fair value is principally based on obtaining quotes from financial institutions signing the contract.

2) Collateral conditions are attached to some foreign exchange forward contracts and there is a possibility of change in contract amount and duration due to the fluctuation of the currency exchange rate.

3) Option premiums are disclosed in brackets ([ ]), and corresponding fair sale and gains and losses are disclosed in the same line.

4) Derivative transactions which qualify for hedge accounting are excluded from the above table.

3.    Retirement benefits

      (1)   Japan

      1)    Retirement benefit obligation

                                                                                                                (Million yen)
      -----------------------------------------------------------------------------------------------------------------------
                                                                                                                Fiscal 2008
                                                                                                             (March 31, 2009)
      -----------------------------------------------------------------------------------------------------------------------
      (1) Projected benefit obligation                                                                          (1,198,318)
      (2) Plan assets                                                                                              791,122
          of which plan assets in retirement benefit trusts                                                         39,509
      -----------------------------------------------------------------------------------------------------------------------
      (3) Projected benefit obligation in excess of plan assets (1) + (2)                                         (407,196)
      (4) Unrecognized net obligation at transition                                                                 16,467
      (5) Unrecognized actuarial loss                                                                              492,968
      (6) Unrecognized prior services cost (reduced obligation) (note)                                            (120,785)
      (7) Prepaid pension cost                                                                                     (72,505)
      -----------------------------------------------------------------------------------------------------------------------
      (8) Accrued retirement benefit (3) + (4) + (5) + (6) + (7)                                                   (91,051)
      -----------------------------------------------------------------------------------------------------------------------

      (Note) As a result of pension system revisions, Fujitsu Corporate Pension Fund which the Company and certain consolidated subsidiaries participate in reported unrecognized prior service cost (reduced obligation).

      2)    Net periodic pension cost

                                                                                                                  (Million yen)
      -------------------------------------------------------------------------------------------------------------------------
                                                                                                                Fiscal 2008
                                                                                                            (For the year ended
                                                                                                               March 31, 2009)
      -------------------------------------------------------------------------------------------------------------------------
      (1) Service cost                                                                                              38,207
      (2) Interest cost                                                                                             28,976
      (3) Expected return on plan assets                                                                           (27,286)
      (4) Amortization of net obligation at transition                                                              16,709
      (5) Amortization of actuarial loss                                                                            26,463
      (6) Amortization of prior service cost                                                                       (19,099)
      -------------------------------------------------------------------------------------------------------------------------
      (7) Net periodic benefit cost (1) + (2) + (3) + (4) + (5) + (6)                                               63,970
      -------------------------------------------------------------------------------------------------------------------------

      In addition to the above costs, premium severance pay of 8,029 million yen was recognized as expenses in the year.

      3)    Basis used for calculating projected benefit obligation

            Discount rate....................................  2.5%

      (2)   Overseas

      1)    Retirement benefit obligation

                                                                                                                (Million yen)
      -----------------------------------------------------------------------------------------------------------------------
                                                                                                                Fiscal 2008
                                                                                                             (March 31, 2009)
      -----------------------------------------------------------------------------------------------------------------------
      (1) Projected benefit obligation                                                                            (354,064)
      (2) Plan assets                                                                                              296,413
      -----------------------------------------------------------------------------------------------------------------------
      (3) Projected benefit obligation in excess of plan assets (1) + (2)                                          (57,651)
      (4) Unrecognized actuarial loss                                                                               11,547
      (5) Unrecognized prior services cost                                                                             (67)
      -----------------------------------------------------------------------------------------------------------------------
      (6) Accrued retirement benefit (3) + (4) + (5)                                                               (46,171)
      -----------------------------------------------------------------------------------------------------------------------

      2)    Net periodic pension cost

                                                                                                                  (Million yen)
      -------------------------------------------------------------------------------------------------------------------------
                                                                                                                Fiscal 2008
                                                                                                            (For the year ended
                                                                                                               March 31, 2009)
      -------------------------------------------------------------------------------------------------------------------------
      (1) Service cost                                                                                               8,856
      (2) Interest cost                                                                                             32,305
      (3) Expected return on plan assets                                                                           (33,321)
      (4) Amortization of actuarial loss (note)                                                                       (304)
      -------------------------------------------------------------------------------------------------------------------------
      (5) Net periodic benefit cost (1) + (2) + (3) + (4)                                                            7,536
      -------------------------------------------------------------------------------------------------------------------------

      (Note) Subsidiaries outside Japan, particularly Fujitsu Services Holdings PLC, which provides a defined benefit pension plan, adopt the International Financial Reporting Standards (IFRS), and apply the corridor approach to amortization of actuarial gain and losses.

      3)    Basis used for calculating projected benefit obligation

            Discount rate....................................  Mainly 6.9%

4.    Tax effect accounting

      Major components of deferred tax assets and deferred tax liabilities

                                                                                                                (Million yen)
      -----------------------------------------------------------------------------------------------------------------------
                                                                                                                Fiscal 2008
                                                                                                             (March 31, 2009)
      -----------------------------------------------------------------------------------------------------------------------
      Deferred tax assets
           Tax loss carryforwards                                                                                  165,973
           Accrued retirement benefits                                                                             140,185
           Excess of depreciation and amortization and impairment loss                                              76,416
           Accrued bonus                                                                                            40,047
           Inventories                                                                                              25,044
           Revaluation loss on investment securities                                                                13,366
           Provision for loss on repurchase of computers                                                             9,513
           Provision for product warranties                                                                          5,386
           Intercompany profit                                                                                       2,545
           Other                                                                                                    54,705
      -----------------------------------------------------------------------------------------------------------------------
      Deferred tax assets subtotal                                                                                 533,180
         Total valuation allowance                                                                                (284,938)
      -----------------------------------------------------------------------------------------------------------------------
      Total deferred tax assets                                                                                    248,242
      -----------------------------------------------------------------------------------------------------------------------
      Deferred tax liabilities
           Gains from establishment of stock holding trust for retirement benefit plan                            (110,617)
           Unrealized gains on available-for-securities                                                            (35,620)
           Tax allowable reserves                                                                                   (5,434)
           Other                                                                                                    (7,569)
      -----------------------------------------------------------------------------------------------------------------------
      Total deferred tax liabilities                                                                              (159,240)
      -----------------------------------------------------------------------------------------------------------------------
      Net deferred tax assets                                                                                       89,002
      -----------------------------------------------------------------------------------------------------------------------

      Note: Excess of depreciation and amortization and impairment loss includes revaluation losses on idle lands.

5.    Lease Transactions

      (1) Finance Leases (lessee): Except those in which the leased property will transfer to the lessee

      1)    Type of lease asset:

            Primarily related to logic LSI production equipment and outsourcing-related equipment.

      2)    Method of depreciation:

            As stated in "Leased Assets", paragraph 5 (2) (iii) of the "Notes to Significant Items Concerning Preparation of Consolidated Financial Statements".

      (2)   Operating Leases (lessee)

            Future minimum lease payments required under non-cancellable operating leases.

                                                              (Million yen)
            Within 1 year.....................................      12,211
            Over 1 year.......................................      54,596
                                                                    ------
            Total                                                   66,807

                               -UNCONSOLIDATED- (TRANSLATION FOR REFERENCE ONLY)

                          Unconsolidated Balance Sheet
                             (As of March 31, 2009)

                                                                                                                   Millions of yen
                                                                                                                   ---------------
Assets
                Current assets:
                             Cash and time deposits                                                                 (Y)  295,417
                             Notes receivables, trade                                                                      1,803
                             Accounts receivables, trade                                                                 411,828
                             Marketable securities                                                                        30,000
                             Finished goods                                                                               80,643
                             Work in process                                                                              16,697
                             Raw materials                                                                                19,778
                             Advanced money                                                                                  647
                             Deferred tax assets                                                                          20,037
                             Short-term loan receivable                                                                   19,337
                             Accrued revenue                                                                             177,121
                             Others                                                                                        8,121
                             Allowance for doubtful accounts                                                              (2,908)
                                                                                                                    ------------
                                         Total current assets                                                          1,078,524
                                                                                                                    ------------
                Non-current assets:
                             Property, plant and equipment, net of accumulated
                             depreciation:
                                         Buildings                                                                        88,283
                                         Structure                                                                         4,139
                                         Machinery                                                                         2,408
                                         Vehicle and delivery equipment                                                        7
                                         Equipment                                                                        49,329
                                         Land                                                                             71,111
                                         Construction in progress                                                          1,991
                                                                                                                    ------------
                                                      Total property, plant and equipment                                217,271
                                                                                                                    ------------
                             Intangible assets:
                                         Software                                                                         76,863
                                         Utility rights                                                                    3,691
                                         Others                                                                            4,584
                                                                                                                    ------------
                                                      Total intangible assets                                             85,139
                                                                                                                    ------------
                             Other non-current assets:
                                         Investment securities                                                           153,955
                                         Subsidiaries' and affiliates' stocks                                            680,615
                                         Long-term loans to affiliated companies                                           2,600
                                         Receivables from companies under bankruptcy or
                                         reorganization process                                                            2,486
                                         Prepaid pension expense                                                          61,134
                                         Others                                                                           24,670
                                         Allowance for doubtful accounts                                                  (4,040)
                                                                                                                    ------------
                                                      Total other non-current assets                                     921,422
                                                                                                                    ------------
                                         Total non-current assets                                                      1,223,834
                                                                                                                    ------------

Total assets                                                                                                        (Y)2,302,358
                                                                                                                    ============

                               -UNCONSOLIDATED- (TRANSLATION FOR REFERENCE ONLY)

                                                                                                                   Millions of yen
                                                                                                                   ---------------
Liabilities and net assets
      Liabilities
             Current liabilities:
                       Notes and accounts payable, trade                                                            (Y)  549,177
                       Short-term borrowings                                                                              45,013
                       Current portion of long-term borrowings payable                                                     8,290
                       Current portion of bonds payable                                                                  300,000
                       Lease obligations                                                                                   3,003
                       Accrued liability                                                                                  46,621
                       Accrued expenses                                                                                  102,543
                       Accrued income taxes                                                                                  836
                       Advance received                                                                                   24,667
                       Deposits payable                                                                                   41,157
                       Provision for product warranties                                                                    7,176
                       Provision for construction contract losses                                                          2,574
                       Provision for loss on guarantees                                                                    7,854
                       Others                                                                                              2,791
                                                                                                                    ------------
                                 Total current liabilities                                                             1,141,707
                                                                                                                    ------------
             Long-term liabilities:
                       Bonds payable                                                                                     380,000
                       Long-term borrowings                                                                               67,478
                       Lease obligations                                                                                   6,632
                       Provision for loss on repurchase of computers                                                      25,837
                       Provision for recycling expenses                                                                    5,725
                       Deferred tax liabilities                                                                           41,305
                       Others                                                                                              4,642
                                                                                                                    ------------
                                 Total long-term liabilities                                                             531,620
                                                                                                                    ------------
      Total liabilities                                                                                                1,673,328
                                                                                                                    ------------

      Net assets
             Shareholders' equity:
                       Common stock                                                                                      324,625
                       Capital surplus:
                                 Other capital surplus                                                                   169,108
                                                                                                                    ------------
                                           Total capital surplus                                                         169,108
                                                                                                                    ------------
                       Retained earnings:
                                 Legal retained earnings                                                                   2,688
                                 Other retained earnings:
                                        Reserves for special depreciation                                                  5,332
                                        Retained earnings brought forward                                                 74,387
                                                                                                                    ------------
                                           Total retained earnings                                                        82,408
                                                                                                                    ------------
                       Treasury stock                                                                                     (2,133)
                                                                                                                    ------------
                                 Total shareholders' equity                                                              574,008
                                                                                                                    ------------
             Valuation and translation adjustments:
                       Unrealized gain and loss on securities, net of taxes                                               52,144
                       Deferred hedge gain and loss                                                                        2,878
                                                                                                                    ------------
                                 Total valuation and translation adjustments                                              55,022
                                                                                                                    ------------
      Total net assets                                                                                                   629,030
                                                                                                                    ------------

Total liabilities and net assets                                                                                    (Y)2,302,358
                                                                                                                    ============

                               -UNCONSOLIDATED- (TRANSLATION FOR REFERENCE ONLY)

                    Unconsolidated Statements of Operations
                          (Year ended March 31, 2009)

                                                                                                                   Millions of yen
                                                                                                                   ---------------
Net sales                                                                                                           (Y)2,423,503
Cost of sales                                                                                                          1,835,739
                                                                                                                    ------------
Gross profit                                                                                                             587,763
Selling, general and administrative expenses                                                                             547,016
                                                                                                                    ------------
Operating income                                                                                                          40,747

Other income:
             Interest income                                                                                               3,262
             Dividend income                                                                                              76,764
             Gain on sales of investment securities                                                                        3,207
             Gain on reversal of provision for loss on guarantees                                                             10
             Others                                                                                                       11,852
                                                                                                                    ------------
                       Total other income                                                                                 95,096
                                                                                                                    ------------

Other expenses:
             Interest expense                                                                                              1,946
             Interest on bonds                                                                                             8,450
             Loss on disposal of property, plant and equipment and intangible assets                                       2,511
             Loss on foreign exchange, net                                                                                 5,949
             Business restructuring expenses                                                                              26,073
             Loss on revaluation of investment securities                                                                 12,788
             Loss on revaluation of subsidiaries' and affiliates' stock                                                   11,769
             Impairment loss                                                                                               5,039
             Provision for loss on guarantees                                                                              2,719
             Others                                                                                                       18,951
                                                                                                                    ------------
                       Total other expenses                                                                               96,199
                                                                                                                    ------------

Income before income taxes                                                                                                39,644

Income taxes:
             Current                                                                                                      (2,860)
             Deferred                                                                                                     (5,376)
                                                                                                                    ------------
Total income taxes                                                                                                        (8,237)
                                                                                                                    ------------

Net income                                                                                                          (Y)   47,881
                                                                                                                    ============

                               -UNCONSOLIDATED- (TRANSLATION FOR REFERENCE ONLY)

               Unconsolidated Statements of Changes in Net Assets
                          (Year ended March 31, 2009)

                                                                                                                   Millions of yen
                                                                                                                   ---------------
Net assets:

     Shareholders' equity:

          Common stock:
                    Balance at end of previous term                                                                 (Y)  324,625
                    Increase (Decrease) during the term
                                        Total                                                                                 --
                                                                                                                    ------------
                    Ending balance of common stock                                                                       324,625
                                                                                                                    ------------

          Capital surplus:

                    Other capital surplus:
                              Balance at end of previous term                                                            169,181
                              Increase (Decrease) during the term:
                                        Sales of treasury stock                                                              (73)
                                                                                                                    ------------
                                                  Total                                                                      (73)
                                                                                                                    ------------
                              Ending balance of other capital surplus                                                    169,108
                                                                                                                    ------------

                    Total capital surplus:
                              Balance at end of previous term                                                            169,181
                              Increase (Decrease) during the term:
                                        Sales of treasury stock                                                              (73)
                                                                                                                    ------------
                                                  Total                                                                      (73)
                                                                                                                    ------------
                              Ending balance of capital surplus                                                          169,108
                                                                                                                    ------------

          Retained earnings:

                    Legal retained earnings:
                              Balance at end of previous term                                                                620
                              Increase (Decrease) during the term:
                                        Cash dividends                                                                     2,068
                                                                                                                    ------------
                                                  Total                                                                    2,068
                                                                                                                    ------------
                              Ending balance of legal retained earnings                                                    2,688
                                                                                                                    ------------

                    Other retained earnings:

                              Reserves for special depreciation:
                                        Balance at end of previous term                                                    2,343
                                        Increase (Decrease) during the term:
                                                  Increase in reserves for special depreciation                            4,033
                                                  Decrease in reserves for special depreciation                           (1,044)
                                                                                                                    ------------
                                                            Total                                                          2,989
                                                                                                                    ------------
                                        Ending balance of reserves for special depreciation                                5,332
                                                                                                                    ------------

                              Retained earnings brought forward:
                                        Balance at end of previous term                                                   52,244
                                        Increase (Decrease) during the term:
                                                  Cash dividends                                                         (22,749)
                                                  Increase in reserves for special depreciation                           (4,033)
                                                  Decrease in reserves for special depreciation                            1,044
                                                  Net income                                                              47,881
                                                                                                                    ------------
                                                            Total                                                         22,143
                                                                                                                    ------------
                                        Ending balance of retained earnings brought forward                               74,387
                                                                                                                    ------------

                    Total retained earnings:
                              Balance at end of previous term                                                             55,207
                              Increase (Decrease) during the term:
                                        Cash dividends                                                                   (20,681)
                                        Increase in reserves for special depreciation                                         --
                                        Decrease in reserves for special depreciation                                         --
                                        Net income                                                                        47,881
                                                                                                                    ------------
                                                  Total                                                                   27,200
                                                                                                                    ------------
                              Ending balance of retained earnings                                                   (Y)   82,408
                                                                                                                    ------------

                               -UNCONSOLIDATED- (TRANSLATION FOR REFERENCE ONLY)

                                                                                                                   Millions of yen
                                                                                                                   ---------------
Treasury stock:

             Balance at end of previous term                                                                        (Y)     (869)
             Increase (Decrease) during the term:
                       Acquisition of treasury stock                                                                      (1,492)
                       Sales of treasury stock                                                                               228
                                                                                                                    ------------
                                 Total                                                                                    (1,264)
                                                                                                                    ------------
             Ending balance of treasury stock                                                                             (2,133)
                                                                                                                    ------------

Total shareholders' equity:
             Balance at end of previous term                                                                             548,144
             Increase (Decrease) during the term:
                       Cash dividends                                                                                    (20,681)
                       Net income                                                                                         47,881
                       Acquisition of treasury stock                                                                      (1,492)
                       Sales of treasury stock                                                                               155
                                                                                                                    ------------
                                 Total                                                                                    25,863
                                                                                                                    ------------
             Ending balance of shareholders' equity                                                                      574,008
                                                                                                                    ------------

Valuation and Translation adjustment:

     Unrealized gain and loss on securities, net of taxes:
             Balance at end of previous term                                                                              88,585
             Increase (Decrease) during the term:
                       Net increase (decrease) during the term,
                          except for items under shareholders' equity                                                    (36,441)
                                                                                                                    ------------
                                 Total                                                                                   (36,441)
                                                                                                                    ------------
             Ending balance of unrealized gain and loss on securities, net of taxes                                       52,144
                                                                                                                    ------------

     Deferred hedge gain and loss:
             Balance at end of previous term                                                                                 122
             Increase (Decrease) during the term:
                       Net increase (decrease) during the term,
                          except for items under shareholders' equity                                                      2,755
                                                                                                                    ------------
                                 Total                                                                                     2,755
                                                                                                                    ------------
             Ending balance of deferred hedge gain and loss                                                                2,878
                                                                                                                    ------------

     Total valuation and translation adjustments:
             Balance at end of previous term                                                                              88,708
             Increase (Decrease) during the term:
                       Net increase (decrease) during the term,
                          except for items under shareholders' equity                                                    (33,685)
                                                                                                                    ------------
                                 Total                                                                                   (33,685)
                                                                                                                    ------------
             Ending balance of valuation and translation adjustments                                                      55,022
                                                                                                                    ------------

Total net assets:

     Balance at end of previous term                                                                                     636,852
             Increase (Decrease) during the term:
                Cash dividends                                                                                           (20,681)
                Net income                                                                                                47,881
                Acquisition of treasury stock                                                                             (1,492)
                Sales of treasury stock                                                                                      155
                Net increase (decrease) during the term,
                   except for items under shareholders' equity                                                           (33,685)
                                                                                                                    ------------
                       Total                                                                                              (7,822)
                                                                                                                    ------------
     Ending balance of net assets                                                                                   (Y)  629,030
                                                                                                                    ============

Notes to Unconsolidated Financial Statements

Notes to Matters Concerning Significant Accounting Policies

1. The Company prepares for financial statements in accordance with the Corporate Calculation Regulations (Ministry of Justice Ordinance No. 13, February 7, 2006 and Revised Ministry of Justice Ordinance No. 22, April 20, 2009) in the consolidated fiscal year under review. Note that, in accordance with the disclaimer in Article 8 Paragraph 2 of Ordinance No. 7 of the Ministry of Justice issued on March 27, 2009, "Ministry Ordinance Revising Parts of the Implementation Rules of the Corporation Law and Corporate Accounting Rules," financial reports are prepared in accordance with the revised corporate accounting rules.

2.    Matters concerning accounting standards

(1)   Valuation standards and methods of assets

      Shares in subsidiaries
      and affiliates........  Moving average cost method

      Available-for-sale securities

      - With market value ..  Market value method based on the market price on the closing date

                              Treatment of the difference between the
                              acquisition cost and the market value

                              Booked directly to net assets

                              Calculation of costs of securities sold

                              Moving average cost method

      - Without market
        value ..............  Primarily moving average cost method

(2)   Derivatives, etc.

      Derivatives...........  Market value method

(3)   Inventories

        Finished goods......  Moving average cost method

        Work in process ....  Cost method determined by the specific identification method or the periodic average method

        Raw materials.......  Cost method determined by the moving average method

        Costs of inventories with lower profitability are written down.

3.    Depreciation and amortization of fixed assets

(1)   Tangible fixed assets except for leased assets

      Depreciation of tangible fixed assets except for leased assets are calculated by the straight line method. The useful lives, reflected by the likely period over which the value of asset can be realized under actual business conditions, are estimated as stated below:

            Buildings and structure                     7-50 years

            Machinery                                   3-7 years

            Equipment                                   2-10 years

(2)   Intangible fixed assets except for leased assets

      - Software

          For sale .........  Method based on projected sales volume over the estimated life of the product (3 years)

        For internal use ...  Straight-line method based on the estimated useful life of the software (within 5 years)

      - Others..............  Straight-line method

(3)   Leased assets

      Depreciation and amortization of finance leases which do not transfer ownership of the leased property to the lessee are calculated by the straight line method over the lease period deemed as useful lives.

4.    Accounting polices for provisions

(1)   Allowance for doubtful accounts

      To prepare for loss on doubtful accounts such as trade receivables and loans, an estimated irrecoverable amount is provided on the basis of the actual loan loss ratio for unspecified receivables and on the basis of individual collectibility for specified receivables such as loans with default possibility.

(2)   Provision for product warranties

      To prepare for the disbursement of expenses for the free repair and exchange of products during the warranty period based on contracts, the estimated repair and exchange expenses based on the historical data are recorded when the product is sold.

(3)   Provision for construction contract losses

      We are recording under "provision for construction contract losses" the estimated amount, as of the close of the fiscal year, of future losses relating to software development projects whose profitability potentially has deteriorated.

(4)   Provision for loss on guarantees

      To prepare for loss on debt guarantees, an estimated coverage amount is provided, taking financial condition and others of guaranteed parties into consideration individually.

(5)   Provision for bonuses to directors and statutory auditors

      To prepare for the disbursement of bonuses to directors and statutory auditors, an estimated amount is provided.

(6)   Provision for retirement benefits or prepaid pension expense

      To prepare for the disbursement of retirement benefits of employees, an amount deemed necessary at the end of the fiscal year under review is provided based on the estimated retirement benefit obligation and pension assets.

      - Method of allocating
        prior service cost..  Straight-line method (10 years)

      - Method of allocating
        actuarial losses ...  An amount prorated by the straight-line method is accounted for over the average remaining service period of employees from a fiscal year following the fiscal year when the actuarial loss has arisen.

(7)   Provision for loss on repurchase of computers

      To prepare for the compensation for losses when computers sold with a repurchase agreement are repurchased, an amount for the losses expected to be incurred at the time of the repurchase is provided based on the historical data.

(8)   Provision for recycling expenses

      To prepare for recycling expenses when home computers sold were collected, the expected recycling expenses are provided.

5. Other significant items concerning the preparation of unconsolidated financial statements

(1)   Hedge accounting

      Deferred hedge accounting is adopted.

(2) Revenue recognition of sales of customized software and construction contracts

      For contracts in progress as of the end of fiscal 2008 for which we were accurately able to confirm the degree of completion, we have applied the percentage-of-completion method, and for all others we have applied the completed-contract method. When applying the percentage of completion method, the degree of completion at the end of this fiscal year was determined by the estimation based on actual costs and total contract costs.

(3)   Consumption taxes

      The tax excluded method is adopted.

(4)   Application of the consolidated tax return system

      The consolidated tax return system is adopted.

6.    Changes in significant accounting policies

      Changes in Accounting Standards for Software Development and Construction Revenue

      We have already applied the percentage-of-completion method as the standard for accounting for revenue from software development contracts, a core business of the Fujitsu Group, while we have applied the completed contract method as the standard for accounting for revenue from contract construction. The early adoption of the "Accounting Standard for Construction Contracts" (Accounting Standards Board of Japan, Statement No. 15 dated December 27, 2007) and "Guidance on Accounting Standard for Construction Contracts" (Accounting Standards Board of Japan, Guidance No. 18 dated December 27, 2007) allows the application of the percentage-of-completion method for contract construction work as well prior to the fiscal year beginning April 1, 2009. For contracts in progress as of the end of fiscal 2008 for which we are accurately able to confirm the degree of completion, we have applied the percentage-of-completion method beginning with the first quarter of the current fiscal year. The effect of this accounting change on net sales, operating income, and income before income taxes and minority interests is insignificant.

Notes to the Unconsolidated Balance Sheet

1.    Accumulated depreciation of tangible fixed assets            (Million yen)
         Buildings..............................................         194,632
         Structure..............................................          15,544
         Machinery..............................................          33,848
         Vehicles and delivery equipment........................             153
         Equipment..............................................         228,696
                                                                         -------
         Total                                                           472,875

2.    Contingent liabilities for guarantee contract

         Balance of contingent liabilities for
         guarantee contract.....................................          70,660
         (Main guaranteed debt)
              Bank loans of Fujitsu Management
                 Service of America, Inc.                                 40,787
              Bank loans of FDK Corporation                               11,900
              Borrowings of domestic subsidiaries
                 from a finance subsidiary                                 5,878
              Housing loans of employees                                   3,901
              Medium-term note of Fujitsu EMEA PLC                         2,870
              Bank loans of Eudyna Devices Inc.                            2,500

3. Monetary claims and obligations to subsidiaries and affiliates (excluding those separately disclosed)

            Short-term monetary claims..........................         264,825
            Long-term monetary claims...........................             616
            Short-term monetary obligations.....................         340,053
            Long-term monetary obligations......................           5,812

 Notes to the Unconsolidated Statements of Operations

1. Transactions with subsidiaries and affiliates

            Business transactions                                  (Million yen)
              Sales.............................................         672,886
              Purchases (cost of sales).........................       1,216,663

        Transactions other than business transactions

              Interest income...................................             362
              Dividend income...................................          67,149
              Interest expenses.................................              90
              Purchase of assets................................             744
              Transfer of assets................................           2,773

2.    Gain on sales of investment securities

      Refers mainly to sale of shares in Yokohama TV Corporation.

3.    Gain on reversal of provision for loss on guarantees

      Refers to subsidiaries whose liabilities exceed their assets.

4.    Business restructuring expenses

      This includes 25,130 million yen in expenses on the settlement of liabilities related to the HDD business, which is undergoing a reorganization that includes the transfer of part of the business, and settlement expenses related to pension benefits of transferred employees and business restructuring expenses related to the electronics components business of 943 million yen. Restructuring expenses for HDD operations also included an impairment loss of 7,598 million yen, a valuation loss of 1,065 million yen on shares of subsidiary and affiliate companies, provision for loss on guarantees of 3,068 million yen, and transfer to allowance for doubtful accounts of 2,362 million yen.

5.    Loss on revaluation of investment securities

      Refers principally to a significant decline in the market share price of listed securities.

6.    Loss on revaluation of subsidiaries' and affiliates' stock

      Refers principally to manufacturing and sales subsidiaries of the telecommunications business in the UK.

7.    Impairment loss

      Relates to the optical transmission systems, optical modules and other businesses.

8.    Provision for loss on guarantees

      Refers to subsidiaries whose liabilities exceed their assets.

Notes to the Unconsolidated Statements of Changes in Net Assets

Number of treasury stock at the end of the fiscal year under review

             Common stock                      2,822,889 shares

Notes to Unconsolidated Tax Effect Accounting

      Major components of deferred tax assets and deferred tax liabilities

                                                                                                    (Million Yen)
-----------------------------------------------------------------------------------------------------------------
                                                                                                    Fiscal 2008
                                                                                                  (March 31,2009)
-----------------------------------------------------------------------------------------------------------------
Deferred tax assets
  Valuation loss on subsidiaries' and affiliates' stock                                                237,568
  Accrued retirement benefits                                                                           94,022
  Tax loss carryforwards                                                                                87,547
  Excess of depreciation and amortization and impairment loss                                           28,932
  Stock related to company establishment through corporate split                                        21,502
  Accrued bonus                                                                                         11,942
  Inventories                                                                                           11,890
  Provision for loss on repurchase of computers                                                          9,513
  Provision for loss on guarantees                                                                       3,353
  Provision for product warranties                                                                       3,064
  Other                                                                                                 16,641
-----------------------------------------------------------------------------------------------------------------
Deferred tax assets subtotal                                                                           525,979
  Total valuation allowance                                                                           (394,196)
-----------------------------------------------------------------------------------------------------------------
Total deferred tax assets                                                                              131,782
-----------------------------------------------------------------------------------------------------------------
Deferred tax liabilities
  Gains from establishment of stock holding trust for retirement benefit plan                         (110,617)
  Unrealized gains on securities                                                                       (35,000)
  Tax allowable reserves                                                                                (3,644)
  Other                                                                                                 (3,787)
-----------------------------------------------------------------------------------------------------------------
Total deferred tax liabilities                                                                        (153,050)
-----------------------------------------------------------------------------------------------------------------
Net deferred tax assets and liabilities                                                                (21,267)
-----------------------------------------------------------------------------------------------------------------

Note: Excess of depreciation and amortization and impairment loss includes revaluation losses on idle lands.

Notes to Fixed Assets Used by Lease

1. Finance Leases (lessee): Except those in which the leased property will transfer to the lessee

            (1) Type of lease asset: Primarily related to outsourcing-related equipment.

            (2)   Method of depreciation:

            As stated in "Leased Assets", paragraph 3 (3) of the "Notes to Matters Concerning Significant Accounting Policies".

2.    Operating Leases (lessee)

      Future minimum lease payments required under non-cancellable operating leases.

                                                        (Million Yen)
             Within 1 year                                        601
             Over 1 year                                          559
             --------------------------------------------------------
             Total                                              1,160
             --------------------------------------------------------

Notes to Transactions with Related Parties

Subsidiaries and Affiliates

                                                                                                                       (Million Yen)
------------------------------------------------------------------------------------------------------------------------------------
                                   Percentage      Relationship
                                   of voting         with the                                    Transaction   Account        Ending
Attribute            Name            right        related party          Transactions            amount         title        balance
------------------------------------------------------------------------------------------------------------------------------------
 subsidiary    Fujitsu             Ownership     Sales of          Sale of        Sales          144,215      Accounts       27,492
               Personal System    Direct 100%    Fujitsu's         Fujitsu's                                  receivable,
               Ltd.                              products and      products                                   trade
                                                 interlocking
                                                 directors
------------------------------------------------------------------------------------------------------------------------------------
 subsidiary    Fujitsu FSAS      Ownership       Consignment of    Consignment    Purchases      110,474      Accounts       27,006
               Inc.              Direct 100%     support           of support                                 payable,
                                                 services, etc.,   services,                                  trade
                                                 Sales of          etc.
                                                 Fujitsu's         -----------------------------------------------------------------
                                                 products, and     Sales of       Sales           75,914      Accounts       23,796
                                                 interlocking of   Fujitsu's                                  receivable,
                                                 directions        products                                   trade
------------------------------------------------------------------------------------------------------------------------------------
 subsidiary    Fujitsu           Ownership       Development,      Procurement    Purchases as    86,173      Accounts       22,231
               Microelectronics  Direct 100%     manufacturing     as an agent,   an agent                    receivable,
               Limited                           and sales of      etc                                        nontrade
                                                 LSI, and
                                                 interlocking of
                                                 directors
------------------------------------------------------------------------------------------------------------------------------------
 subsidiary    Fujitsu Capital   Ownership       Group finance     Short-term     Loans          355,000      Short-term         --
               Ltd.              Direct 100%     in Japan,         loans          ----------------------      borrowings
                                                 shared directors                 Interest            90
                                                                                  expense
------------------------------------------------------------------------------------------------------------------------------------
 subsidiary    Fujitsu           Ownership       Management        Guarantee of                   40,787
               Management        Direct 100%     services in       debt
               Services of                       North America     obligations    --                           --                --
               America, Inc.                     and Group         (3)
                                                 finance, shared
                                                 directorships
------------------------------------------------------------------------------------------------------------------------------------
 subsidiary    Fujitsu           Ownership       Offering IT       Underwriting                   36,166
               Services          Direct 96.4%    infrastructure    of capital
               Holdings PLC      Indirect 3.6%   Services, such    increase
                                                 as outsourcing,                  --                           --                --
                                                 and
                                                 interlocking
                                                 directors
------------------------------------------------------------------------------------------------------------------------------------

Notes

(1) Transactions listed above generally have terms of business based on the fair value.

(2) Consumption taxes are not included in the transaction amount. Consumption taxes are included in the ending balance.

(3) A guarantee was issued for the bank borrowings of Fujitsu Management Services of America, Inc.

Notes to Per Share Data

Net assets per share              304.29 yen
Earnings per share                 23.16 yen

Notes to Significant Subsequent Events

Corporate Acquisitions or Separations

1.    Acquisitions via Purchase Method Accounting

      (Conversion of Fujitsu Siemens Computers (Holding) B. V. into a Consolidated Subsidiary of Fujitsu Limited)

      At a Board of Directors meeting held on October 29, 2008, Fujitsu Limited decided to acquire Siemens AG's 50% equity share in their joint venture, the equity-method affiliate Fujitsu Siemens Computers (Holding) B.V. with an acquisition date of April 1, 2009. On November 3, 2008, Fujitsu signed an agreement with Siemens AG for the acquisition. (See Material Subsequent Events in the notes to the consolidated financial statements.)

      (Conversion of FDK Corporation into a Consolidated Subsidiary)

      The Board of Directors of Fujitsu Limited ("Fujitsu"), at a meeting held on March 27, 2009, resolved to subscribe to the entire amount of a private placement to increase the capital of FDK Corporation, currently an equity-method affiliate of Fujitsu, with the payment date for the subscription on May 1, 2009. (See Material Subsequent Events in the notes to the consolidated financial statements.)

2.    Separation of Businesses

      (Transfer of Hard Disk Drive (HDD) Businesses)

      On February 17, 2009, Fujitsu reached basic agreements with Toshiba Corporation and with Showa Denko K.K. regarding the transfer of Fujitsu Group's hard disk drive business and hard disk media business, and on April 30, 2009 finalized the terms and conditions of the transfers with both companies. (See Material Subsequent Events in the notes to the consolidated financial statements.)

Other Notes

1.    Securities

      Securities in subsidiaries and affiliates with market value

                                                                              (Million Yen)
-------------------------------------------------------------------------------------------
           TYPE                        Book value on         Market value          Variance
                                       balance sheet
-------------------------------------------------------------------------------------------
Securities in                              26,942              109,101              82,158
subsidiaries Securities in affiliates      13,990               13,553               (437)
-------------------------------------------------------------------------------------------
          Total                            40,933              122,654              81,720
-------------------------------------------------------------------------------------------

2.    Retirement benefits

      (1)   Retirement benefit obligation

                                                                                                  (Million Yen)
---------------------------------------------------------------------------------------------------------------
                                                                                                  Fiscal 2008
                                                                                               (March 31, 2009)
---------------------------------------------------------------------------------------------------------------
i.    Projected benefit obligation                                                                 (661,594)
ii.   Plan assets                                                                                   460,903
      of which plan assets in retirement benefit trusts                                              39,509
---------------------------------------------------------------------------------------------------------------
iii.  Projected benefit obligation in excess of plan assets (i)+(ii)                               (200,690)
iv.   Unrecognized actuarial loss                                                                   330,807
v.    Unrecognized prior service cost (reduced obligation) (note)                                   (68,982)
vi.   Prepaid pension cost                                                                          (61,134)
---------------------------------------------------------------------------------------------------------------
vii.  Accrued retirement benefit ...(iii)+(iv)+(v)+(vi)                                                  --
---------------------------------------------------------------------------------------------------------------

(Note) As a result of pension system revisions, Fujitsu Corporate Pension Fund which the Company participates in reported unrecognized prior service cost (reduced obligation).

(2)   Net periodic pension cost

                                                                                                    (Million Yen)
-----------------------------------------------------------------------------------------------------------------
                                                                                                  Fiscal 2008
                                                                                             (For the year ended
                                                                                                March 31, 2009)
-----------------------------------------------------------------------------------------------------------------
i. Service cost                                                                                      11,642
ii. Interest cost                                                                                    15,920
iii. Expected return on plan assets                                                                 (15,234)
iv. Amortization of actuarial loss                                                                   20,417
v. Amortization of prior service cost                                                               (10,750)
-----------------------------------------------------------------------------------------------------------------
vi. Net periodic benefit cost ...(i)+(ii)+(iii)+(iv)+(v)                                             21,995
-----------------------------------------------------------------------------------------------------------------

In addition to the above costs, premium severance pay of 3,341 million yen was paid in the year.

(3)   Basis used for calculating projected benefit obligation

      Discount rate                                 2.5%

                                                (TRANSLATION FOR REFERENCE ONLY)

Environmental Accounting

Cost/Benefit Trends

                                                                                                                       (Billion Yen)
                             FY 2006                                   FY 2007                                   FY 2008
              --------------------------------------    --------------------------------------    ----------------------------------
                Fujitsu      Affiliated    Total          Fujitsu     Affiliated     Total         Fujitsu      Affiliated     Total
                Limited      companies                    Limited      companies                   Limited      companies
------------------------------------------------------------------------------------------------------------------------------------
Costs             7.4            9.3        16.7             8.4         11.0         19.4            7.3          13.4         20.6
------------------------------------------------------------------------------------------------------------------------------------
  benefits                          value added** in manufacturing. Savings from avoidance
                                    of
------------------------------------------------------------------------------------------------------------------------------------

Itemization of Fiscal Year 2008 Results *

                                                                                                                       (Billion Yen)
                                                                                                Fujitsu        Affiliated
Costs                              Item                                                         Limited        companies       Total
-------------------------------    ---------------------------------------------------------   ----------     ------------    ------
Business area costs
  Pollution prevention             Costs incurred to prevent air pollution and water
  costs                            contamination (fees for water treatment facilities) and
                                   other activities                                              1.23            3.74          4.97

  Global environmental             Costs of energy-saving measures, as well as costs of          0.75            2.00          2.75
  conservation costs               global warming reduction measures

  Resource circulation             Costs incurred for waste reduction and disposal, as
  costs                            well as for water conservation, rainwater usage and
                                   other measures aimed at efficient resources usage             0.54            2.91          3.45

Upstream/downstream                Costs of lowering the environmental
costs                              burden imposed upstream and downstream by
                                   manufacturing and service activities (costs
                                   incurred for recycling /reuse of
                                   waste products and packaging, Green Procurement, etc.)        0.07            0.96          1.03

Administrative costs               Environmental protection costs related to
                                   administrative activity, including personnel expenses
                                   for environmental promotion activities and costs
                                   associated with acquiring and maintaining ISO14001
                                   certification, measuring environmental burden,
                                   greenification programs, environmental reporting and
                                   environmental publicity                                       3.05            1.57          4.63

R&D costs                          Environmental protection costs for R&D activities
                                   (Super Green Products, Green Products/ environmental
                                   technology design and development costs)                      0.12            2.17          2.29

Social activities costs            Environmental protection costs stemming from
                                   participation in social activities, such as
                                   participation in/support for organizations concerned
                                   with environmental preservation                               0.02            0.01          0.02

Environmental remediation          Cost of environmental restoration operations
costs                              (remediation of soil and groundwater contamination,
                                   environmental compensation, etc.)                             1.48            0.02          1.50
                                                                                                 ----           -----         -----
Total                                                                                            7.26           13.38         20.64
                                                                                                 ====           =====         =====

                                                                                                                       (Billion Yen)
                                                                                                Fujitsu        Affiliated
Benefits                           Item                                                         Limited        companies       Total
-------------------------------    ---------------------------------------------------------   ----------     ------------    ------
Business area benefits
  Pollution prevention              Contribution of environmental protection activities to
  benefits                          value added** in manufacturing.
                                    Savings from avoidance of operating losses***
                                    stemming from failure to observe environmental
                                    laws and regulations.                                        0.83           4.30           5.13

  Global environmental              Cost savings from reductions in electricity, oil and
  conservation benefits             gas consumption****                                          0.65           1.35           2.00

  Resource circulation              Cost savings from waste reduction and more effective
  benefits                          resource utilization****                                     0.70           15.89         16.59

Upstream/downstream benefits        Revenue from the sale of recycled and reused parts and
                                    products****                                                 0.00           0.52           0.52

Administrative                      Value of efficiency enhancement through ISO14001
benefits                            system implementation, effects of employee training,
                                    corporate image enhancement from environment-related
                                    publicity                                                    0.13           0.46           0.59

R&D benefits                        Contribution to sales made by Super Green Products,
                                    Green Products, other eco-friendly products                  1.13           0.77           1.90

Environmental remediation           Savings of compensation payments to residents through
benefits                            policies preventing groundwater and soil
                                    contamination*****                                           0.20           0.20           0.40
                                                                                                 ----           -----         -----
Total                                                                                            3.63           23.49         27.12
                                                                                                 ====           =====         =====

Notes:

* Classification system is in accordance with "Environmental Accounting Guidelines 2005" issued by Japan's Ministry of the Environment.

** Contribution of environmental protection activities in relation to value added: value added x (maintenance and management costs for environmental facilities/total generated costs)

***   Avoidance of operating losses: (value added/days of operation) x days lost

****  Actual benefit

***** Estimate of risk avoidance assuming such events arise

Comments

      Costs in fiscal 2008 rose to 20.64 billion yen, an increase of 1.21 billion yen over the previous year, and benefits declined to 27.12 billion yen, a decrease of 4.58 billion yen compared to the previous yen. Costs increased as a result of an expanded environmental publicity campaign and other factors. Benefits declined as a result of the impact on pollution prevention benefits from a reduction in the contribution to value added.

      In addition, the splitting off of the electronic components business resulted in a decline in costs and benefits for Fujitsu Limited and an increase in costs and benefits of affiliated companies.

Additional information regarding Fujitsu's environmental activities is available
in    the    Company's    environmental    report    or    on    the    Internet
(http://www.fujitsu.com/global/about/environment/).

                                                (TRANSLATION FOR REFERENCE ONLY)

Corporate Data

Corporate Name:                  FUJITSU LIMITED

Registered at:                   4-1-1 Kamikodanaka, Nakahara-ku, Kawasaki-shi,
                                 Kanagawa 211-8588, Japan

Corporate Headquarters:          Shiodome City Center, 1-5-2 Higashi-Shimbashi,
                                 Minato-ku, Tokyo 105-7123, Japan

Established and Registered on:   June 20, 1935

Stock Exchange Listings:         Tokyo, Osaka, Nagoya, London, Frankfurt,
                                 and Swiss

Home Page Address:               www.fujitsu.com

Information

Fujitsu's web site offers not only this report but also the latest annual report and financial results.

     English    http://www.fujitsu.com/global/about/ir/
     Japanese   http://pr.fujitsu.com/jp/ir/